    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1997

                                                     REGISTRATION NO. 33-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     BEACHPORT  ENTERTAINMENT  CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            ------------------------

                   UTAH                                        7922                                     87-428148
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYMENT
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                 517 NORTH ROBERTSON BOULEVARD                                    517 NORTH ROBERTSON BOULEVARD
                 LOS ANGELES, CALIFORNIA 90048                                    LOS ANGELES, CALIFORNIA 90048
                        (310) 278-5114                                 (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED
 (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)                    PRINCIPAL PLACE OF BUSINESS)

                            ------------------------

                                BARRY MENDELSON
                         517 NORTH ROBERTSON BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                                 (310) 278-5114
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                         COPY OF ALL COMMUNICATIONS TO:
                             GERALD A. ADLER, ESQ.
                            STACEY R. WOLOSHIN, ESQ.
                              BONDY & SCHLOSS LLP
                               6 EAST 43RD STREET
                              NEW YORK, N.Y. 10017
                                 (212) 661-3535
                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED                               AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE       OFFERING PRICE     PROPOSED MAXIMUM      REGISTRATION
             TO BE REGISTERED                   REGISTERED      PER SECURITY(1)(2)  OFFERING PRICE(2)         FEE(3)



Common Stock par value $.002(1)...........      8,997,507             $1.75            $15,745,637            $4,771

(1) Such securities have been registered for issuance by the Registrant on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the 'Act').

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) promulgated under the Act.

(3) Calculated pursuant to Rule 457(a) based on a bona fide estimate of the maximum offering price.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                      BEACHPORT ENTERTAINMENT CORPORATION
                             CROSS REFERENCE SHEET

                                                                                       CAPTION AND LOCATION
                         FORM SB-2 ITEM NUMBER AND HEADING                                IN PROSPECTUS
      -----------------------------------------------------------------------  ------------------------------------

  1.  Front of Registration Statement and Outside Front Cover Page of
        Prospectus...........................................................  Front of Registration Statement and
                                                                                 Cover Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages of Prospectus................  Inside Front and Outside Back Cover
                                                                                 Pages of Prospectus
  3.  Summary Information and Risk Factors...................................  Prospectus Summary and Risk Factors
  4.  Use of Proceeds........................................................  Use of Proceeds
  5.  Determination of Offering Price........................................  Not applicable
  6.  Dilution...............................................................  Not applicable
  7.  Selling Security Holders...............................................  Selling Securityholders
  8.  Plan of Distribution...................................................  Plan of Distribution
  9.  Legal Proceedings......................................................  Business -- Legal Proceedings
 10.  Directors, Executive Officers, Promoters and Control Persons...........  Management
 11.  Security Ownership of Certain Beneficial Owners and Management.........  Principal Shareholders
 12.  Description of Securities..............................................  Description of Securities
 13.  Interest and Named Experts and Counsel.................................  Experts; Legal Matters
 14.  Disclosure of Commission Position on Indemnification for Securities Act
        Liabilities..........................................................  Management -- Limitations on
                                                                                 Personal Liability of Directors
 15.  Organization within Last Five Years....................................  Business
 16.  Description of Business................................................  Business
 17.  Management's Discussion and Analysis and Plan of Operation.............  Management's Discussion and Analysis
                                                                                 of Financial Condition and Results
                                                                                 of Operations
 18.  Description of Property................................................  Business -- Properties
 19.  Certain Relationships and Related Transactions.........................  Certain Transactions
 20.  Market for Common Equity and Related Stockholder Matters...............  Market Prices of Common Stock
 21.  Executive Compensation.................................................  Management -- Executive Compensation
 22.  Financial Statements...................................................  Financial Statements
 23.  Changes in and Disagreements with Accountants on Accounting and
        Financial Disclosure.................................................  Not applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1997

PROSPECTUS

                      BEACHPORT ENTERTAINMENT CORPORATION
                8,997,507 SHARES OF COMMON STOCK $.002 PAR VALUE
                OF WHICH 6,374,864 UNDERLY WARRANTS, OPTIONS AND
                     SHARES OF CONVERTIBLE PREFERRED STOCK.

     This prospectus relates to 8,997,507 shares of common stock $.002 per share of which 6,374,864 underly issued and outstanding options, warrants and shares of Series A Convertible Preferred Stock (the 'Preferred Shares') of Beachport Entertainment Corporation (the 'Company'). The shares being registered herewith and the shares issuable from time to time by the Company upon the exercise of the options, warrants and conversion of the Preferred Shares (hereinafter collectively, the 'Shares'), when issued may be offered and sold from time to time by the Selling Securityholders named herein (the 'Selling Securityholders'). See 'Plan of Distribution.'

     The warrants and options entitle the holder thereof to purchase shares of common stock at varying exercise prices ranging from $.25 to $5.00 per share.

     The Company's common stock is traded on the over-the-counter electronic Bulletin Board under the symbol 'BPRT.' On August 12, 1997, the closing bid and asked price of the common stock was $1.69 and $1.84 per share, respectively.

                            ------------------------

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE 'RISK FACTORS' BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OF DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                   REPRESENTATION TO THE  CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders. The Company will bear all costs relating to the registration of the Shares, which are estimated to be approximately $100,000. See 'Selling Securityholders.'

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE SHARES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE AFFECTED ON THE OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------
     The Company intends to furnish its shareholders with annual reports containing audited financial statements of the Company, after the end of each fiscal year, and make available such other periodic reports as the Company may deem appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is therefore urged to read this prospectus in its entirety. Unless the context otherwise requires, the term 'the Company' refers to Beachport Entertainment Corporation, a Utah corporation and its wholly-owned subsidiaries On Ice, Inc., a Delaware corporation and The Royal Lipizzaner Stallions, Inc., a Nevada corporation. This Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed under the caption 'Risk Factors.'

                                  THE COMPANY

     The Company is engaged in the development, production and distribution of live family entertainment and made-for-television programs for networks and independent television stations, cable, home video and pay television, both domestically and internationally, predominantly in the fields of figure skating and equestrian events.

     In July 1995, the Company acquired from Barry Mendelson, the Company's President and Chief Executive Officer, all of the issued and outstanding shares of capital stock of On Ice, Inc. ('On Ice'), which produces family oriented ice skating entertainment.

     The Company, through On Ice, has produced and is currently producing a number of On Ice touring shows, including the annual 'Nutcracker On Ice' based on an adaptation of Tchaikovsky's classic ballet for theater performances, domestic arena performances and overseas exhibition. The 'Nutcracker On Ice' has been touring since 1993 and has been televised annually on NBC. The stars of these shows have included Olympic champions Oksana Baiul, Viktor Petrenko and Peggy Flemming, former U.S. national champion Nicole Bobek, world skating champion Todd Eldredge, Linda Fratianne, Randy Gardner and Tai Babilonia. Beginning in the fourth quarter of 1997, On Ice will commence its fall tour of 'The Memory of All That . . . Gershwin On Ice,' ('Gershwin On Ice') a tribute to American composers George and Ira Gershwin on the centennial of their birth. See 'Business.'

     On Ice with its joint venture partner P.S./Stargames LLC ('P.S./Stargames') entered into an agreement with Capital Cities/ABC Video Publishing, Inc. ('Capital Cities/ABC') for the production, manufacture and distribution by Capital Cities/ABC of five videos entitled 'Fairy Tales on Ice'. The first video, 'Alice through the Looking Glass' is completed and features Olympic Silver Medalist Nancy Kerrigan and Academy-Award Winner Geena Davis as the narrator with music by Academy-Award Winners Marvin Hamlisch and Ron Grant and lyrics by David Zippel. This video is anticipated to be released in the fourth quarter of 1997. The second video, 'Sleeping Beauty' featuring the St. Petersburg Ice Ballet, awaits final editing and is anticipated to be released in the first quarter of 1998. On-Ice has completed negotiations with Buena Vista Home Video, subsequent to its merger with Capital Cities/ABC, to reacquire all rights to this project and is currently negotiating a relationship with a new distributor. The Company is negotiating with a video distribution company to fund the production of the remaining three videos. No assurance can be given that the Company will produce any of the three remaining videos. See 'Business.'

     Effective August 4, 1997, the Company acquired from Gary and Elizabeth Lashinsky, through a merger with The Royal Lipizzaner Stallions, Inc. ('RLS'), a newly formed subsidiary of the Company, the business of Entertainment Specialists Ltd., Inc. ('ESL'), the presenter of 'The Royal Lipizzaner Stallions,' a family arena attraction founded in 1970 featuring horses and riders from Europe.

     RLS is the producer of a unique family arena show featuring the world-famous Royal Lipizzaner Stallions under various banners, including 'A Symphony in White' and 'The Wonderful World of Horses.' RLS has been producing these shows since 1970 and owns twenty-nine Lipizzaner, Spanish Andalusian and Arabian horses which perform in touring units.

     The shows produced by RLS are the only touring presentations of the Royal Lipizzaner Stallions in North America and feature horses and riders that emulate the classic Spanish Riding School of Vienna in its presentation of the Lipizzaner Stallions, which performs the horses' famous maneuvers in a government-owned facility in Vienna. The RLS shows maintain the classicism of the Spanish Riding School program within an entertainment-oriented format, adding elements such as music and costuming.

     The RLS horses perform over five hundred shows per year in arenas, coliseums, equestrian centers and state fairs throughout North America. The shows have also played in England and Latin America. The Royal Lipizzaner Stallions will tour Australia for the first time in the fall of 1997. See 'Business.'

     Through its operating division, Beachport Entertainment Digital Group ('Beachport Digital'), the Company designs and develops interactive CD-ROM computer software, computer enhanced digital effects for feature film projects, Internet, World Wide Web and Microsoft Network computer home page sites, and interactive video game software for various high-tech manufacturers such as Sega, Nintendo and Sony.

     Through an agreement with Tyndale New Media, a division of Tyndale House Publishers ('Tyndale'), Beachport Digital has designed and is producing an interactive CD-ROM game based on the animated character 'McGee.' McGee has starred in a series of videos called 'McGee and Me' and has sold approximately
2.5 million videos. Beachport Digital's CD-ROM game features Bible stories, puzzles, trivia, drawing, painting and digitized video animation.

     The Company's operating strategy is to (i) expand the activities of On Ice and RLS by developing additional domestic and international touring shows in 1998 and developing additional television and video programming; (ii) expand the merchandising activities for its ice and equestrian shows; (iii) identify and develop brand name programming such as 'Nutcracker On Ice' that translates into touring shows, television projects and other entertainment projects; (iv) building a library of 100% owned family entertainment content; (v) obtain sponsors and promotional partners for its ice shows and equestrian events; (vi) increase attendance for the equestrian events through group sales promotions and aggressive ticket pricing; (vii) expand the activities of Beachport Digital by co-venturing CD-ROM projects focused on special interest markets such as the religious market; and (viii) implement strategic acquisitions of, or enter into joint venture agreements with other companies. The Company regularly evaluates acquisition and joint venture possibilities. Except as otherwise described in this Prospectus, there are no present arrangements or understandings with respect to any potential acquisitions or joint ventures.

     The Company's senior management has extensive experience in the entertainment industry. Barry Mendelson, the Company's President and Chief Executive Officer was a former executive vice president for Madison Square Garden Enterprises, a managing partner of Ticket Master Associates and has had 27 years of experience in the entertainment industry. Sidney Shlenker, the Company's Chairman of the Board, was a former majority owner and chairman of the board of the NBA Denver Nuggets, president and chief operating officer of the Houston based Astrodome Corporation and has over 30 years experience in the entertainment industry. Linda Azarone, Chief Operating Officer, is a former vice president of ice shows for the Walt Disney Company's Consumer Product Division with extensive experience in the production and promotion of ice skating shows. See 'Management.'

     The Company was incorporated in November 1985. The Company's executive offices are located at 517 North Robertson Boulevard, Los Angeles, California 90048 and its telephone number is (310) 278-5114.

                                  THE OFFERING

     Securities Offered:

          8,977,507 shares of common stock of which 6,374,864 are issuable by the Company upon the exercise of warrants, options and conversions of the Preferred Shares which are being offered by Selling Securityholders named herein. See 'Selling Securityholders' and 'Plan of Distribution.'

     The Selling Securityholders can only sell their Shares as long as a current registration statement is in effect and as long as they deliver a current prospectus to the purchaser. See 'Selling Securityholders.'

     Use of Proceeds:

          The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders. However, the Company will receive proceeds from the issuance of Shares of common stock upon the exercise of warrants and options ranging from $.25 to $5.00 per share. If all of the warrants and options are exercised, the Company would receive gross proceeds of approximately $7,585,282.

     Risk Factors:

          An investment in the Shares offered hereby involves a high degree of risk and, therefore the Shares should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the Shares should carefully review and consider the factors set forth under 'Risk Factors' as well as other information contained herein, before purchasing any of the Shares. See 'Risk Factors.'

                  SUMMARY AND PRO FORMA FINANCIAL INFORMATION
     The following table sets forth summary historical financial data of Beachport and ESL for the three months and year ended March 31, 1997 and December 31, 1996, respectively. The historical financial data for each company for the year ended December 31, 1996 are derived from the audited financial statements of each company. Beachport's financial statements have been audited by Malone & Bailey, PLLC, independent certified public accountants, whose report is included elsewhere in this registration statement. ESL's financial statements have been audited by Van Buren & Hauke, LLC, independent certified public accountants, whose report is also included elsewhere in this registration statement. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Beachport and ESL and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this registration statement. The financial data of both companies for the three months ended March 31, 1997 and 1996 are unaudited, but, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of results for all interim periods. The operating results for the interim periods are not necessarily indicative of results for the full fiscal year. The following table also sets forth pro forma financial data of the Company as if (i) the acquisition, (ii) the debt financing, and (iii) the lawsuit settlement, occurring in June and August 1997 had occurred March 31, 1997 for balance sheet results and debt financing and lawsuit settlement operating data, and January 1, 1996 for acquisition operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this registration statement. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data as of March 31, 1997 and the pro forma statements of operations for the three months and year ended March 31, 1997 and December 31, 1996, respectively, are unaudited, but, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments and pro forma adjustments to reflect the acquisition, debt financing and lawsuit settlement) necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.
                       SUMMARY HISTORICAL FINANCIAL DATA

                                                                      THE COMPANY                         ESL
                                                        ---------------------------------------    ------------------
                                                        THREE MONTHS ENDED       YEAR ENDED        THREE MONTHS ENDED
                                                          MARCH 31, 1997      DECEMBER 31, 1996      MARCH 31, 1997
                                                        ------------------    -----------------    ------------------
Operating Data
Historical:
    Net sales........................................       $   87,617           $ 1,080,656           $2,481,995
    Costs of performances............................          269,058             1,165,874            1,351,640
    Selling..........................................         --                    --                    550,688
    General and administrative.......................          398,047             2,291,752              227,538
    Asset writeoffs..................................         --                     179,192             --
    Bad debts........................................         --                     211,722             --
    Depreciation and amortization....................           23,870                94,553               10,200
    Interest.........................................           60,135             1,092,357             --
    Other income (expense)...........................         --                    --                    (11,824)
    Income tax benefit...............................         --                         452             --
    Net income (loss)................................         (663,493)           (3,954,342)          $  265,019
Per share data:
    Net income (loss)................................       $    (0.09)          $     (0.58)            --
    Weighted average number of shares outstanding....        7,499,116             6,807,910             --


                                                          YEAR ENDED
                                                       DECEMBER 31, 1996
                                                       -----------------
Operating Data
Historical:
    Net sales........................................     $ 5,896,018
    Costs of performances............................       3,734,553
    Selling..........................................       1,521,365
    General and administrative.......................         805,758
    Asset writeoffs..................................        --
    Bad debts........................................        --
    Depreciation and amortization....................          37,427
    Interest.........................................        --
    Other income (expense)...........................         (23,795)
    Income tax benefit...............................        --
    Net income (loss)................................     $  (276,880)
Per share data:
    Net income (loss)................................        --
    Weighted average number of shares outstanding....        --

                        SUMMARY PRO FORMA FINANCIAL DATA

                                                                                            THREE MONTHS ENDED
                                                                                              MARCH 31, 1997
                                                                                            ------------------
Pro forma operating data:
    Net sales............................................................................       $2,569,612
    Costs of performances................................................................        1,620,698
    Selling..............................................................................          550,688
    General and administrative...........................................................          690,671
    Asset writeoffs......................................................................         --
    Bad debts............................................................................         --
    Depreciation and amortization........................................................           34,070
    Interest.............................................................................        1,282,332
    Gain on lawsuit settlement...........................................................          403,186
    Other income (expense)...............................................................          (11,824)
    Income tax benefit...................................................................         --
    Net income (loss)....................................................................       (1,217,485)
Per share data:
    Net income (loss)....................................................................       $    (0.14)
    Weighted average number of shares outstanding........................................        8,694,822

                                                                                           TWELVE MONTHS ENDED
                                                                                            DECEMBER 31, 1996
                                                                                           -------------------
Pro forma operating data:
    Net sales............................................................................      $ 6,976,674
    Costs of performances................................................................        4,900,427
    Selling..............................................................................        1,521,365
    General and administrative...........................................................        3,147,510
    Asset writeoffs......................................................................          179,192
    Bad debts............................................................................          211,722
    Depreciation and amortization........................................................          131,980
    Interest.............................................................................        1,092,357
    Gain on lawsuit settlement...........................................................        --
    Other income (expense)...............................................................          (23,795)
    Income tax benefit...................................................................              452
    Net income (loss)....................................................................       (4,231,222)
Per share data:
    Net income (loss)....................................................................      $     (0.53)
    Weighted average number of shares outstanding........................................        8,003,616

                                                                                                  AT MARCH 31, 1997
                                                                                             ---------------------------
                                                                                              ACTUAL(1)     PRO FORMA(2)
                                                                                             -----------    ------------
Balance sheet data:
    Working capital (deficit).............................................................   $(3,716,653)   $(4,407,696)
    Total assets..........................................................................     1,450,716      2,948,687
    Long-term obligations.................................................................       --             --
    Retained earnings (deficit)...........................................................    (5,768,751)    (5,768,751)
    Stockholders' equity (deficit)........................................................    (2,375,994)    (1,375,994)


                                                                                            ADJUSTED(3)
                                                                                            -----------
Balance sheet data:
    Working capital (deficit).............................................................  $(3,729,704)
    Total assets..........................................................................    7,111,789
    Long-term obligations.................................................................      --
    Retained earnings (deficit)...........................................................   (6,587,762)
    Stockholders' equity (deficit)........................................................     (658,627)

------------
(1) Represents the Company
(2) Includes ESL, with assets revalued to fair market value
(3) Includes debt financing and lawsuit settlement

                                  RISK FACTORS

     An investment in the Shares being offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements (and notes thereto).

SIGNIFICANT OPERATING LOSSES, ACCUMULATED DEFICIT, NO HISTORY OF COMBINED OPERATIONS

     Beachport Entertainment Corporation ('Beachport') and On Ice reported a net loss for the year ended December 31, 1996 of $3,954,342 and net income for the year ended December 31, 1995 of $624,429. ESL reported a net loss for the year ended December 31, 1996 of $226,880 and net income for the year ended December 31, 1995 of $538,306. On a pro forma basis, after giving effect to the acquisition of ESL, the Company would have had a net loss for the year ended December 31, 1996 of $4,231,222. As of December 31, 1996, Beachport and On Ice had an accumulated deficit in stockholders equity of $2,303,001. There can be no assurance that the Company's operations will be profitable in the future or if achieved, that such profitability will be sustained. The Company acquired ESL on August 4, 1997 and prior to said date, ESL was operating as a separate independent entity. The Company's profitability will depend upon the ability of its management to integrate the companies into a single cohesive business entity with a single business philosophy. There can be no assurance that the Company's management will be successful in managing the combined operations or in implementing the Company's business strategy. See 'Managements Discussion and Analysis of Financial Conditions and Results of Operations.'

ADDITIONAL FINANCING

     The Company has funded its operations to date primarily through equity and debt financing. The Company may need to raise additional funds to continue to fund operating expenses and/or implement its operating strategy. Although, in the past, the Company has been successful in obtaining financing, there can be no assurance that in the future, additional financing will be available or if available will be on favorable terms. Failure to obtain such additional financing could have a material adverse effect on the Company's business, financial condition or results of operation. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' and the Company's financial statements and notes thereto.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent to a great extent upon the experience, abilities and continued services of Barry Mendelson, the Company's President and Chief Executive Officer, Sidney Shlenker, the Company's Chairman of the Board, Linda Azarone, the Company's Chief Operating Officer Gary Lashinsky, the Chairman and Chief Executive Officer of RSL and Christopher Riggs, the President of the Company's Beachport Digital division. The Company has entered into employment agreements with Messrs. Mendelson Shlenker and Lashinsky. The loss of services of any one of these individuals could have a material adverse effect on the Company's business, financial condition or results of operation. The Company presently has $750,000 of key man life insurance on the lives of Barry Mendelson and Sidney Shlenker. See 'Management and Management -- Significant Employees.'

POTENTIAL LIABILITY; AVAILABILITY OF INSURANCE

     The Company, from time to time, is subject to lawsuits as a result of its business and currently maintains insurance relating to personal injury in amounts that it considers adequate and customary for the entertainment industry. While the Company has been able to obtain such insurance in the past, no assurances can be given that it will be able to maintain these insurance policies in the future. In addition, any successful claim against the Company, in an amount exceeding its insurance coverage, could have a material adverse effect on its business, financial condition and results of operations.

QUARTERLY FLUCTUATIONS; SEASONALITY; POSSIBLE VOLATILITY OF STOCK PRICE

     The Company's operating results are subject to seasonal fluctuations. Historically, the Company has realized its highest revenues in the fourth quarter from its 'Nutcracker on Ice' tours which run from Thanksgiving to Christmas. With the acquisition of ESL, the Company anticipates additional revenues in the months of September through May. However, it will only have limited revenues during June, July and August and will have to meet its working capital requirements for these months from cash flow earned during such other periods. Variations in cash flow could cause the market price of the Company's common stock to fluctuate substantially. In addition, the stock markets in the United States have, from time to time, experienced significant price and volume fluctuations that are unrelated or disproportionate to the operating performance of individual companies. Such fluctuations may adversely affect the price of the Company's common stock.

CONTINUING CHANGES IN THE ENTERTAINMENT INDUSTRY; DEPENDENCE ON ATTRACTING WELL-KNOWN ENTERTAINERS

     The results of operations of entertainment industry businesses are affected by, among other things, changes in consumer tastes, national, regional and local economic conditions, demographic trends and the type, number and location of competing entertainment shows. Since each project is an individual artistic work and its commercial success is primarily determined by audience reaction, which is unpredictable, there can be no assurance as to the economic success of any entertainment property. Even if a production is an artistic success or recognized favorably by critics, there is no assurance that it will generate sufficient audience acceptance. In addition, the Company is highly dependent upon its ability to attract well-known entertainers. Competition for such persons, especially in the field of ice skating, is intense. Although the Company has previously been successful in hiring persons having the requisite skills and experience, there can be no assurance that such persons will be available in the future, or if available, on terms acceptable to the Company.

COMPETITION

     The entertainment industry is highly competitive. The Company competes with, and will compete with many organizations, including major film studios and independent production companies, individual producers and others, in all forms of entertainment, including arena and theatrical ice skating, theatrical productions and films and products distributed through network, syndication and pay television and home video markets. Most of these competitors are larger, more established and have greater financial and other resources than the Company. Some of the Company's major ice show competitors include the International Skating Union, United States Figure Skating Association and Jefferson Pilot, each of which have championship competitions. Most high quality, well known skaters prefer to compete in championships before performing in ice skating shows and thus, the Company may find it harder to find high quality, well-known skaters during these competitions. In addition, the Company competes with other ice show producers including Tour of Champions, Ice Capades, IMG Stars on Ice, Disney on Ice and Holiday On Ice. The Company also competes to obtain creative talents, story properties, advertiser support and broadcast rights, which are essential to the success of the Company's theatrical and filmed entertainment.

     Moreover, the entertainment industry is currently evolving into an industry in which certain multinational, multimedia entities, including Viacom/Paramount Pictures, The News Corporation, The Walt Disney Company/Cap Cities-ABC, Time Warner/Turner Broadcasting and Westinghouse/CBS are anticipated to be in a position, both financially, by virtue of their control over key film, magazine, and/or television content, and by virtue of their control of key network and cable outlets, to dominate certain entertainment and communication industry activities. These competitors have numerous competitive advantages, including the ability to acquire and attract superior properties, personnel and financing.

     The Royal Lipizzaner Stallions shows over the past twenty-eight years have not had any direct competition except for a brief tour by the Spanish Riding School of Vienna. However, since the Royal Lipizzaner show is marketed to a general family audience the Company believes there are a number of other arena shows that tour annually throughout North America which compete for the same consumer dollars, including: The Ringling Bros. and Barnum & Bailey Circus, Walt Disney's World On Ice, Ice

Capades and other major ice shows competitors, The Harlem Globetrotters, Sesame Street Live, and the Barney arena show, plus many other live concerts, sporting and entertainment events that also appeal to families. Being successful in any one market often depends on the time of the year in which you are able to secure dates, and RLS is competing for dates with some of the more prominent companies in live entertainment. Moreover, many of these other properties are also touring overseas and will be competing with the RLS shows for both audiences and dates. Many of the RLS competitors are larger, more established and have greater financial and other resources than the Company. These competitors, may therefore, have numerous competitive advantages, including the ability to acquire and attract superior properties, personnel and financing.

ADDITIONAL COMPENSATION TO CEO AND OTHER KEY EMPLOYEE

     Pursuant to an agreement relating to the Company's acquisition of On Ice, the Company is obligated to pay Barry Mendelson, its Chief Executive Officer, 50% of any fees generated by him as producer of Company related projects. Mr. Mendelson will receive approximately $37,500 in producer's fee in 1997 which were earned in 1996 and can be expected to earn at least the same amount in producer fees in 1997.

     Christopher Riggs, the President of the Company's Beachport Digital division is entitled to receive 40% of the profits of said division until the Company has received $400,000 of reimbursements for past investments in said division at which time, the profit participation of Mr. Riggs increases to 50%. Upon the sale or other disposition of said division, Mr. Riggs is entitled to receive 40% of the proceeds therefrom. To date, the Beachport Digital division has not been profitable.

     The obligation to make the aforesaid payments to Messrs. Mendelson and Riggs will reduce the amount available to the Company for operations.

SIGNIFICANT OUTSTANDING OPTIONS AND WARRANTS

     As of the date of this Prospectus, there were outstanding immediately exercisable stock options and warrants to purchase an aggregate of 6,374,864 shares of common stock at exercise prices ranging from $.25 to $5.00 per share, and Preferred Shares that are immediately convertible into approximately 100,946 shares of common stock. To the extent that such options, warrants and Preferred Shares are exercised or converted, dilution to the Company's shareholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, since the holders of such options, warrants and Preferred Shares can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise and conversion terms provided in such securities.

ABSENCE OF DIVIDENDS

     The Company has never declared or paid any cash dividends on its common stock. The Company intends to retain its earnings, if any, to finance the growth and development of its business and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future.

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS AND OPTIONS

     At such time as the Shares underlying the warrants and options become registered under the Securities Act, holders of the warrants and options will be able to exercise the warrants and options only if (i) a current Prospectus under the Securities Act relating to the Shares is then in effect and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the various holders of warrants and options reside. Although the Company has agreed to use its best efforts to maintain a current registration covering the Shares, there can be no assurance that the Company will be able to do so. The value of the Shares may be greatly reduced if a registration statement covering the Shares is not kept current or if the Shares are not qualified, or exempt from qualification, in the states in which the holders of warrants and options reside. Persons holding warrants and options who reside in jurisdictions in which the Shares are not qualified and in which there is no exemption will be unable to exercise their warrants and options and would either have to sell their warrants and options or allow them to expire unexercised.

LACK OF TRADEMARK PROTECTION FOR ON ICE

     Because of the existence of other 'on ice' performances, it is unlikely that the Company will be able to rely upon trademark or service mark protection for the name 'On Ice.' As a result, there is no protection against others using the name 'On Ice' for the production of entertainment events some of which may be of substandard quality. The Company's own ice shows could be negatively impacted by association with any substandard productions.

PENNY STOCK RULE

     Trading in the Company's securities is conducted on the NASD's Electronic Bulletin Board or 'pink sheets.' In the absence of the common stock being quoted on Nasdaq, or the Company having $2,000,000 in net tangible assets, trading in the common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') for non-Nasdaq and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Securities and Exchange Commission (the 'Commission') has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average revenue of at least $6,000,000 for the proceeding three (3) years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. As the Company's common stock is presently subject to the regulations on penny stock, the market liquidity for the common stock could be severely and adversely affected due to the limitations on the ability of broker-dealers to sell the common stock in the public market.

SHARES ELIGIBLE FOR FUTURE SALE

     The Company has outstanding 10,782,115 shares of common stock. Of these shares, 6,862,820 are freely tradable without restriction or registration under the Securities Act, except that any shares purchased by an 'affiliate' of the Company (as defined in the rules and regulations promulgated under the Securities Act) will be subject to the resale limitations under Rule 144 under the Securities Act. The remaining 3,919,295 shares of outstanding common stock were issued by the Company in private transactions in reliance upon exemptions from registration under the Securities Act. Such shares may be sold only pursuant to an effective registration statement filed by the Company or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of common stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices. See 'Description of Securities -- Shares Eligible for Future Sale.

AUTHORIZATION OF PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. The Company has designated a class of shares of preferred stock as Series A Cumulative Convertible Preferred Stock (the 'Series A Preferred Stock'). As of July 31, 1997, there were 6 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock has a liquidation preference of $25,000 per share plus accrued and unpaid dividends and is currently convertible, subject to adjustments in certain circumstances, at the option of the holder, at a rate of 11,111 shares of common stock for each preferred share. The holders of the Preferred Shares have the right to elect a majority of the Board of Directors in the event the Company is in arrears in the payment of two consecutive quarterly dividend payments. The Board of Directors is empowered, without shareholder approval to make additional issuances of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holder of the Company's common stock. In the event of additional issuance, the Preferred Shares could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See 'Description of Securities.'

FORWARD LOOKING STATEMENTS

     This Prospectus and the information incorporated herein by reference contains various 'forward-looking statements' within the meaning of Federal and state securities laws, including those identified or predicated by the words 'believes,' 'anticipates,' 'expects,' 'plans' or similar expressions. Such statements are subject to a number of uncertainties that could cause the actual results to differ materially from those projected. Such factors include, but are not limited to, those described under 'Risk Factors.' Given these uncertainties, prospective purchasers are cautioned not to place undue reliance upon such statements.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders. However, the Company will receive proceeds from the issuance of Shares upon the exercise of warrants and options ranging from $0.25 to $5.00 per share. If all of the warrants and options are exercised, the Company would receive gross proceeds of approximately $7,585,282.

                                DIVIDEND POLICY

     The Company has never paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by the Company on its common stock will be at the discretion of the Board of Directors and will depend on its earnings, financial condition, cash flows, capital requirements and other considerations as the Board of Directors may consider relevant, including any contractual prohibitions with respect to the payment of dividends.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of Beachport and On Ice and the 'pro forma' capitalization of the Company giving effect to the acquisition of ESL, the completion of debt financing in July 1997 and the settlement of litigation in June 1997 as if such events occurrred at March 31, 1997. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                                                                           ACTUAL      PRO FORMA
                                                                                         ----------    ----------

Total current liabilities.............................................................   $3,826,729    $7,770,416
Long-term debt........................................................................       --            --
Shareholder's equity:
     Preferred Stock, par value $1.00 per share; 1,000,000 shares authorized; 8 shares
      issued and outstanding..........................................................            8             8
     Common Stock, par value $.002 per share; 50,000,000 shares authorized; 9,048,526
      shares issued and outstanding...................................................       15,706        18,097
     Additional paid-in capital.......................................................    3,337,043     5,911,030
     Retained earnings (deficit)......................................................   (5,768,751)   (6,587,762)
     Total stockholders equity (deficit)..............................................   (2,375,994)     (658,627)
                                                                                         ----------    ----------
               Total capitalization...................................................   $1,450,716     7,111,789
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                  SUMMARY AND PRO FORMA FINANCIAL INFORMATION

     The following table sets forth summary historical financial data of Beachport and ESL for the three months and year ended March 31, 1997 and December 31, 1996, respectively. The historical financial data for each company for the year ended December 31, 1996 are derived from the audited financial statements of each company. Beachport's financial statements have been audited by Malone & Bailey, PLLC, independent certified public accountants, whose report is included elsewhere in this registration statement. ESL's financial statements have been audited by Van Buren & Hauke, LLC, independent certified public accountants, whose report is also included elsewhere in this registration statement. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Beachport and ESL and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this registration statement. The financial data of both companies for the three months ended March 31, 1997 and 1996 are unaudited, but, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of results for all interim periods. The operating results for the interim periods are not necessarily indicative of results for the full fiscal year. The following table also sets forth pro forma financial data of the Company as if (i) the acquisition, (ii) the debt financing, and (iii) the lawsuit settlement, occurring in June and August 1997 had occurred March 31, 1997 for balance sheet results and debt financing and lawsuit settlement operating data, and January 1, 1996 for acquisition operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this registration statement. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data as of March 31, 1997 and the pro forma statements of operations for the three months and year ended March 31, 1997 and December 31, 1996, respectively, are unaudited, but, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments and pro forma adjustments to reflect the acquisition, debt financing and lawsuit settlement) necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.

                       SUMMARY HISTORICAL FINANCIAL DATA

                                                                      THE COMPANY                         ESL
                                                        ---------------------------------------    ------------------
                                                        THREE MONTHS ENDED       YEAR ENDED        THREE MONTHS ENDED
                                                          MARCH 31, 1997      DECEMBER 31, 1996      MARCH 31, 1997
                                                        ------------------    -----------------    ------------------
Operating Data
Historical:
    Net sales........................................       $   87,617           $ 1,080,656           $2,481,995
    Costs of performances............................          269,058             1,165,874            1,351,640
    Selling..........................................         --                    --                    550,688
    General and administrative.......................          398,047             2,291,752              227,538
    Asset writeoffs..................................         --                     179,192             --
    Bad debts........................................         --                     211,722             --
    Depreciation and amortization....................           23,870                94,553               10,200
    Interest.........................................           60,135             1,092,357             --
    Other income (expense)...........................         --                    --                    (11,824)
    Income tax benefit...............................         --                         452             --
    Net income (loss)................................         (663,493)           (3,954,342)          $  265,019
Per share data:
    Net income (loss)................................       $    (0.09)          $     (0.58)            --
    Weighted average number of shares outstanding....        7,499,116             6,807,910             --


                                                          YEAR ENDED
                                                       DECEMBER 31, 1996
                                                       -----------------
Operating Data
Historical:
    Net sales........................................     $ 5,896,018
    Costs of performances............................       3,734,553
    Selling..........................................       1,521,365
    General and administrative.......................         805,758
    Asset writeoffs..................................        --
    Bad debts........................................        --
    Depreciation and amortization....................          37,427
    Interest.........................................        --
    Other income (expense)...........................         (23,795)
    Income tax benefit...............................        --
    Net income (loss)................................     $  (276,880)
Per share data:
    Net income (loss)................................        --
    Weighted average number of shares outstanding....        --

                        SUMMARY PRO FORMA FINANCIAL DATA

                                                                                            THREE MONTHS ENDED
                                                                                              MARCH 31, 1997
                                                                                            ------------------
Pro forma operating data:
    Net sales............................................................................       $2,569,612
    Costs of performances................................................................        1,620,698
    Selling..............................................................................          550,688
    General and administrative...........................................................          690,671
    Asset writeoffs......................................................................         --
    Bad debts............................................................................         --
    Depreciation and amortization........................................................           34,070
    Interest.............................................................................        1,282,332
    Gain on lawsuit settlement...........................................................          403,186
    Other income (expense)...............................................................          (11,824)
    Income tax benefit...................................................................         --
    Net income (loss)....................................................................       (1,217,485)
Per share data:
    Net income (loss)....................................................................       $    (0.14)
    Weighted average number of shares outstanding........................................        8,694,822

                                                                                           TWELVE MONTHS ENDED
                                                                                            DECEMBER 31, 1996
                                                                                           -------------------
Pro forma operating data:
    Net sales............................................................................      $ 6,976,674
    Costs of performances................................................................        4,900,427
    Selling..............................................................................        1,521,365
    General and administrative...........................................................        3,147,510
    Asset writeoffs......................................................................          179,192
    Bad debts............................................................................          211,722
    Depreciation and amortization........................................................          131,980
    Interest.............................................................................        1,092,357
    Gain on lawsuit settlement...........................................................        --
    Other income (expense)...............................................................          (23,795)
    Income tax benefit...................................................................              452
    Net income (loss)....................................................................       (4,231,222)
Per share data:
    Net income (loss)....................................................................      $     (0.53)
    Weighted average number of shares outstanding........................................        8,003,616

                                                                                                  AT MARCH 31, 1997
                                                                                             ---------------------------
                                                                                              ACTUAL(1)     PRO FORMA(2)
                                                                                             -----------    ------------
Balance sheet data:
    Working capital (deficit).............................................................   $(3,716,653)   $(4,407,696)
    Total assets..........................................................................     1,450,716      2,948,687
    Long-term obligations.................................................................       --             --
    Retained earnings (deficit)...........................................................    (5,768,751)    (5,768,751)
    Stockholders' equity (deficit)........................................................    (2,375,994)    (1,375,994)


                                                                                            ADJUSTED(3)
                                                                                            -----------
Balance sheet data:
    Working capital (deficit).............................................................  $(3,729,704)
    Total assets..........................................................................    7,111,789
    Long-term obligations.................................................................      --
    Retained earnings (deficit)...........................................................   (6,587,762)
    Stockholders' equity (deficit)........................................................     (658,627)

------------

(1) Represents the Company

(2) Includes ESL, with assets revalued to fair market value

(3) Includes debt financing and lawsuit settlement

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company was incorporated under the laws of the state of Utah on November 18, 1985, originally under the name Mace, Inc. Effective April 14, 1994 and pursuant to a Reorganization Agreement, the Company acquired all of the issued and outstanding shares of common and preferred stock of Beachport Entertainment Corporation, a Texas corporation ('Beachport Texas'), in exchange for shares of common and preferred stock of the Company. Beachport Texas became a wholly-owned subsidiary of the Company. On April 14, 1994, the Company changed its name to Beachport Entertainment Corporation.

     The Company is engaged in the entertainment business and derives substantially all of its revenue from either production fees earned in connection with Company originated productions; production fees earned in connection with productions on behalf of others and distribution fees from the exploitation of its own products as well as products acquired from others.

     The Company's operating strategy is to (i) expand the activities of On Ice and RLS by developing additional domestic and international touring shows in 1998 and developing additional television and video programming; (ii) expand the merchandising activities for its ice and equestrian shows; (iii) identify and develop brand name programming such as Nutcracker On Ice that translates into touring shows, television projects and other entertainment projects; (iv) building a library of 100% owned family entertainment content; (v) obtain sponsors and promotional partners for its ice shows equestrian events; (vi) increase attendance for the equestrian events through group sales promotions and aggressive ticket pricing; (vi) expand the activities of Beachport Digital by co-venturing CD-ROM projects focused on special interest markets such as the religious market; and (vii) implement strategic acquisitions of, or enter into joint venture agreements with other companies. The Company regularly evaluates acquisition and joint venture possibilities. Except as otherwise described in this Prospectus, there are no present arrangements or understandings with respect to any potential acquisitions or joint ventures.

RESULTS OF OPERATIONS
BEACHPORT ENTERTAINMENT CORPORATION

     The following sets forth, in tabular form, a comparison of the results of operations for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995.

                                                                       THREE MONTHS             YEAR ENDED
                                                                     ENDED MARCH 31,           DECEMBER 31,
                                                                   --------------------     -------------------
                                                                    1997         1996        1996        1995
                                                                   -------     --------     -------     -------

Revenues........................................................    100.0 %       100.0%      100.0%      100.0%
Cost of performances............................................    307.1 %       105.4%      107.9%       66.6%
Selling, general and administrative expense.....................    454.3 %       150.4%      248.2%       16.5%
Depreciation and amortization...................................     27.2 %        10.0%        8.7%        2.4%
Interest expense................................................     68.6 %       178.9%      101.1%        1.1%
Net profit (loss)...............................................   (757.30%)     (344.5%)    (365.9%)      18.2%

THREE MONTHS ENDED MARCH 31, 1997 AND 1996

     Revenues. Revenues decreased $147,402 to $87,617 for the three months ended March 31, 1997 as compared to $235,019 for the three months ended March 31, 1996. The decrease was primarily due to On Ice's European Tour of Nutcracker on Ice in January 1996 which did not occur in 1997. During the first quarter of 1997, the Company had no income generating activity and had to rely on capital generated from fund raising activities to meet its capital requirements. In 1996, the Company produced the England tour of the Nutcracker On Ice and entered into a producer agreement with the Ice Capades which was cancelled in November 1996.

     Cost of Performances. Cost of Performances increased $21,281 to $269,058 for the three months ended March 31, 1997 as compared to $247,777 for the three months ended March 31, 1996. This increase was due to the costs related to start up expenses of the Gershwin On Ice Spring Tour.

     Selling, General and Administrative Expenses. Selling, general and administrative costs increased by $44,681 to $398,047 for the three months ended March 31, 1997 as compared to $353,366 for the three months ended March 31, 1996. The increase was mainly attributable to increased salaries, benefits, rent and general overhead increases as On Ice prepared for the debut of Gershwin On Ice and the addition of the Company's Chief Operating Officer in October 1996 as the Company prepared to expand its operations into other areas of live entertainment through acquisitions.

     Depreciation, Amortization and Interest Expense. Depreciation, amortization and interest expense decreased by $359,870 to $84,005 for the three months ended March 31, 1997 as compared to $443,875 for the three months ended March 31, 1996. The interest expense decreased because of the changes in the Company's short term bridge financings and the significant interest costs associated with raising the short term bridge financing in early 1996.

     Net Profit (Loss). The net loss of the Company was ($663,493) for the three months ended March 31, 1997 or $(0.09) per share as compared to a net loss of ($809,546) or $(0.12) per share for the three months ended March 31, 1996. The decrease of $146,053 was the result of the increased Cost of Performances for the Gershwin On Ice tour and the reduction of interest cost from the fund raising activities in 1997.

THE YEARS ENDED DECEMBER 31, 1996 AND 1995

     Revenues. Revenues decreased $2,352,017 to $1,080,656 for the year ended December 31, 1996 as compared to $3,432,673 for the same period in 1995. The decrease was primarily due to the difficulty of the Company's wholly owned subsidiary On Ice obtaining reasonable ice skating talent for an arena tour of Nutcracker On Ice. On Ice's revenues in 1996 were generated from theater and arena tours of the Nutcracker On Ice and the home video sales.

     Cost of Performance. Cost of Performance decreased $1,165,874 to $1,118,723 for the year ended December 31, 1996 from $2,284,597 for the year ended December 31, 1995. The decrease was attributable to the reduced number of arena tour dates of the Nutcracker On Ice in 1996. The lack of named ice skating talent and the lack of arena dates was the reason for the reduced Arena Tour.

     Selling, General and Administrative Expenses. Selling, general and administrative costs increased $2,116,628 to $2,682,666 for the year ended December 31, 1966 from $566,038 for the year ended December 31, 1995. This was primarily due to the cost of raising bridge financing and the general increase overhead expenses as the Company prepared to increase its live entertainment products.

     Depreciation, Amortization and Interest Expense. Depreciation, amortization and interest expense increased $1,067,984 to $1,186,910 in 1996 as compared to $118,926 in 1995. This increase was primarily due to the interest expenses related to the short term bridge financing obtained by the Company in 1996 and purchase of assets which increased depreciation expense.

     Net Profit (Loss). The net loss of the Company was $3,954,342 for the year ended December 31, 1996 or ($.58) per share as compared to a net profit of $624,400 or $.17 per share for the same period in 1995. This loss was primarily due to the cost of raising capital for the Company's expanding live entertainment product for 1997 and the reduced revenue from its reduced 1996 Nutcracker On Ice arena tour. These are non recurring items.

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
ENTERTAINMENT SPECIALISTS LTD. INC.

     The following sets forth, in tabular form, a comparison of the results of operations for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995.

                                                                       THREE MONTHS             YEAR ENDED
                                                                     ENDED MARCH 31,           DECEMBER 31,
                                                                   --------------------     -------------------
                                                                    1997         1996        1996        1995
                                                                   -------     --------     -------     -------

Revenues........................................................   100.00 %       100.0%      100.0%      100.0%
Cost of performances............................................     50.4 %        47.9%       54.6%       51.1%
Selling, general and administrative expense.....................     35.6 %        40.6%       48.3%       41.7%
Depreciation and amortization...................................      0.2 %         0.2%        0.4%        0.4%
Interest expense................................................      0.2 %         0.0%        0.2%        0.1%
Net profit (loss)...............................................     13.3 %        11.3%       (3.8%)       6.2%

THREE MONTHS ENDED MARCH 31, 1997 AND 1996

     Revenues. Revenues increased $171,584 to $2,481,995 for the three months ended March 31, 1997 as compared to $2,310,411 for the three months ended March 31, 1996. Revenues increased as a result of RLS's first performance of the Royal Lipizzaner Stallions in Great Britain since 1995. The tour went to three major in the United States cities prior to their departure for Great Britain which increased revenues.

     Cost of Performances. Cost of performances increased $144,263 to $1,251,419 for the three months ended March 31, 1997 as compared to $1,107,156 for the three months ended March 31, 1996. This increase was attributable to increased tour costs for the arena and the related expenses as a result of the Great Britain performances and the performances in three major cities in the United States where RLS appeared in March 1997. In addition, the U.K. tour resulted in increased costs for lodging for the RLS's riders and transportation for RLS's horses to the United Kingdom.

     Selling, General and Administrative Expenses. Selling, general and administrative costs decreased $54,187 to $88,647 for the three months ended March 31, 1997 as compared to $942,834 for the three months ended March 31, 1996. The advertising and promotion expense increased in 1997 as a result of the Great Britain tour and the three major city markets which performances did not occur in 1996. The advertising cost are greater in these markets. However, the training expenses decreased because of the elimination of a trainer in 1997 and the non-repetitive expenses in 1996 relating to RLS's move to the Oviedo, Florida property. The 1996 feed and shavings costs were high as a result of moving to the new facility and the anticipated increase in the need for these supplies in the new facility.

     Depreciation, Amortization and Interest Expense. Depreciation, amortization and interest expense increased $6,239 to $11,239 for the three months ended March 31, 1997 as compared to $5,000 for the three months ended March 31, 1996. Depreciation expense increased as a result of the remodeling cost of the second floor offices. The interest expense resulted from increased borrowings needed for operations in 1997.

     Net Profit (Loss). Net profit increased $68,928 to $330,105 for the three months ended March 31, 1997 as compared to $261,177 for the three months ended March 31, 1996. The Great Britain tour and the additional revenues in the three major city markets in early 1997 increased the revenues and the reduction of personnel and generated the increased profits for the Company.

THE YEAR ENDED DECEMBER 31, 1996 AND 1995

     Revenues. Revenues decreased $2,743,857 to $5,896,018 for the year ended December 31, 1996 as compared to $8,639,875 for the year ended December 31, 1995. The Royal Lipizzaner Stallions experienced near sell out crowds as a result of their inaugural tour in Great Britain in 1995. RLS did not have any major tour in 1996 which equaled the success of the Great Britain tour in 1995. Revenue decreases also occurred in novelty sales.

     Cost of Performance. Cost of performances decreased $1,196,191 to $3,216,413 for the year ended December 31, 1996 as compared to $4,412,604 for the year ended December 31, 1995. The tour cost for arena and the associated expenses decreased from the high levels experienced during the Great Britain performances. The single largest expense decrease was in co-promotion expenses because RLS handles all the promotion responsibilities for most of the U.S. and Canada tour dates. The 1996 tour increased RLS's costs for employee payroll as a result of the increased number of performances for the riders and tour staff in the U.S.

     Selling, General and Administrative Expenses. Selling, general and administrative costs decreased $761,169 to $2,882,690 for the year ended December 31, 1996 as compared to $3,643,859 for the year ended December 31, 1995. The advertising and promotion expense returned to normal levels in 1997 following the Great Britain tour in 1995. The advertising cost reflected the less expensive U.S. markets. The training expenses continued to decrease as a result of the reduction in training staff. The supply costs increased as a result of the new Ovieda facility and RLS expenses decreased toward the end of the year.

     Depreciation, Amortization and Interest Expense. Depreciation, amortization and interest expense decreased $3,708 to $34,719 for the year ended December 31, 1996 as compared to $38,427 for the year ended December 31, 1995. Depreciation expense decreased in 1996 as a result of changes in RLS's assets. The interest expense resulted from the increased borrowings needed for operating cash flow in late 1996.

     Net Profit (Loss). Net profit decreased $765,186 to ($226,880) for the year ended December 31, 1996 as compared to $538,306 for the year ended December 31, 1995. The success of the Great Britain tour in 1995 as compared to the standard United States tour was responsible for a decrease in revenues and profits for 1996. Furthermore, the increased personnel cost relating to the domestic tour contributed to RLS's operating loss.

LIQUIDITY AND CAPITAL RESOURCE

     The entertainment industry is highly capital intensive. At March 31, 1997, the Beachport had approximately $87,171 in cash and cash equivalents 0 in accounts receivable and working capital deficiency of approximately
$(13,716,653).  At  December 31, 1996   the  Company  had
approximately   $32,355    in    cash    and     cash
equivalents, $5,552 in accounts receivable and working capital deficiency of approximately $(3,306,709). In comparison to approximately $145,333 in cash and cash equivalents and working capital of approximately ($1,125,117) as of December 31, 1995. The decrease of cash and working capital in 1996 was primarily a result of the reduced Nutcracker on Ice arena tour and the increased cost of expanding the Company's live entertainment products for 1997 and the Company's debt financing efforts. Historically, Beachport and On Ice have financed its working capital requirements by equity and debt financings.

At March 31, 1997, RLS had approximately $3,765 in cash and cash equivalents, $144,826 in accounts receivable and working capital deficiency of approximately $(59,582). At December 31, 1996, the Company had approximately $2,114 in cash and cash equivalents, $31,453 in accounts receivable and working capital deficency of approximately $(329,037). In comparison to approximately
$17,899 in cash and cash equivalents and $15,528 in accounts receivable and working capital of approximately $(125,876) as of December 31, 1995. The decrease of cash and working capital in 1996 was primarily a result of the reduced attendance on the tour. Historically, RLS has financed its working capital requirements be equity financings and short term loans.



     In the first half of 1996, in order to finance the acquisition of On Ice, the Company in off shore transactions borrowed $939,550 and sold 285,800 shares of its common stock. The promissory notes bear interest at the rate of 12.0% per annum are due upon the earlier of February 28, 1997, as extended from December 31, 1996 or the closing of a public offering.

     In the third quarter of 1996 the Company raised gross proceeds of $900,000. The Company issued its 12% promissory notes due upon the earlier of December 31, 1996 or the closing of a public offering and 450,000 warrants to purchase shares of common stock exercisable at $1.50 per share. These notes were extended and paid off in conjunction with the June 1997 private fundraising. The proceeds were used to fund the Company's portion of its China Tour of Cinderella On Ice with CITIC, a Hong Kong based International Conglomerate, pay startup expenses relating to the 1996 Nutcracker On Ice tours, and provide working capital for the expansion of its live entertainment product for 1997.

     In August 1996, ESL entered into an agreement with Barnett Bank NA to open an operating line of credit for ESL. In September 1996, ESL drew down on the line of credit for $35,000 and repaid the advance in October 1996. Subsequently, later in October 1996, ESL started drawing down on the line of credit and the balance as of 8-12-97 is $48,500.

     During December 1996 ESL borrowed $74,319 from its profit sharing account. The current balance of the outstanding loan is $71,353.

     In June 1997, the Company raised $3,789,709 net proceeds in private financings. The proceeds were used as follows: (i) to pay $1,002,765 of indebtedness incurred in connection with the acquisition of On Ice; (ii) to pay approximately $650,000 in accounts payable; (iii) to fund the costs of the Company's expansion strategy $900,000; (iv) for general corporate purposes, including working capital requirements $1,236,944.

     In June 1997, the Company completed a private placement to 'accredited investors' of 37.25 Units to 79 of its 12% Senior Secured Original Issue Discount Promissory Notes ('Senior Notes') in the face amount of $106,000 per Unit and warrants to purchase 22,000 shares of common stock per unit and 10.03 Units of 12% Junior Original Issue Discount Promissory Notes ('Junior Notes') in the face amount of $106,000 per Unit and Warrants to purchase 22,000 shares of Common Stock per Unit. The aggregate dollar amount of Senior Notes and Junior Notes sold in the offering was $3,725,000 and $1,002,765 respectively. The offering was made pursuant to Rule 506 of Regulation D.

     The Company anticipates that its working capital, cash flow from operations and revenues from operations will be adequate to fund the Company's currently proposed activities for at least the next 12 months. However, without the exercise of the Company's outstanding warrants and options additional financing may be needed after this 12 month period. The Company anticipates using financing vehicles such as bank debt, leasing, and other sources of funding, such as additional equity offerings, to fund its operations. There can be no assurance that the Company will be successful in obtaining funds from any such resources. If additional funds are raised by issuing equity securities, further dilution to the Company's stockholders may result. If additional funds are not available, the Company may be required to alter its expansion plans.

                                    BUSINESS

THE COMPANY

     The Company, through its subsidiaries On Ice and RLS, is engaged in the development, production and distribution of live family entertainment and made-for-television programs for networks and independent television stations, cable, home video and pay television, both domestically and internationally, predominantly in the field of ice skating and equestrian events. Through its Beachport Digital Division, it designs and develops CD-ROM computer software for entertainment and special interest markets.

     In July 1995, the Company acquired from Barry Mendelson, the Company's President and Chief Executive Officer all of the issued and outstanding shares of capital stock of On Ice which produces family oriented ice skating entertainment.

     In August 1997, the Company acquired from Gary and Elizabeth Lashinsky, through a merger with RLS, a newly formed subsidiary of the Company, the business of ESL, the presenter of 'The Royal Lipizzaner Stallions,' a family arena attraction founded in 1970 featuring horses and riders from Europe.

     The Company's operating strategy is to (i) expand the activities of On Ice and RLS by developing additional domestic and international touring shows in 1998 and developing additional television and video programming; (ii) expand the merchandising activities for its ice and equestrian shows; (iii) identify and develop brand name programming such as 'Nutcracker On Ice' that translates into touring shows, television projects and other entertainment projects; (iv) building a library of 100% owned family entertainment content; (v) obtain sponsors and promotional partners for its ice shows and obtain sponsors and promotional partners for its equestrian events; (vi) increase attendance for the equestrian events through group sales promotions and aggressive ticket pricing;
(vi) expand the activities of Beachport Digital by co-venturing CD-ROM projects focused on special interest markets such as the religious market; and (vii) implement strategic acquisitions of, or enter into joint venture agreements with, other companies. The Company regularly evaluates acquisition and joint venture possibilities. Except as otherwise described in this Prospectus, there are no present arrangements or understandings with respect to any potential acquisitions or joint ventures.

     The Company's operating results are subject to seasonal fluctuations. Historically, the Company has realized its highest revenues in the fourth quarters due to the 'Nutcracker on Ice' tours which run from Thanksgiving to Christmas. Until the acquisition of RLS the Company had no material income generating activity for the other quarterly periods. With the acquisition of the RLS, the Company anticipates additional revenues in the fourth through the second quarters although it will have insufficient revenues in June, July and August to fund operations, and therefore will be required to meet its working capital requirements in such period from cash flow earned during the other quarters.

     The Company's senior management has extensive experience in the entertainment industry. Barry Mendelson, the Company's President and Chief Executive Officer was a former Executive Vice President for Madison Square Garden Enterprises, a managing partner of Ticket Master Associates and has had 27 years of experience in the entertainment industry. Sidney Shlenker, the Company's Chairman of the Board, was a former majority owner and chairman of the board of the NBA Denver Nuggets, president and chief operating officer of the Houston based Astrodome Corporation and has over 30 years experience in the entertainment industry. Linda Azarone, Chief Operating Officer is a former vice president of ice shows for the Walt Disney Company's Consumer Products Division with extensive experience in the production and promotion of ice skating shows. See 'Management.'

ON ICE, INC.

     On Ice is a leading domestic and international producer of live family ice skating and theatrical entertainment. On Ice takes advantage of network television, home video, merchandising and CD-ROM opportunities created from these performances. The Company believes the artistry and beauty of figure skating adapts well to live entertainment, television and home video markets. The Company also believes that the elegance of figure skating coupled with Olympic performers, exquisite costumes and sets has thrust figure skating into the hearts and souls of audiences worldwide. On Ice will continue the penetration of this expanding marketplace with its creative, professional and entertaining adaptations of family-oriented entertainment from literature and music.

     The Company, through its On Ice subsidiary, has produced and is currently producing On Ice touring shows, including the annual 'Nutcracker On Ice' based on an adaptation of Tchaikovsky's classic ballet for theater performances, domestic arena performances and overseas exhibition. Until July 1997, it co-produced these shows with Magicworks Entertainment, Inc. ('Magicworks') at which time it acquired Magicworks interest. Under the terms of its Agreement, Magicworks will receive 5% of the net profits from the show for the next three years. The 'Nutcracker On Ice' show has been touring since 1993 and has been televised annually on NBC since 1994. ESPN will also televise the show in December 1997. The 1996 tour was a nine city tour. The 1995 domestic arena tour encompassed twenty cities including a sold-out run in Harrah's Casino in Atlantic City, while the European tour encompassed five cities in England. The stars of these shows have included Olympic champions Oksana Baiul, Viktor Petrenko and Peggy Flemming, former U.S. national champion Nicole Bobek, world skating champion Todd Eldredge, Linda Fratianne, Randy Gardner and Tai Babilonia. On Ice will commence its 1997 tour with at least three theatrical touring units of 'Nutcracker On Ice' in November. This tour will include 10 performances in Moscow in January 1998.

     In the spring of 1997, On Ice produced 'The Memory of All
That . . . Gershwin On Ice' ('Gershwin On Ice'), a tribute to American composers George and Ira Gershwin, on the centennial of their birth. On September 28, 1997, a two hour special of the show will be seen on the A&E Network starring Dorothy Hamill. A home videocassette of the television special will also be distributed in the fourth quarter of 1997. A six-month tour of Gershwin On Ice will commence in October 1997 and is schedule to play in approximately 60 cities. The tour is being booked by International Creative Management, Inc.

PRODUCTION AND DISTRIBUTION

     The production of an On Ice show consists of contracting with third parties to author, design and choreograph a performance. The Company presently produces two types of live ice shows, one for arenas and one for theaters. The difference between an arena performance and a theater performance consists mainly in presentation. Arena shows are performed on large ice surfaces and have many physical sets and props which the skaters use during the performances. The theater tours are performed on small ice surfaces and require scenery to be painted on curtain drops. Theater tours have fewer skaters than arena tours and well known skaters are less likely to perform on these smaller ice surfaces.

     The Company distributes its live ice productions either directly to venues (i.e. theaters or arenas) or to promoters in the entertainment industry who are responsible for site identification. The Company currently employs ICM for their booking services relating to the 'Nutcracker On Ice' and 'Gershwin

On Ice' tours. ICM identifies potential show sites and/or promoters and negotiates and executes venue and promoters contracts on the Company's behalf. Once a location is identified, the Company determines to either sell the show to a promoter or present the show itself. The Company receives a fixed payment for the show from the promoter, and the promoter is responsible for all venue and promotional expenses, including the lease expenses, staffing, advertising, ticketing, parking, beverages and food. If the Company elects to present the show itself, it is responsible for all such venue and promotional expenses. In either event, the Company is responsible for tour expenses, including skater compensation, costumes, props and hotel accommodations. Generally, the Company also receives a percentage of revenues generated on the sale of souvenirs, such as T-shirts, sweatshirts and other memorabilia and the site retains all revenue generated from the sale of food and beverages and parking. Although the Company has generally not experienced any difficulty in obtaining high quality, well-known skaters for any of its productions, however, occasionally the Company has had trouble obtaining a high quality skater due to the Olympics and other major championships. The failure, in the future, to obtain such skaters may have a materially adverse effect on the Company's business, financial condition and results of operations. See 'Risk Factors -- Continuing Changes in the Entertainment Industry; Dependence on Attracting Well-Known Entertainers.'

MARKETING

     The marketing of a performance is the responsibility of the promotor and the venue manager, unless the Company elects to present the show itself. In either case marketing is generally accomplished through local television and radio advertising and is geared toward the entire family. In addition, newspapers and billboards provide essential information regarding ticket sales, cost of admission, location and time of performances.

NUTCRACKER ON ICE -- PRODUCTION, DISTRIBUTION AND LICENSE AGREEMENT.

     On Ice entered into a video production and distribution agreement with NBC Sports Ventures, Inc., ('NBC Sports') in January 1995 pursuant to which NBC Sports was granted the right to distribute and sell the home videocassette featuring highlights from the 1994 television broadcast of the 'Nutcracker on Ice' (the 'NBC Sports Venture Agreement'). NBC Sports has created the packaging and edited the 'Nutcracker on Ice' event into a home videocassette. Pursuant to the terms of the agreement, On Ice will be paid 55% of all revenues after the recoupment by NBC Sports of its costs.

     On February 15, 1995, On Ice and NBC Sports, a division of the National Broadcasting Company, Inc. pursuant to the NBC Sports Venture Agreement, entered into a video recording rights licensing agreement with CBS/Fox Video, a division of The CBS/Fox Company ('CBS/Fox') pursuant to which CBS/Fox was granted a ten-year exclusive right to the wholesale and retail distribution of all versions of On Ice's home video production of 'The Nutcracker On Ice' (the'Program') including the right to market and sell the Program in areas where the live performances of 'Nutcracker on Ice' are presented. The Company retained the non-exclusive rights to sell the 'Nutcracker On Ice' for direct marketing on broadcast TV and cable outlets. While CBS/Fox is not obligated to market the Program, if it withholds the Program from distribution for two successive Christmas seasons, On Ice and NBC Sports have the right, to regain all rights granted to CBS/FOX unless CBS/Fox distributes the program the next Christmas. In accordance with the terms of the License, CBS/Fox has paid NBC and On Ice an advance of $125,000 and is required to pay a royalty of 15% of the wholesale list price as and when CBS/Fox is paid for the licensed video recordings which percentage is subject to reduction under certain circumstances.

PS/FAIRY TALES ON ICE JOINT VENTURE AND DISTRIBUTION AGREEMENT

     On Ice entered into a joint venture agreement dated as of September 15, 1995, with P.S./StarGames ('StarGames') called FTI, LLC. ('FTI') to produce up to five themed ice skating videos to be distributed on videotape, television, CD ROM and any other forms of media. All budget, creative and exploitative decisions for this joint venture are to be approved by both parties with the budget managed and administered by On Ice. On Ice is the producer and line producer for the products, with both parties acting as co-executive producers. Copyrights to any product produced or any original music used in the tapes are to be jointly owned by On Ice and StarGames.

     On November 10, 1995, FTI entered into a distribution agreement with Capital Cities/ABC Video Publishing, Inc. ('Capital Cities') for the production, manufacture and distribution by Capital Cities of five videos based upon well known Children's Fairy Tales entitled 'Fairy Tales on Ice.' Pursuant to the agreement, Capital Cities was responsible for funding the productions, manufacturing, marketing and distribution of these videos. Pursuant to the terms of the Agreement, Capital Cities agreed to fund production of five programs and pay a producing fee to FTI in the amount of $35,000. For all sponsorship agreements relating to the 'Fairy Tales On Ice,' Capital Cities has agreed to pay FTI a sum equal to 50% of the net proceeds, if any, derived from the exploitation of the rights granted, and a sponsorship fee equal to 15% of gross receipts received by Capital Cities from any sponsor sold and serviced by FTI. The first video 'Alice Through the Looking Glass' is completed and features Olympic Silver Medalist, Nancy Kerrigan, and Academy-Award Winner Geena Davis as the narrator, with music by Academy-Award winners Marvin Hamlisch and Ron Grant and lyrics by David Zippel. The second video, 'Sleeping Beauty,' awaits the editing of a master video and packaging. These video releases were planned for the fourth quarter of 1996 but were delayed by the Disney/Capital Cities Merger. The Company is currently negotiating with Disney's Home Video Unit, Buena Vista, to reacquire the rights to the project in order to make its own distribution arrangements. The Company is also negotiating with P.S./Stargames to acquire its interest in the project. No assurance can be given that the Company will be successful in its negotiations. As a result of the foregoing, the Company's anticipated revenues from the project may be delayed or reduced. There are no current plans to produce the remaining three videos.

COMPETITION

     The entertainment industry is highly competitive. The Company competes with, and will compete with many organizations, including major film studios and independent production companies, individual producers and others, in all forms of entertainment, including theatrical productions and films and products distributed through network, syndication and pay television and home video markets. Many of these competitors are larger, more established and have greater financial and other resources than the Company. Some of the Company's major Ice Show Competitors include the International Skating Union, United States Figure Skaters Association and Jefferson Pilot each of which have championship competitions. Most high quality, well-known skaters prefer to compete in championships before performing in ice skating shows and thus, the Company may find it harder to find high quality, well known skaters during these competitions. In addition, the Company competes with other Ice Shows as well including Tour of Champions, IMG Stars On Ice, Ice Capades, Disney On Ice and Holiday On Ice. The Company also competes to obtain creative talents, story properties, advertiser support and broadcast rights, which are essential to the success of the Company's theatrical and filmed entertainment.

     Moreover, the entertainment industry is currently evolving into an industry in which certain multinational, multimedia entities, including, without limitation, Viacom/Paramount Pictures, The News Corporation, The Walt Disney Company/Cap Cities-ABC, Time Warner/Turner Broadcasting and Westinghouse/CBS are anticipated to be in a position, both financially, by virtue of their control over key film, magazine, and/or television content, and by virtue of their control of key network and cable outlets, to dominate certain entertainment and communications industries activities. These competitors, may therefore, have numerous competitive advantages, including the ability to acquire and attract superior properties, personnel and financing.

THE ROYAL LIPIZZANER STALLIONS, INC.

     In August 1997, the Company acquired from Gary and Elizabeth Lashinsky, through a merger with RLS, a newly formed subsidiary of the Company, the business of ESL, the presenter of 'The Royal Lipizzaner Stallions,' a family arena attraction founded in 1970 featuring horses and riders form Europe.

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
     RLS is the producer of a unique family arena show featuring the world-famous Royal Lipizzaner Stallions under various banners, including 'A Symphony in White' and 'The Wonderful World of Horses.' RLS has been producing these shows since 1970 and owns twenty-nine Lipizzaner, Spanish Andalusian and Arabian horses which perform in touring units. One such unit recently completed an extended run of five years at the Excalibur Hotel in Las Vegas. Approximately fourteen horses perform in each show, while the non-performing horses are in training at RLS's facility in Oveida, Florida.

     The shows RLS produce are the only touring presentations of the Royal Lipizzaner Stallions in North America and feature horses and riders that emulate the classic Spanish Riding School of Vienna in its presentation of Lipizzaner Stallions, which perform the horses' famous maneuvers in a government-owned facility in Vienna. The RLS shows maintain the classicism of the Spanish Riding School program within an entertainment-oriented format, adding elements such as music and costuming.

     The RLS horses perform over five hundred shows per year in arenas, coliseums, equestrian centers and state fairs throughout North America. The shows have also played in England and Latin America. The Royal Lipizzaner Stallions will tour Australia for the first time in fall of 1997. The show will usually skip any one market for a two to three year period to avoid saturation.

     1997 represents the 28th Anniversary season of 'The Wonderful World of Horses' with a special salute to the world famous Spanish Riding School in Vienna, entitled 'An Evening in Vienna.' All new music, choreography and routines have been incorporated in this anniversary edition with a major emphasis on the historical background and foundation of the Lipizzaner breed, from its original breeding and use as a horse of war to a horse of nobility and aristocracy to a living form of equestrian art. The Lipizzaner is a rare and unique breed. Its history and culture are known worldwide, in part, due to the dramatic rescue of the horses by General Patton's men during World War II from Czechoslovakia and their return to Austria.

     The show emulates the Spanish Riding School of Vienna, Austria, in its presentation of the Lipizzaners, and maintains a traditional as well as entertaining performance. Included in the performance is a segment called 'Airs Above the Ground.' These are the spectacular leaps and maneuvers, once used by riders in saddles to protect and defend themselves on the battlefield, which are now performed as an equestrian work of art.

MARKETING

     The marketing of a performance is the responsibility of the Company. Marketing is generally accomplished through local television, radio and print advertising and is directed towards a general family audience. In most markets this is accomplished through the direct buying of advertising time and space as well as through barter deals with promotional partners such as television and radio stations. There may also be promotional deals with retailers who will provide 'piggyback' advertising in exchange for tickets. All advertising provides essential information regarding ticket sales, cost of admission, location and times of performances. Publicity also generates interest in the show that can translate into ticket sales.

COMPETITION

     The Royal Lipizzaner Stallions shows over the past twenty-eight years have not had any direct competition except for a brief tour by the Spanish Riding School of Vienna. However, since the Royal Lipizzaner show is marketed to a general family audience the Company believes there are a number of other arena shows that tour annually throughout North America which compete for the same consumer dollars, including: The Ringling Bros. and Barnum & Bailey Circus, Walt Disney's World On Ice, Ice Capades and other major ice shows competitors, The Harlem Globetrotters, Sesame Street Live, and the Barney arena show, plus many other live concerts, sporting and entertainment events that also appeal to families. Being successful in any one market often depends on the time of the year in which you are able to secure dates, and RLS is competing for dates with some of the more prominent companies in live entertainment. Moreover, many of these other properties are also touring overseas and will be competing with the RLS shows for both audiences and dates. Many of the RLS competitors are larger, more established and have greater financial and other resources than the Company. These competitors, may therefore, have numerous competitive advantages, including the ability to acquire and attract superior properties, personnel and financing.

BEACHPORT DIGITAL ENTERTAINMENT GROUP

     Beachport Digital designs and develops interactive CD-ROM computer software, computer enhanced digital effects for feature film projects, Internet, World Wide Web and Microsoft Network computer home page sites, and interactive video game software for various high-tech manufacturers such as Sega, Nintendo and Sony.

     The current shift by major movie studio giants in the entertainment marketplace evidences the convergence of television, video, CD-ROM, computers and other forms of communication to create an industry currently referred to as 'Interactive Multimedia.' Current estimates show that this industry will mature into a multi-billion dollar industry. Existing corporate and individual financial heavyweights such as AT&T, GTE, Viacom, Paramount, Disney, Sony, 3DO, Hasbro Toys, and Microsoft have already entered into this field and have expended millions of dollars in an attempt to take advantage of the current opportunity. Beachport Digital believes it has established a niche in which it believes it can compete and capitalize upon. Given the Company's overall resources in the live family entertainment market, Beachport Digital has positioned itself to design, develop and market family oriented CD-ROMs from well-known and established entertainment marketing licenses.

     Through an Agreement with Tyndale, Beachport Digital has designed and is producing an interactive CD-ROM game based on the animated character 'McGee.' McGee has starred in a series of videos called 'McGee and Me' and has sold approximately 2.5 million videos. Beachport Digital's CD-ROM game will feature Bible stories, puzzles, trivia, drawing, painting and digitized video animation.

     Beachport Digital is also developing a CD-ROM which will highlight the religious locations in the Holy Land. Beachport Digital is using computerphoto realistic technology and anticipates completing this project for distribution in December 1997 subject to obtaining a distributor. No assurance can be given that Beachport Digital will succeed in obtaining a distributor.

     Pursuant to an agreement dated October 11, 1995. All net operating profits of the Beachport Digital are to be divided between the Company and Mr. Riggs on a 60% - 40% basis, respectively, until the Company has received $400,000 of credit for past investments and on a 50% - 50% basis thereafter. Upon the sale or other disposition of Beachport Digital, Mr. Riggs would be entitled to 40% of the proceeds thereof. To date, the Beachport Digital division has not been profitable.

MCGEE'S NEW MEDIA KID'S BIBLE

     In April 1996, Beachport Digital entered into a software production agreement with TLC Entertainment ('TLC'). The agreement provides that Beachport Digital perform all software design, technological, and production services necessary to complete a fully functional interactive CD-ROM product, tentatively entitled 'McGee's New Bible for Kid's CD-ROM' (the 'McGee Product'). Pursuant to the terms of Agreement, Beachport Digital will provide all equipment and supplies and be solely responsible for any and all costs and expenses incurred, and TLC is responsible for securing distribution outlets for the McGee Product and the McGee character and the animation necessary to complete the project.

     A joint CD-ROM computer project between Beachport Digital, Tyndale and TLC will feature the well known animated character McGee of 'McGee and Me.' Tyndale, a division of the International Bible Society, is best known for its paraphrased release of 'The Living Bible' which has sold over 40 million copies. TLC's animated character, McGee, has starred in the series of 13 videos of 'McGee and Me' and sold approximately 2.5 million individual videos. The Company anticipates that the Beachport Digital's CD-ROM family entertainment computer game will be released the fourth quarter of 1997. The game will include the following features: Early Reader, Paint, Draw, Puzzle, Trivia, Digitized Video Animation and CD-ROM sound. See ' -- Current Technology,' for explanation.

     Tyndale has agreed to serve as the religious distributor of the McGee Product. The production budget for this project is approximately $150,000 of which Tyndale has advanced $50,000, with the balance of the remaining $100,000 to be funded by TLC and Beachport Digital. Any additional advances that are able to be secured through new or existing distributors will be equally split with Tyndale, and thereafter, all remaining funds will be equally divided between TLC and Beachport Digital.

ISRAEL: A VIRTUAL TOUR

     Beachport Digital developed a joint CD-ROM computer project that highlights the religious locations in the Holy Land. It takes the user to the places that he or she has heard of in the New and Old Testaments. Beachport Digital had a project development team in Israel during June and July 1996 taking photographs using the unique photo realistic technology which is being developed by Apple Computer and field tested by Beachport Digital. Beachport Digital anticipates completing this project for distribution in December 1997, subject to obtaining a distributor for said project for which no assurance can be given. The CD-ROM will feature the following: Digitized Video, Photo Realistic Video Overlays, Video Animated Characters and Quick Time Virtual Reality Nodes. See ' -- Current Technology' for explanation.

SAFE HOUSE

     Beachport Digital prepared the computer enhanced digital effects for the feature film 'Safe House' in conjunction with FilmQuest Pictures and Showtime. Beachport Digital provided all the on-screen digital effects sequences including the remote video surveillance scenes, Perimeter Security, Internet Access, Data Security, Data Archiving, E-Mail, Medical Website Visuals and Global Data Bomb. The Company received a fee of $35,000 for the project.

CURRENT TECHNOLOGY

     Beachport Digital believes it has discovered a niche in the developing computer technology area. It has been focused on finding creative applications of this technology. The following list describes the major technology inventory Beachport Digital has developed:

          'Early Reader' Computer model engine -- This computer program allows the computer to display art and text with automated highlighting of phrase. The highlighted text is synchronized with an audio track of the narrator reading to the user.

          Interactive Puzzle -- Turns still screen art into user buildable interactive puzzles. This feature allows the user to choose the desired skill level of the puzzle and change the challenge level of the game. This feature gives younger users a 'Clue' button to assist them in completing the puzzle if it becomes too difficult for them.

          Color by Numbers -- This allows the user to turn the computer screen into a painting easel. The program allows the user to access a selection of colors and personalize the outline art related to the computer game.

          Multiple Question Trivia -- The technology allows the user to select the level of difficulty of related trivia questions. Currently it supports over 500 questions and can be expanded to thousands of questions and answers.

          Digitized Video -- Beachport Digital has acquired all the necessary in-house equipment and software necessary to capture and play back video within the CD-ROM environment. The user can select the digitized video which will enhance and personalize their enjoyment of the CD-ROM game.

          Photo Realistic Video Overlays -- This feature allows Beachport Digital to blend video and photographs to create a unique 'TV like' look and feel. It will operate on an average multimedia computer and will not need expensive additional equipment to experience this exciting application of computer technology.

          Quick Time Virtual Reality Nodes -- Beachport Digital has the ability to capture and create a 360 degree panoramic node from a series of still photographs. The user can visually enter a still picture and 'look around' as if they were physically there.

          Video Animated Characters -- The capabilities to capture and insert live characters into an animated or photographic environment. This is the technology that allowed Forest Gump to meet the Presidents.

          Advanced Internet Development -- Beachport Digital has the creativity to apply much of the previous technology to on-line interactivity which will include full sound and motion video.

EMPLOYEES

     As of July 31, 1997, the Company had 51 full-time employees of whom 11 are employed in executive positions, 30 are show performers and related personnel, 3 concession personnel and 7 are employed in general or administrative positions. The Company has 3 part-time employees and hires part-time employees on a contract basis to choreograph and perform in the Company's performances.

LEGAL PROCEEDINGS

     The Company is not currently subject to any material legal proceedings.

     In July 1997, Beachport, Stuart Benjamin Productions, Sidney Shlenker and Stuart Benjamin entered into a settlement agreement with JB Oxford & Company, RKS Financial Group, Inc. and JB Oxford Holdings, Inc. in which Beachport received approximately $1,300,308 and 22,500 shares of common stock of JB Oxford Holdings, Inc.

PROPERTIES

     The Company's principal executive offices are located in approximately 2,100 square feet in Los Angeles, California. The Company's entered into a sublease agreement, dated May 30, 1996. The sublease agreement terminated on May 31, 1997 and the Company is currently a month to month tenant, at an annual rent of approximately $41,000. The Company is actively looking for new executive offices and intends to move its office before the end of this year and anticipates its rent increasing by 50 to 100%.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company:

                    NAME                        AGE                        POSITION
---------------------------------------------   ---   --------------------------------------------------

Barry Mendelson..............................   54    President, Chief Executive Officer, Director
Sidney Shlenker..............................   60    Chairman of the Board
Robert L. Barland............................   50    Vice President, Secretary, Treasurer, Chief
                                                        Financial Officer, Chief Accounting Officer
Linda Azarone................................   40    Chief Operating Officer
Robert Wussler...............................   60    Director
Walter J. Richards...........................   49    Director
Ronald Wilson................................   42    Director
Jeremiah J. Harris...........................   41    Director
Richard L. Tuch..............................   43    Director
Gary Lashinsky...............................   57    Director

     The business experience of each of the directors and executive officers of the Company for at least the last five years is as follows.

     Sidney L. Shlenker has been a Director of the Company since January 1994 and Chairman of the Board since April 1994. From 1964 to the present, Mr. Shlenker has created, produced, packaged and promoted an array of entertainment events in this country and abroad, including Broadway musicals, television specials, stadium concerts, heavy-weight championship fights, close circuit television broadcasts, pay-per-view contests, major league baseball, and professional basketball. Mr. Shlenker has also served on the Board of Directors of Ringling Bros. Barnum & Bailey Circus. Mr. Shlenker was also the founding partner of PACE Management Corporation, a large entertainment company. While with PACE, Mr. Shlenker was appointed president and chief operating officer of the Houston based Astrodomain Corporation. In this capacity, he was responsible for the management and operations of Astroworld Hotels (1,000 rooms), Astrohall (a 900,000 square foot exhibition and convention center), Astroarena (a 6,000 seat venue), Astroworld theme park, the Astrodome stadium and the Houston Astros Baseball team. From 1981 to 1984, Mr. Shlenker was the majority owner of two independent television stations in Houston and Dallas. From 1982 to 1985, Mr. Shlenker was a minority owner of the Houston Rockets, an NBA basketball team. In 1985 he became majority owner of the Denver Nuggets franchise of the NBA. On May 27, 1993, Mr. Shlenker filed a bankruptcy petition in the United States Bankruptcy Court, Southern District of Texas -- Houston Division, Case Number 93-44130-H2-7 which was discharged on September 29, 1994. The petition was filed as a result of contingent liabilities incurred from debt associated with the Pyramid Joint Venture project in Memphis, Tennessee, which filed bankruptcy proceedings in July 1991. These liabilities were incurred as a result of the Pyramid Joint Venture's removal by the City of Memphis and County of Shelby, Tennessee, as manager of the Pyramid project and subsequent dissolution of the Joint Venture.

     Barry Mendelson has been the President and a Director of the Company since July 1995 and Chief Executive Officer since October 1, 1996 and has been the producer and owner of On Ice since 1991. See 'Business -- On Ice.' From 1988 to 1990, Mr. Mendelson was the executive vice president of Madison Square Garden Enterprises, responsible for the development, direction, marketing, production and management of over 300 events yearly in Madison Square Garden, the Felt Forum, the Beacon Theater and other outside ventures. The events were primarily in the music, family entertainment and sports field and included the Circus, Ice Capades, Big East Basketball Championship, NBA All Star Game, Virginia Slims Tennis Championships, Sesame Street, Muppets, Monster Trucks, Supercross, St John's University Basketball, and a variety of musical concerts that alone numbered close to 90 per year. Events also included concerts starring such artists as Elton John, Sting, Eric Clapton, Whitney Houston and Prince. His responsibilities also included producing events in Tokyo, Japan. Prior to 1988, Mr. Mendelson was the managing partner and owner of Ticket Master Associates, the computer ticket operations for four Southern states, general partner of Saenger Performing Arts Center, Inc. which owns the Saenger Theater, New Orleans, LA, an historic landmark theater. In addition, Mr. Mendelson was also the owner and president of Barry Mendelson Presents ('BMP'), a company which marketed and produced live music, entertainment and sports events. BMP has produced over 600 events, including Bruce Springsteen, Tina Turner, Harry Connick, Jr., Madonna, The Rolling Stones, Bette Midler, Richard Pryor, Lionel Richie, Diana Ross, New Kids on the Block, Rod Stewart, Phil Collins, Van Halen, Grand Prix Tennis, Leonard/Hagler and Tyson/Spinks CCTV fights. Mr. Mendelson was also vice president and then executive vice president of the NBA New Orleans Jazz Basketball Team, responsible for marketing, advertising, public relationensing, business affairs, promotions, and comptroller's office.

     Robert L. Barland has been Vice President, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company since January 1994. Mr. Barland has 25 years of management experience. From 1991 to 1993, Mr. Barland was a financial consultant for development and financial service projects. From 1989 to 1991, Mr. Barland was employed by the Great American Pyramid Joint Venture, a 5220 million public-private joint development project which was formed to develop a 22,000 seat arena and theme park complex (the 'Pyramid Joint Venture'). He was responsible for the development of the financial, computer and communication systems for the venture. In July 1991, the Pyramid Joint Venture filed bankruptcy, as a result of its removal by the City of Memphis and County of Shelby, Tennessee, as manager of the project. Prior to 1990, Mr. Barland was executive vice president and chief financial officer of the National Basketball Association ('NBA') Denver Nuggets. He started with the Denver Nuggets as its controller and his responsibilities expanded to include financial management of Denver Nuggets and chief financial officer. Mr. Barland was also the business manager of Denver Freightliner, Inc. a transportation company, and general manager of Lion Truck Leasing, Inc., a truck leasing company, in Denver, Colorado. He was a member of the Board of Directors and was also responsible for the business operations of both companies which grew to $35 million dollars in sales annually prior to his departure. In addition, Mr. Barland worked in the transportation leasing business for both the Hertz Corporation -- Truck Leasing Division, a division of RCA and Ryder Truck Rental, Inc.

     Linda Azarone has been the Chief Operating Officer since October 1996. Ms Azarone has 14 years of management experience in the entertainment industry in a variety of capacities, including show development, marketing, advertising, merchandising, planning and budgeting. From 1987 to 1988, Ms. Azarone was director of finance for the Walt Disney Company's Consumer Products Division. She was responsible for the strategic planning, budgeting, reporting, analysis and control functions of the division. From 1988 to 1996, Ms. Azarone assumed control of Walt Disney's relationship with the producers of Walt Disney's World on Ice, first as director of marketing and then as vice president. In these capacities, she supervised and supported the worldwide tours of shows attracting audiences of close to 10 million annually.

     Robert J. Wussler has been a Director and Vice Chairman of the Board of Directors of the Company since January 1997. Mr. Wussler has been president and chief executive officer of Affiliate Enterprises, Inc., a company owned by over fifty media organizations which serves approximately 115 ABC television affiliated stations covering in excess of fifty-five percent of U.S. TV households. Since 1992, Mr. Wussler has also been the president and chief executive officer of the Wussler Group, an international media company that serves a broad spectrum of domestic and global media organizations. From 1989 to 1992, Mr. Wussler was president and chief executive officer of COMSAT Video Enterprises, the largest provider of satellite delivered entertainment to the U.S. lodging industry. From 1980 to 1989, Mr. Wussler held various positions, including senior executive vice president and corporate executive vice president for the Turner Broadcasting System ('TBS') and president of SuperStation WTBS. Mr. Wussler provided broad leadership and business management to Cable News Network (CNN), Headline News, TNT, the Atlanta Hawks, the Goodwill Games and TBS Sports. Mr. Wussler managed all TBS staff functions. From 1978 to 1980, Mr. Wussler was chairman and president of Pyramid Enterprises, Ltd., a television production company producing syndicated programming for the international marketplace, specializing in Japan, France and the former Soviet Union. From 1957 to 1978, Mr. Wussler held various positions for CBS, Inc., including becoming the president of CBS Sports Division and CBS Television Network. He is the 1992 recipient of the Television Arts and Sciences

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
Trustees award. He also has been presented with five national Emmy Awards, four Awards for Cable Excellence and numerous international awards. Mr. Wussler is a director of Command Performance Network and Command Entertainment, Inc., two publicly traded companies in the United States and Canada.

     Walter J. Richards has been a Director of the Company since October, 1994. Since 1991, Mr. Richards has been a partner of White-Richards and Associates, a marketing, public relations and financial consulting firm for public and private organizations in Nashville, Tennessee. The firm also identifies areas of opportunity for business enterprise participation and primarily services companies in the Health Care Industry. From 1990 to 1991, Mr. Richards was chief financial officer of the Pyramid Joint Venture. In July 1991, the Pyramid Joint Venture filed bankruptcy, as a result of its removal by the City of Memphis and County of Shelby, Tennessee, as manager of the project. Prior to 1990, Mr. Richards was a minority owner of the Denver Nuggets, Inc., an NBA franchise, and held the positions of vice chairman of the board of directors and chief financial officer. Mr. Richards has been involved in community affairs both in Denver, Colorado, and Memphis, Tennessee. He served on the District Attorney's Crime Advisory Commission in Denver and on the boards of directors for the following organization: Memphis Chamber of Commerce, Memphis Convention and Visitors Bureau; Memphis in May; Memphis Orchestral Society; Planned Parenthood; and Youth Villages.

     Ronald Wilson has been a Director of the Company since 1994. Mr. Wilson is presently a member of the Texas House of Representatives having been elected to the House in 1976 at the age of twenty two. Rep. Wilson is currently in his ninth term with the House and has served on a number of committees and as chairman of Legislative Black Caucus. During the 72nd he served as chairman of the Liquor Regulation Committee, was a member of the Ways & Means Committee, the Legislative Council, the Committee on Redistricting and was Chairman of the interim Select Committee on Rules. He has been involved in introducing significant legislation for Texas citizens including bills establishing the Texas Human Rights Commission. He also initially introduced, during the 68th Legislative Session, a bill relating to the establishment and operation of a state lottery which was subsequently reintroduced by Rep. Wilson. The lottery measure successfully passed the House and Senate during the 72nd Legislative First Called Special Session with a constitutional amendment being passed by Texas citizens approving the lottery in November 1991. Rep. Wilson has taught courses on Politics at the University of Texas and Texas Southern University. He is also a partner of the Houston law firm of Fisher, Gallagher & Lewis.

     Jeremiah J. Harris has been a Director of the Company since June 1996. Since January 1, 1996, Mr. Harris has been chairman of Production Resource Group ('PRO'), a corporation which provides design, engineering and technical services, production management, scenic fabrication, lighting, engineered show action equipment and scenic motion control systems to theatrical shows, theme parks, corporate and industrial events, retail and restaurant establishments. Since 1982, Mr. Harris has been president and chief executive officer of PRO's division, Harris Production Services where has was responsible for purchasing and managing such events as Ronald Regan's Inaugural Ceremonies in 1985 and FFX or the MOM Grand Hotel and Casino staring Michael Crawford in 1994. Since 1996, Mr. Harris has been a director of F & D Scenery in Canada and Stage Technology in England.

     Richard L. Tuch has been a Director of the Company since February 1997. Since 1996, Mr. Tuch has been a managing partner of Alpha Ventures, ARRT Partners and Alpha Trading Partners, investment companies. In 1975, Mr. Tuch was the founder and president of Leisure Time Marketing Corporation, a manufacturer's representative company. Leisure Time was instrumental in launching from a sales and marketing perspective, such companies as Imagic, Nintendo, Worlds of Wonder and Yes! Entertainment. Mr. Tuch is a Board member of African Medical Development, a Telemedicine Device Company. He is also a Board member of the Newton Group, an assisted living development company.

     Gary Lashinsky President of the Royal Lipizzaner Stallions, Inc., the Company's wholly owned subsidiary has been a Director of the Company since July 1997. He commenced his professional career in 1960 with his father, producing and promoting Ringling Bros. Barnum & Bailey Circus when it went from a tent to a touring arena production. His involvement in family oriented attractions through North America, South America, Europe and Australia includes such presentations as the Ringling Bros.

Barnum & Bailey Circus, Ice Capades, Ice Follies, Holiday on Ice, Disney on Parade, the Harlem Globetrotters, plus numerous Broadway theatrical productions, including Yul Brynner in 'The King and I'. He has also produced concert tours of popular recording artists, such as the Rolling Stones, The Who, Led Zepplin, Olivia Newton-John, Elvis Presley and the Doors. In 1970, he produced his first touring unit of the 'Wonderful World of Horses' starring the 'World Famous' Royal Lipizanner Stallions, which has since played to millions of fans throughout North America, South America, Puerto Rico, Mexico and the United Kingdom. He has created two units of his Lipizanner Stallions show, one of which will tour to approximately 140 cities in North America, the United Kingdom and Australia during 1997 and which is currently touring North America and a second unit which recently completed an extended engagement at the Excalibur Hotel and Casino in Las Vegas, Nevada.

     All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. Messrs. Mendelson, Barland, Shlenker and Lashinsky have employment agreements with the Company. See 'Employment Agreements.'

SIGNIFICANT EMPLOYEES

     Christopher Riggs, has been president of Beachport Entertainment Digital since 1995. He was president of Enigma Interactive, Inc., an inactive subsidiary of the Company since its formation in 1993. From 1990 to 1993, he was President of Radiance Software, an independent designer and developer of video games for Sega and Nintendo Platforms. From 1989 to 1990, Mr. Riggs was director of product development for CAPCOM USA, a company which produced Walt Disney, MegaMan, and Streetfighter video games. Mr. Riggs, through his company Radiance Group, Inc., has been responsible for the development of a number of video games including, Where's Waldo, Darkwing Duck, Tail Spin, Andre Agassi-Tennis, Steven Seagal's Final Option. Pursuant to an agreement dated October 11, 1995, Mr. Riggs has agreed to finance the operations of Beachport Digital. All net operating profits of the Beachport Digital are to be divided among the Company and Riggs on a 60% - 40% basis, respectively, until the Company has received $400,000 of credit for past investments and on a 50% - 50% basis thereafter. Upon the sale or other disposition of Beachport Digital, Mr. Riggs would be entitled to 40% of the proceeds thereof.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

     The following table sets forth the annual and long-term compensation for services in all capabilities to the Company for the three years ended December 31, 1996 of Barry Mendelson, the Company's President, Chief Executive Officer and Chief Operating Officer. The Company did not pay any compensation exceeding $100,000 to any other executive officers for the year ended December 31, 1996. See 'Employment Agreements.'

                              NAME AND                                                              OTHER ANNUAL
                         PRINCIPAL POSITION                            YEAR    SALARY     BONUS     COMPENSATION
---------------------------------------------------------------------  ----   --------   --------   ------------

Barry Mendelson, President and Chief Executive Officer...............  1996   $200,000   $  --         $8,900
                                                                       1995   $ 53,846   $ 22,275      $6,300
                                                                       1994   $120,000   $130,000      $8,300

     The Company has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees but the Board of Directors may recommend one or more such programs for adoption in the future.

DIRECTOR COMPENSATION

     Directors of the Company who are not salaried officers will receive a fee of $500 for attending each Board meeting or meeting of a committee of the Board. In addition, all directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

EMPLOYMENT AGREEMENTS

     As of June 30, 1996, the Company entered into an employment agreement with Barry Mendelson to serve as the Company's President and Chief Executive Officer for a term of four years which agreement is subject to automatic one year renewals unless earlier terminated. Pursuant to the terms of this agreement, Mr. Mendelson is required to devote his full business time and attention to the business of the Company. Mr. Mendelson will receive a base salary of $200,000 with subsequent increases in salary at the discretion of the Company's Board of Directors. In addition to his base salary, Mr. Mendelson will receive 50% of the fees generated by him as producer. Mr. Mendelson will also have the right to participate in all benefit plans afforded or which may be afforded to other executive officers during the term of the agreement including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. If Mr. Mendelson dies or is unable to perform his duties on account of illness, injury or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company his normal monthly compensation for a period of one year in the event of death and six additional months in the event of illness, injury or other incapacity. Mr. Mendelson employment agreement contains certain confidentiality and non-competition provisions. The Company has $750,000 of key-man life insurance for the benefit of the Company on the life of Mr. Mendelson.

     In October 1996, the Company entered into an employment agreement with Sidney Shlenker to serve as the Company's Chairman. The employment agreement is for a five-year term and is subject to automatic one-year renewals unless earlier terminated. Pursuant to the terms of this employment agreement, Mr. Shlenker is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Shlenker's salary for the term of his agreement will be an amount to be set by the Board of Directors of the Company. Mr. Shlenker will also have the right to participate in all benefits plans afforded or which may be afforded to other executive officers during the term of the agreement including without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. If Mr. Shlenker dies or is unable to perform his duties on account of illness, injury or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company his normal monthly compensation for a period of one year in the event of death and six additional months in the event of illness, injuries or other incapacity. Mr. Shlenker's employment agreement contains certain confidentiality and non-competitive provisions. The Company has $750,000 of key-man life insurance for the benefit of the Company on the life of Mr. Shlenker.

     In October 1996, the Company entered into an employment agreement with Robert L. Barland to serve as the Company's Vice President, Secretary and Treasurer. The employment agreement is for a one term and is subject to automatic annual renewal unless earlier terminated. Pursuant to the terms of this agreement, Mr. Barland is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Barland will receive a base salary of $120,000 for the first year of the term of the employment agreement and the Company's Board of Directors may subsequently increase Mr. Barland's salary or pay discretionary bonuses as it deems appropriate. Mr. Barland will also have the right to participate in all benefit plans afforded or which may be afforded to other executive officers during the term of the agreement including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. If Mr. Barland dies or is unable to perform his duties on account of illness, injury or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company his normal monthly compensation for a period of one year in the event of his death and six additional months in the event of illness, injury or other incapacity. Mr. Barland's employment agreement contains certain confidentiality and noncompetitive provisions.

     As of July 1, 1997, the Company entered into an employment agreement with Gary Lashinsky to serve as the Chairman and Chief Executive Officer of RLS. The employment agreement is for a three year term and is subject to automatic annual renewal unless earlier terminated. Pursuant to the terms of this agreement, Mr. Lashinsky is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Lashinsky will receive a base salary of $144,000 per annum and the Company's Board of Directors may subsequently increase Mr. Lashinsky's salary or pay discretionary bonuses as it deems appropriate. Mr. Lashinsky will also have the right to participate in all benefit plans afforded or which may be afforded to other executive officers during the term of the agreement including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. In the event of Mr. Lashinsky's disability for a period of six consecutive months, the Company is obligated to pay Mr. Lashinsky for a period of an additional six months following delivery of a disability notice to him by the Company. In the event of Mr. Lashinsky's death, the normal monthly compensation due him will be payable to his estate for a period of one year. Mr. Lashinsky's employment agreement contains certain confidentiality and noncompetitive provisions.

     As of July 1, 1997, the Company entered into an employment agreement with Elizabeth Lashinsky to serve as President of RLS. The employment agreement is for a three year term and is subject to automatic annual renewal unless earlier terminated. Pursuant to the terms of this agreement, Ms. Lashinsky is required to devote her full business time and attention to fulfill her duties and responsibilities to the Company. Ms. Lashinsky will receive a base salary of $144,000 for per annum and the Company's Board of Directors may subsequently increase Ms. Lashinsky's salary or pay discretionary bonuses as it deems appropriate. Ms. Lashinsky will also have the right to participate in all benefit plans afforded or which may be afforded to other executive officers during the term of the agreement including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. In the event of Ms. Lashinsky's disability for a period of six consecutive months, the Company is obligated to pay Ms. Lashinsky for a period of an additional six months following delivery of a disability notice to her by the Company. In the event of Ms. Lashinsky's death, the normal monthly compensation due her will be payable to her estate for a period of one year. Ms. Lashinsky's employment agreement contains certain confidentiality and noncompetitive provisions.

OPTION PLAN

     In June 1996, the Board of Directors adopted and the stockholders approved the Option Plan. The Option Plan provides for the grant of incentive stock options ('ISOs'), intended to qualify for preferential tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options ('NSOs') that do not qualify for such treatment. Only employees (including officers and directors who are also employees) of the Company or any of its subsidiaries are eligible to receive grants of ISOs. Employees, officers, directors, consultants, contractors and advisers of the Company or any subsidiary are eligible to receive grants of NSOs. The purpose of the Option Plan is to attract and retain exemplary directors, employees, agents and consultants. No options can be granted under the Option Plan at less than 100% of the fair market value of the Company's securities on the date of grant.

     The Option Plan provides that a maximum of 1,000,000 shares of common stock may be issued upon the exercise of options granted under the Option Plan. If an option granted under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional option grants. As of the date of this Prospectus, no options have been granted under the Option Plan.

     The Option Plan is administered by the Board of Directors of the Company which determines, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NSOs, or a combination thereof, and the number of shares of common stock to be subject to such options. The Board of Directors of the Company may, in its discretion, delegate its power, duties and responsibilities under the Option Plan to a committee consisting of two or more directors who are 'disinterested persons' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     The Utah Revised Business Corporation Act, in general, allows corporations to indemnify their directors and officers against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with suits or proceedings, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that person's conduct was unlawful. Under current law, no indemnification may be made if in connection with a proceeding or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation or that person derived an improper personal benefit.

     The Company's Certificate of Incorporation and By-Laws provided that the Company shall indemnify its directors and officers to the fullest extent permitted by Utah Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the common stock, as of the date of this Prospectus, by
(i) each person who is known by the Company to beneficially own more than 5% of the common stock, (ii) each director of the Company, (iii) each of the Company's named executive officers and (iv) all directors and executive officers of the Company as a group.

                                                                           BENEFICIAL OWNERSHIP(14)
                                                      ------------------------------------------------------------------
                                                       SHARES BENEFICIALLY                       SHARES BENEFICIALLY
                                                           OWNED BEFORE                              OWNED AFTER
                                                           THE OFFERING           SHARES             THE OFFERING
                                                      ----------------------    OFFERED IN    --------------------------
BENEFICIAL OWNER(14)                                   NUMBER     PERCENTAGE   THE OFFERING    NUMBER     PERCENTAGE(15)
----------------------------------------------------  ---------   ----------   ------------   ---------   --------------

Barry Mendelson(1)..................................    800,000       7.4%         --           800,000         4.7
Robert L. Barland(2)................................     75,000      *             --            75,000           *
Linda Azarone(3)....................................     50,000      *              50,000       --          --
Walter J. Richards(4)...............................    120,000       1.1           10,000      110,000         1.0%
Sidney Shlenker(5)..................................    863,000       8.0          --           863,000         5.0
Ronald Wilson(6)....................................     13,000      *              10,000        3,000           *
Jeremiah J. Harris(7)...............................     22,000      *              22,000       --          --
Robert Wussler(8)...................................    350,000       3.1          --           350,000         2.0
Richard Tuch(9).....................................     20,845      *              20,845       --          --
Gary Lashinsky(10)..................................    336,879       3.1          --           336,879         2.0
Elizabeth Lashinsky(11).............................    336,880       3.1               --      336,880         2.0
Gary & Elizabeth....................................
Lashisky JTWROS(10)(11).............................     35,461      *             --            --          --
Wasserstein Perella Securities, Inc.(12)............    600,000       5.3          600,000       --          --
Liviakis Financial Communications(13)...............  1,850,000      15.6        1,850,000       --          --
All executive officers and directors as a group (10
  persons)..........................................  3,023,065      26.9          112,845    2,910,220        16.7%

------------

*   less than one percent of the shares of Common Stock.

 (1) Mr. Mendelson's business is 517 North Robertson Blvd., Suite 200, Los Angeles, CA 90048. See 'Certain Transactions -- Transactions with Executive Officers.'

 (2) Mr. Barland's business address is 517 North Robertson Blvd., Suite 200, Los Angeles, CA 90048.

 (3) Include options to purchase 50,000 shares of common stock at $1.75 per share. Mr. Azarone's business address is 517 North Robertson Blvd., Suite 200, Los Angeles CA 90048.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (4) Include warrants to purchase to 10,000 shares of Common Stock at $.93 per share. Mr. Richard's business address is 220 Athens Way #405, Nashville, TN 37228.

 (5) Includes 777,000 shares of common stock owned by Mr. Shlenker's wife and children for which Mr. Shlenker disclaims beneficial ownership of. Mr. Shlenker's business address is 517 North Robertson Blvd., Suite 200, Los Angeles, CA 90048.

 (6) Includes warrants to purchase 10,000 shares of common stock exercisable at $.93 per share and 3,000 shares of common stock owned by Mr. Wilson's children. Mr. Wilson's business address is 24 Greenway Plaza #616, Weslayan Tower, Houston, TX 77046.

 (7) Includes options to purchase 12,000 shares of common stock at an exercise price of $2.50 per share and options to purchase 10,000 shares of common stock at $.93 per share. Mr. Harris's business address is 4170 W. Harmon Avenue, Suite 6, Las Legas, Nevada.

 (8) Includes options to purchase 200,000 shares of common stock at an exercise price of $.50 per share and options to purchase 150,000 shares exercisable at the lowest closing price for the year ended December 31, 1997 or any date in 1997. Mr. Wussler's business address is 2 Wisconsin Circle, Chevy Chase, MD 20815. Excludes options to purchase 150,000 of common stock exercisable at the lowest closing price for the year ended December 31, 1998 or any date in 1998.

 (9) Includes warrants to purchase 20,845 shares of Common Stock (15,000 exercisable at $1.20 and 5,845 exercisable at $1.375) Mr. Tuch's business address is 6 Wells Avenue, Newton, MA 02159.

(10) Mr. Lashinsky's business address is 1053 Van Arsdale, Oveida FL 32765.

(11) Ms. Lashinsky's business address is 1053 Van Arsdale, Oveida FL 32765.

(12) Includes options to purchase 600,000 shares of common stock at $.25 per share. Wasserstein Perella Securities, Inc.'s address is 31 West 52nd Street, New York, NY 10019.

(13) Includes options to acquire 1,050,000 shares of the Company's common stock at $1.120 per share. Liviakis Financial Communications business address is 2420 K Street, Sacramento, CA 95816-6149.

(14) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable. The number of shares of Common Stock outstanding proir to the offering is 10,782,115. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(15) Assumes all warrants and options are exercised and all shares of preferred stock are converted.

                            SELLING SECURITYHOLDERS

     Up to 8,997,507 Selling Securityholder's shares of common stock are being offered by Selling Securityholders. The Company has agreed to bear all expenses (other than underwriting or selling commissions or any fees and disbursements of counsel to such Selling Securityholders) in connection with the registration of their securities.

     The following table sets forth certain information with respect to holders for whom the Company is registering shares of common stock. Except as otherwise indicated herein, none of the holders has held any position or office or has had a material relationship with the Company or any of its affiliates within the past three years. Except as set forth herein, the Company believes that none of the holders listed below owns any other securities of the Company.

                                                                   TOTAL SHARES        SHARES OF
                                               SHARES OF           BENEFICIALLY       COMMON STOCK   SHARES BENEFICIALLY
                                              COMMON STOCK          OWNED PRIOR          BEING         OWNED AFTER THE
                               SHARES OF       UNDERLYING           TO OFFERING         OFFERED          REGISTRATION
                                COMMON     WARRANTS/OPTIONS &   -------------------   ------------   --------------------
      BENEFICIAL OWNER           STOCK     PREFERRED STOCK(1)    NUMBER     PERCENT      NUMBER      TOTAL NUMBER     %
-----------------------------  ---------   ------------------   ---------   -------   ------------   ------------   -----

155964 Canada, Inc. .........         --           17,383          17,383     *            17,383          0         --
Abramowitz Michael...........         --           11,000          11,000     *            11,000          0         --
Adler Gerald A.(2)...........         --          200,000         200,000     1.82%       200,000          0         --
Agranoff Gerald..............         --           11,000          11,000     *            11,000          0         --
Alex Segal Family Trust......    120,000               --         120,000     1.11%       120,000          0         --
Alpha Ventures, LLC..........         --           83,311          83,311     *            83,311          0         --
Ardinger H. T. Jr. ..........         --           11,000          11,000     *            11,000          0         --
Arizona National Resources...         --            7,480           7,480     *             7,480          0         --
Astaire & Partners, Ltd. ....         --          552,141         552,141     4.87%       552,141          0         --
Atlanta Allergy & Asthma.....         --           22,000          22,000     *            22,000          0         --
Azaronne Linda(3)............         --           50,000          50,000     *            50,000          0         --
Block Michael................         --           22,000          22,000     *            22,000          0         --
BlueStone Capital
  Partners(4)................         --           73,150          73,150     *            73,150          0         --
Blum Edis....................         --            1,100           1,100     *             1,100          0         --
Chanowski Fred...............                      15,000          15,000     *            15,000          0         --
Chasanoff Ted................         --            2,750           2,750     *             2,750          0         --
Clarke Kevin, IRA............         --            5,500           5,500     *             5,500          0         --
Cohen Murray.................         --            5,500           5,500     *             5,500          0         --
Comings William/Margaret.....         --            5,500           5,500     *             5,500          0         --
Curnyn Arnold................         --           22,000          22,000     *            22,000          0         --
Dana Investments.............         --            3,689           3,689     *             3,689          0         --
Darienzo Ralph A. ...........         --            5,500           5,500     *             5,500          0         --
Decter Irving................         --            5,500           5,500     *             5,500          0         --
Deluca Gary..................         --          125,000         125,000     1.15%       125,000          0         --
Dembow George F. ............         --            7,260           7,260     *             7,260          0         --
Dembow George F. III.........         --            7,260           7,260     *             7,260          0         --
DLJ f/b/o Francis E.
  Lammers....................     19,575           15,000          34,575     *            34,575          0         --
DMN Capital..................     55,000               --          55,000     *            55,000          0         --
Domeco Venture...............         --            5,500           5,500     *             5,500          0         --
Edelman Darryll and Kagan
  Lawrence...................         --            5,500           5,500     *             5,500          0         --
Eurotrade/Securities.........     65,258               --          65,258     *            65,258          0         --
Fatoullah Carol..............         --            2,750           2,750     *             2,750          0         --
Fatoullah Elliott............         --            2,750           2,750     *             2,750          0         --
Fedler Anthony...............         --           11,000          11,000     *            11,000          0         --
FIBI Bank (Schweiz) AG.......         --           22,000          22,000     *            22,000          0         --
Fin-Atlantic Corporation.....    218,750               --         218,750     2.03%       218,750          0         --
Flynn Robert A. .............     45,100               --          45,100     *            45,100          0         --
Freundlich Kenneth...........         --           50,000          50,000     *            50,000          0         --
FYJIGIM, Inc. ...............     50,000               --          50,000     *            50,000          0         --
Galterio Robert J. ..........     36,098           30,000          66,098     *            66,098          0         --
Goldman Harvey...............      7,375               --           7,375     *             7,375          0         --
Goldstein Michael............         --            5,500           5,500     *             5,500          0         --
Goodman Allen................         --           15,000          15,000     *            15,000          0         --
Gopen Robert L. .............         --           15,000          15,000     *            15,000          0         --
Grillo Joan..................         --            5,500           5,500     *             5,500          0         --
Gross John IRA...............         --            2,750           2,750     *             2,750          0         --
Harari Chaya.................         --            2,750           2,750     *             2,750          0         --
Harris Jeremiah J.(5)........         --           22,000          22,000     *            22,000          0         --

                                                  (table continued on next page)

(table continued from previous page)

                                                                   TOTAL SHARES        SHARES OF
                                               SHARES OF           BENEFICIALLY       COMMON STOCK   SHARES BENEFICIALLY
                                              COMMON STOCK          OWNED PRIOR          BEING         OWNED AFTER THE
                               SHARES OF       UNDERLYING           TO OFFERING         OFFERED          REGISTRATION
                                COMMON     WARRANTS/OPTIONS &   -------------------   ------------   --------------------
      BENEFICIAL OWNER           STOCK     PREFERRED STOCK(1)    NUMBER     PERCENT      NUMBER      TOTAL NUMBER     %
-----------------------------  ---------   ------------------   ---------   -------   ------------   ------------   -----
Harrison C. Scott............     94,340               --          94,340     *            94,340          0         --
Hight Norton F. .............         --            5,500           5,500     *             5,500          0         --
Hight Randall................         --            5,500           5,500     *             5,500          0         --
Hodas Martin.................         --           11,000          11,000     *            11,000          0         --
Hoffstein Richard A. ........         --           22,000          22,000     *            22,000          0         --
Hughes Judy C. ..............     36,000               --          36,000     *            36,000          0         --
Jaffoni & Collins............         --           75,000          75,000     *            75,000          0         --
Janssen Peter................     20,000          480,000         500,000     4.44%       500,000          0         --
Karfunkel George.............         --           11,000          11,000     *            11,000          0         --
Kroning Greg.................         --          100,000         100,000     *           100,000          0         --
Laidlaw Securities...........         --           67,500          67,500     *            67,500          0         --
Lazar Ronald & Barbara.......         --            2,750           2,750     *             2,750          0         --
Lerman Roy...................         --           40,000          40,000     *            40,000          0         --
Levesque Gerald S. ..........         --           15,000          15,000     *            15,000          0         --
Levine Jerry.................         --            5,500           5,500     *             5,500          0         --
Levine Mark J. ..............         --           15,000          15,000     *            15,000          0         --
Levy Benton..................         --           50,000          50,000     *            50,000          0         --
Liviakis Financial
  Communications(6)..........    800,000        1,050,000       1,850,000    15.64%     1,850,000          0         --
Longmoore John T. ...........                      11,000          11,000     *            11,000          0         --
Lotner Gary Z. ..............                       5,500           5,500     *             5,500          0         --
Love Richard.................                     100,000         100,000     *           100,000          0         --
Lowrie Management, Ltd.......                      11,000          11,000     *            11,000          0         --
Lucchese Joseph..............                       8,250           8,250     *             8,250          0         --
Lulloff Rolf ................     78,729           60,000         138,729     1.28%        78,729          0         --
Lyons Community Property.....    102,000                          102,000     *           102,000          0         --
Mallory Factor...............                      60,000          60,000     *            60,000          0         --
Malone Robert E. ............                       5,500           5,500     *             5,500          0         --
Marks Roger P. ..............                       2,750           2,750     *             2,750          0         --
Merel Mark...................                      16,500          16,500     *            16,500          0         --
Miller Gary..................                       5,500           5,500     *             5,500          0         --
Millman Paul M. .............                       2,750           2,750     *             2,750          0         --
Mosberg Robert...............     39,801                           39,801     *            39,801          0         --
Moseson Rivka Perlstein......    151,752          120,000         271,752     2.49%       271,752          0         --
Organization Services........                      11,000          11,000     *            11,000          0         --
Pamnani Sanjeev..............                      22,000          22,000     *            22,000          0         --
Parner Harriet...............                      11,000          11,000     *            11,000          0         --
Parnes Alan..................                      22,000          22,000     *            22,000          0         --
Parnes Irwin.................                      11,000          11,000     *            11,000          0         --
Pocisk George B. ............                      11,000          11,000     *            11,000          0         --
Polak Anthony G. ............                       5,500           5,500     *             5,500          0         --
Polak Fredrick B. ...........                       5,500           5,500     *             5,500          0         --
Polak Jack, Keogh............                       5,500           5,500     *             5,500          0         --
Prag Robert B. ..............    200,000          350,000         550,000     4.94%       550,000          0         --
Re Charles, G. ..............                       5,500           5,500     *             5,500          0         --
Reinartz Jchuda..............                       5,500           5,500     *             5,500          0         --
Richards Walter J.(7)........                      10,000          10,000     *            10,000          0         --
RL Capital Partners..........                      11,000          11,000     *            11,000          0         --
Roman Steve..................     --                5,500           5,500     *             5,500          0         --
Rooney Timothy J. ...........    108,831           90,000         198,831     1.82%       198,831          0         --
Ross Alfred S. ..............     --               83,399          83,399     *            83,399          0         --
Rothschild Jonathan..........     --               22,000          22,000     *            22,000          0         --

                                                  (table continued on next page)

(table continued from previous page)

                                                                   TOTAL SHARES        SHARES OF
                                               SHARES OF           BENEFICIALLY       COMMON STOCK   SHARES BENEFICIALLY
                                              COMMON STOCK          OWNED PRIOR          BEING         OWNED AFTER THE
                               SHARES OF       UNDERLYING           TO OFFERING         OFFERED          REGISTRATION
                                COMMON     WARRANTS/OPTIONS &   -------------------   ------------   --------------------
      BENEFICIAL OWNER           STOCK     PREFERRED STOCK(1)    NUMBER     PERCENT      NUMBER      TOTAL NUMBER     %
-----------------------------  ---------   ------------------   ---------   -------   ------------   ------------   -----
Sandgrain Securities,
  Inc.(8)....................     --              300,000         300,000     2.71%       300,000          0         --
Santero John F. .............     --              100,946         100,946     *           100,946          0         --
Scheinfeld Mark..............     --               11,000          11,000     *            11,000          0         --
Schmidt Ronald...............     --               44,000          44,000     *            44,000          0         --
SES Family Trading...........     --              110,000         110,000     1.01%       110,000          0         --
Seybold Wayne................     25,000           25,000          50,000     *            50,000          0         --
Shapiro Irwin................     --                5,500           5,500     *             5,500          0         --
Silver Bruce A. .............     --                1,100           1,100     *             1,100          0         --
Silverstein Lee H. ..........     --               11,000          11,000     *            11,000          0         --
Sitnycky Nicholas............     --               11,000          11,000     *            11,000          0         --
Smyth Thomas D. .............    155,855          120,000         275,855     2.53%       275,855          0         --
South Ferry II, L. P. .......    193,179          150,000         343,179     3.14%       343,179          0         --
Spangler Dennis L. ..........     --               22,000          22,000     *            22,000          0         --
Stadtmauer Gary..............     --                5,500           5,500     *             5,500          0         --
Stadtmauer Murry.............     --                5,500           5,500     *             5,500          0         --
Steinberg Arthur IRA.........     --               16,500          16,500     *            16,500          0         --
Szikman Michael..............     --                5,500           5,500     *             5,500          0         --
Tarica Michele...............     --                5,500           5,500     *             5,500          0         --
Taub Israel IRA..............     --                2,750           2,750     *             2,750          0         --
Teuma David C. ..............     --               10,000          10,000     *            10,000          0         --
Thompson Orville K. RLT......     --               11,000          11,000     *            11,000          0         --
Tuch Family Ltd
  Partnership(9).............     --               20,845          20,845     *            20,845          0         --
Wasserman Eric...............     --               50,000          50,000     *            50,000          0         --
Wasserstein & Perella
  Securities, Inc.(10).......     --              600,000         600,000     5.27%       600,000          0         --
Waterman Daniel..............     --               11,000          11,000     *            11,000          0         --
Weiner Myron.................     --                5,500           5,500     *             5,500          0         --
Wellington Corp..............     --               30,000          30,000     *            30,000          0         --
Wiley Tom....................     --               10,000          10,000     *            10,000          0         --
Wilson Ronald(11)............     --               10,000          10,000     *            10,000          0         --
Wolfson Paul ................     --               22,000          22,000     *            22,000          0         --
Zuck Alfred C. ..............     --                5,500           5,500     *             5,500          0         --
Zung Murry ..................     --               11,000          11,000     *            11,000          0         --
                               ---------   ------------------   ---------             ------------
                               2,622,643        6,286,564       8,909,207               8,909,207

------------

*  Less than 1.0% Beneficial Ownership.

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable. The number of shares of Common Stock outstanding proir to the offering is 10,782,115. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Mr. Adler is a partner of Bondy & Schloss LLP, counsel to the Company.

(3) Ms. Azaronne is the Chief Operating Officer of the Company and has agreed not to sell said shares for a period of one year from the effective date.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) BlueStone Capital Partners acted as placement agent for the Company in connection with the placement of the Company's June 1997 offering of senior and junior debt and continues to provide investment banking services to the Company.

(5) Mr. Harris is a Director of the Company.

(6) Liviakis Financial Communications provides financial public relations for the Company.

(7) Mr. Richards is a Director of the Company.

(8) Sandgrain, Inc. is a business and financial consultant to the Company.

(9) Mr. Tuch is a Director of the Company and a partner of the Tuch Family Ltd. Partnership.

(10) Wasserstein & Perella Securities, Inc. has acted and continues to advise the Company in connection with potential mergers and acquisitions.

(11) Mr. Wilson is a Director of the Company.

     The Selling Securityholders can only sell their Shares as long as a current registration statement is in effect and as long as they deliver a current Prospectus to the purchaser.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH EXECUTIVE OFFICERS

     In June 1995, the Company entered into an option agreement with On Ice and Barry Mendelson, the Company's President and Chief Executive Officer, pursuant to which the Company acquired an option to purchase, subject to the terms and conditions contained therein, all of the issued and outstanding shares of capital stock of On Ice for $500,000 and 800,000 shares of common stock of the Company. Upon exercise of the option, the Company further agreed to reimburse Mr. Mendelson the funds he advanced for On Ice's 1995 operating expenses aggregating $552,500. All such reimbursements are to be paid out of operating profits of On Ice. The Company entered into an option exercise agreement dated as of July 1996 and exercised said option. Mr. Mendelson, pursuant to the terms of the option agreement is entitled to receive 50% of any fees generated by him as a producer of Company related projects. As of June 30, 1996, the Company entered into an employment agreement with Barry Mendelson. See
'Management -- Employment Agreement'.

     In August 1996, the Company issued Jeremiah Harris, a Director of the Company, an option to purchase 12,000 shares of common stock at an option price of $2.50 per share which expires on August 15, 1999, in consideration for Mr. Harris agreeing to serve on the Board of Directors of the Company.

     On October 11, 1996, the Company issued Linda Azarone, the Company's Chief Operating Officer, to purchase 50,000 shares of common stock at an exercise price of $1.75 per share which warrants expire on September 30, 1999, for services rendered.

     On December 27, 1996, the Company issued to Robert Wussler, a Director of the Company, an option to purchase 500,000 shares of Common Stock of which 200,000 options are exerciseable at $.50 per share and expire on December 27, 1999, 150,000 options are exerciseable at the lowest closing bid price of the common stock for the year ended December 31, 1997 or three years from any other date he selects to exercise his options in 1997 and expire three years from such date and 150,000 options are exerciseable at the lowest closing bid price of the common stock for the year ended December 31, 1998 or three years from any other date he selects to exercise his options in 1998 and expire three years from such date, in consideration for his agreeing to become a Director of the Company.

     During December 1996, ESL borrowed $74,319 from its profit sharing account. The current balance of the outstanding loan is $71,353.


     On January 17, 1997, the Company issued options to purchase 10,000 shares of common stock at an exercise price of $.93 per share which options expire on January 17, 2000 each to Jeremiah Harris, Ronald Wilson and Walter J. Richards, for services rendered as members of the Company's Board of Directors.

     On July 1, 1997, the Company issued 336,879 shares of common stock to Gary Lashinsky, 336,880 shares of common stock to Elizabeth Lashinsky and 35,461 shares of common stock to Gary and Elizabeth Lashinsky, as joint tenants, all in connection with the merger of ESL into RSL, a wholly owned subsidiary of the Company.

                              PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale of the Shares by the Selling Securityholders; however, the Company will receive proceeds from the issuance of shares of common stock upon the exercise of the warrants and options ranging from $.25 to $5.00 per share. If the warrants and options are exercised in full, the Company will receive $7,585,282 of gross proceeds therefrom. Each of the Selling Securityholders may sell Shares directly or through broker-dealers who may act solely as agents, or who may acquire Shares as principals. The Shares may be sold from time to time by the Selling Securityholders, or by pledgees, donees, transferees or other successors in interest to the Selling Securityholders. The distribution of the Shares may be affected in one or more transactions that may take place through the NASD over-the-counter bulletin board, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales.

     The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and other expenses of issuance and distribution not borne by the Company. The Selling Securityholders and any dealers or agents that participate in the distribution of the Shares may be deemed to be 'underwriters' within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any commissions received by any such dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Selling Securityholders may effect transactions by selling the Shares directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from the Selling Securityholders.

     The Company will bear all of the expenses of registration of the Shares under the Federal and state securities laws, including filing fees. Such expenses payable by the Company are currently estimated to be $100,000.

     Pursuant to certain agreements, the Company has agreed to indemnify the Selling Securityholders against certain liabilities, including certain potential liabilities under the Securities Act, or to contribute to payments the Selling Securityholders may be required to make in respect thereof.

                           DESCRIPTION OF SECURITIES

     The Company's authorized capital consists of 50,000,000 shares of common stock, par value $.002 per share, and 1,000,000 shares of Preferred Stock, $1.00 par value.

COMMON STOCK

     As of the date of this Prospectus, the Company had outstanding 10,782,115 shares of common stock. Each share of common stock is entitled to one vote at all meetings of shareholders. Shareholders are not permitted to cumulate votes in the election of directors. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional common stock. In the event of liquidation, dissolution or winding up of the Company, holders of the common stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and preferences of the outstanding Preferred Stock. The outstanding shares of common stock are duly and validly issued, fully paid and nonassessable.

PREFERRED STOCK

     As of June 30, 1997, the Company had outstanding 6 shares of Preferred Stock. Additional Preferred Stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions thereof, as are determined by resolution of the Board of Directors. The Company has filed a statement of designation of rights and preferences in which a series of preferred stock consisting of 240 shares has been designated as 10% Non-Voting Cumulative Convertible Preferred Stock, $1.00 par value.

TRANSFER AND WARRANT AGENT

     The Company has retained Fidelity Transfer Company, 1800 S. West Temple, Suite 301, Salt Lake City, Utah 84115, as Transfer Agent for its common stock.

                         MARKET PRICES OF COMMON STOCK

     The Company's common stock is traded on the OTC Electronic Bulletin Board and in the over-the-counter market 'pink sheets' under the symbol 'BPRT.' The following table sets forth the range of the quarterly high and low bid prices, as reported by the National Quotation Bureau, Incorporated.

                              CALENDAR QUARTER                                  HIGH      LOW
-----------------------------------------------------------------------------   -----    -----

First Quarter 1995...........................................................   $ .38    $ .05
Second Quarter 1995..........................................................   $ .13    $ .03
Third Quarter 1995...........................................................   $2.50    $ .25
Fourth Quarter 1995..........................................................   $5.38    $ .38
First Quarter 1996...........................................................   $4.94    $3.25
Second Quarter 1996..........................................................   $4.30    $3.63
Third Quarter 1996...........................................................   $3.63    $1.31
Fourth Quarter 1996..........................................................   $2.13    $1.00
First Quarter 1997...........................................................   $1.63    $1.00
Second Quarter 1997..........................................................   $2.28    $1.03

     On August 12, 1997, the closing bid price of the Common Stock as reported on the over-the-counter Electronic Bulletin Board was $1.69.

                        SHARES ELIGIBLE FOR FUTURE SALE

     All Shares of common stock being offered hereby will be immediately tradable without restriction or further registration under the Securities Act. The outstanding Shares of common stock include 3,919,295 Shares of common stock outstanding deemed to be 'restricted securities,' as that term is defined under Rule 144 promulgated under the Securities Act, in that such Shares were purchased or acquired by such stockholders of the Company in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. Substantially all of such restricted Shares of common stock are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule.

     In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company, may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of common stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Bondy & Schloss LLP, New York, New York. Gerald A. Adler, a partner of Bondy & Schloss LLP has warrants to purchase 200,000 shares of Common Stock of the Company exercisable at $.93 per share. See 'Selling Securityholders.'

                                    EXPERTS

     The audited consolidated balance sheet of the Company as of December 31, 1996, the audited consolidated income statements, cash flow and stockholders, equity for the years ended December 31, 1996 and 1995 have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of Malone & Bailey, PLCC, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The audited balance sheet of The Royal Lipizzaner Stallions, Inc. as at December 31, 1996 and the audited Income Statements, cash flow and stockholders' equity for the years ended December 31, 1996 and 1995 have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of Van Buren & Hauke, LLC, independent certified public accountant and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form SB-2 under the Securities Act, with the Securities and Exchange Commission (the 'Commission'), with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in or annexed as exhibits to the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the financial statements, exhibits and schedules, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street, N.W. Washington D.C. 20549, or at its New York regional office at 7 World Trade Center, Suite 1300, New York, New York 10048. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's web site (http://www.sec.gov). Statements contained in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement, contract or document.

     Prior to this Offering, the Company has not been a reporting company under the Exchange Act. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W. Washington D.C. 20549 and at the regional offices referred to above, and copies of such material can be obtained from the public reference section of the Commission, Washington, D.C. 20549 at prescribed rates.

                      BEACHPORT ENTERTAINMENT CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                          PAGE NO.
                                                                                                          --------

BEACHPORT ENTERTAINMENT CORPORATION
     Independent Accountants' Report...................................................................        F-2
     Consolidated Balance Sheet as at December 31, 1996................................................        F-3
     Consolidated Income Statements For the Years Ended December 31, 1996 and 1995.....................        F-4
     Consolidated Statements of Stockholders' Equity For the Years Ended December 31, 1996 and 1995....        F-5
     Consolidated Statements of Cash Flows For the Years Ended December 31, 1996 and 1995..............        F-6
     Notes to Financial Statements.....................................................................        F-8
BEACHPORT ENTERTAINMENT CORPORATION (UNAUDITED)
     Independent Accountants' Report...................................................................       F-13
     Consolidated Balance Sheet as at March 31, 1997...................................................       F-14
     Consolidated Income Statements For the Three Months Ended March 31, 1997 and 1996.................       F-15
     Consolidated Statements of Stockholders' Equity For the Three Months Ended March 31, 1997 and
      1996.............................................................................................       F-16
     Combined Statements of Cash Flows For the Three Months Ended March 31, 1996 and 1995..............       F-17
     Notes to Financial Statements.....................................................................       F-18
ENTERTAINMENT SPECIALISTS LTD., INC.
     Report of Independent Certified Public Accountants................................................       F-19
     Balance Sheets as at December 31, 1996 and 1995 and March 31, 1997 and 1996 (Unaudited)...........       F-20
     Statements of Operations and Retained Earnings (Deficit) For the Year Ended December 31, 1996 and
      1995 and for the Three Months Ended March 31, 1997 and 1996 (Unaudited)..........................       F-21
     Statements of Cash Flows For the Year Ended December 31, 1996 and 1995 and for the Three Months
      Ended March 31, 1997 and 1996 (Unaudited)........................................................       F-22
     Notes to Financial Statements.....................................................................       F-23
PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
     Pro Forma Consolidated Condensed Balance Sheet as at March 31, 1997 (Unaudited)...................       F-27
     Pro Forma Consolidated Statements of Income For the Year Ended December 31, 1996 and for the Three
      Months Ended March 31, 1997 (Unaudited)..........................................................       F-28
     Notes to Pro Forma Consolidated Statements of Income and Condensed Balance Sheet..................       F-30

                        INDEPENDENT ACCOUNTANTS' REPORT

                                                                    May 30, 1997

To the Board of Directors and Stockholders of BEACHPORT ENTERTAINMENT CORPORATION
Los Angeles, California

     We have audited the accompanying consolidated balance sheets of Beachport Entertainment Corporation (formerly Omni International Corporation) and subsidiaries as of December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beachport Entertainment Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          MALONE & BAILEY, PLLC

                      BEACHPORT ENTERTAINMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                              ASSETS
Current assets
     Cash..........................................................................................   $    32,355
     Accounts receivable...........................................................................         5,522
                                                                                                      -----------
          Total current assets.....................................................................        37,877
                                                                                                      -----------
Software...........................................................................................       100,000
Touring Group Sets, net of depreciation............................................................       120,000
Video Cassette Rights, net of amortization.........................................................       416,800
Advance to Entertainment Specialists, Ltd., Inc....................................................       100,000
Film production costs..............................................................................       155,888
Temecula net profits interest......................................................................        96,820
Other -- net of depreciation.......................................................................        14,200
                                                                                                      -----------
Total assets.......................................................................................   $ 1,041,585
                                                                                                      -----------
                                                                                                      -----------

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable.................................................................................   $ 2,441,550
     Accounts payable..............................................................................       505,067
     Accrued interest, wages and payroll taxes.....................................................       152,098
     Payable to stockholders.......................................................................       245,871
                                                                                                      -----------
          Total current liabilities................................................................     3,344,586
                                                                                                      -----------
Contingent liabilities
Stockholders' equity
     Convertible preferred stock, $1 par, 1,000,000 shares authorized, no shares issued and
      outstanding..................................................................................             0
     Common stock, $.002 par, 50,000,000 shares authorized, 7,022,820 issued and outstanding.......        14,046
     Paid-in capital...............................................................................     2,788,211
     Retained (deficit)............................................................................    (5,105,258)
                                                                                                      -----------
          Total stockholders' equity...............................................................    (2,303,001)
                                                                                                      -----------
Total liabilities and stockholders' equity.........................................................   $ 1,041,585
                                                                                                      -----------
                                                                                                      -----------

                       See notes to financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                           1996           1995
                                                                                        -----------    ----------

Revenues.............................................................................   $ 1,080,656    $3,432,673
Cost of performances
     Performer/agent fees............................................................       536,943     1,583,402
     Production costs................................................................       628,931       701,195
                                                                                        -----------    ----------
          Total cost of performances.................................................     1,165,874     2,284,597
                                                                                        -----------    ----------
          Gross (deficit) margin.....................................................       (85,218)    1,148,076
                                                                                        -----------    ----------
Operating expenses
     Selling.........................................................................                      43,601
     General and administrative......................................................     2,291,752       522,437
     Asset writeoffs.................................................................       179,192
     Bad debts.......................................................................       211,722
     Depreciation and amortization...................................................        94,553        81,021
     Interest........................................................................     1,092,357        37,905
                                                                                        -----------    ----------
          Total operating expenses...................................................     3,869,576       684,964
                                                                                        -----------    ----------
Income (loss) from continuing operations.............................................    (3,954,794)      463,112
     (Loss) from discontinued operations.............................................       --             (9,000)
                                                                                        -----------    ----------
     Income (loss) before taxes and extraordinary item...............................    (3,954,794)      454,112
     Income taxes (benefit)..........................................................          (452)      158,308
                                                                                        -----------    ----------
     Income (loss) before extraordinary item.........................................    (3,954,342)      295,804
Extraordinary item -- debt forgiveness, less applicable income taxes of $0...........                     328,625
                                                                                        -----------    ----------
          Net income (loss)..........................................................   $(3,954,342)   $  624,429
                                                                                        -----------    ----------
                                                                                        -----------    ----------
Earnings (loss) per common share
Income (loss) before extraordinary item
     Primary.........................................................................   $     (0.58)   $     0.09
     Fully diluted (n/a -- anti-dilutive)............................................                        0.09
Extraordinary item
     Primary.........................................................................                  $     0.09
     Fully diluted...................................................................                        0.09
Weighted average shares outstanding
     Primary.........................................................................     6,807,910     3,487,182
     Fully diluted...................................................................    11,715,070     3,717,182

                       See notes to financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                    COMMON STOCK
                                               ----------------------     PAID-IN       RETAINED
                                                 SHARES       AMOUNT      CAPITAL       (DEFICIT)       TOTALS
                                               ----------    --------    ----------    -----------    -----------

Balances, December 31, 1994.................    9,864,796    $ 19,730    $1,111,722    $(1,775,345)   $  (643,893)
5:1 Reverse stock split.....................   (7,891,775)    (15,784)       15,784
Common stock issued for cash, net of
  offering costs of $35,000.................    3,525,000       7,050       523,950                       531,000
Common stock issued in connection with
  purchase of On Ice, Inc...................      800,000       1,600       126,400                       128,000
Common stock issued to employees for
  services rendered.........................      294,979         590        46,606                        47,196
1995 Net income.............................                                               624,429        624,429
                                               ----------    --------    ----------    -----------    -----------
Balances, December 31, 1995.................    6,593,000      13,186     1,824,462     (1,150,916)       686,732
Common stock issued for services and $.09
  per share cash in connection with 1996
  debt financing............................      289,820         580       357,695                       358,275
Common stock canceled.......................      (30,000)        (60)           60
Warrants for common stock issued to
  consultants in connection with 1996 debt
  financing.................................                                340,000                       340,000
Warrants for common stock issued to
  consultants for services rendered.........                                 96,334                        96,334
Common stock issued to consultants for
  services rendered.........................      170,000         340       169,660                       170,000
1996 Net (loss).............................                                            (3,954,342)    (3,954,342)
                                               ----------    --------    ----------    -----------    -----------
Balances, December 31, 1996.................    7,022,820    $ 14,046    $2,788,211    $(5,105,258)   $(2,303,001)
                                               ----------    --------    ----------    -----------    -----------
                                               ----------    --------    ----------    -----------    -----------

                       See notes to financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                            1996          1995
                                                                                         -----------    ---------

Cash flows from operating activities
     Net income (loss)................................................................   $(3,954,342)   $ 624,429
     Non-cash items:
          Depreciation and amortization...............................................        94,553       81,021
          Costs of debt paid with issuance of 285,820 shares of stock sold at prices
            below market..............................................................       331,551
          Accrued interest and amortization of debt issue discount....................       236,813
          Bad debts...................................................................       211,722
          Interest and consulting expenses paid with issuance of stock and stock
            warrants with exercise prices below market................................       607,333
          Officer and employee compensation paid in stock.............................                    147,196
          Forgiveness of debt income..................................................                   (328,625)
          Writedown of investments carrying value.....................................       179,192
     Changes in
          Accounts receivable.........................................................       503,303     (720,546)
          Other current assets........................................................       313,184     (313,184)
          Accounts payable............................................................       (45,985)     283,760
          Accrued interest, wages and payroll taxes...................................        (2,358)      54,304
          Deferred income taxes.......................................................       (36,047)      36,047
                                                                                         -----------    ---------
          Cash (used for) operating activities........................................    (1,561,081)    (235,598)
                                                                                         -----------    ---------
Cash flows from investing activities
     Purchase of net assets of On Ice, Inc............................................      (400,000)    (100,000)
     Film production costs, net of non-recourse financing by joint venture partner of
      $366,978........................................................................      (155,888)
     Advance to Entertainment Specialists, Ltd., Inc..................................      (100,000)
     Purchase of net assets of Enigma, Inc............................................                    (53,592)
     Non-current investments..........................................................                    (25,000)
     Increase in other assets.........................................................        (6,393)      (7,809)
                                                                                         -----------    ---------
          Cash (used for) investing activities........................................      (662,281)    (186,401)
                                                                                         -----------    ---------
Cash flows from financing activities
     Proceeds from short-term bridge loans............................................     2,178,395      270,200
     Repayment of short-term bridge loans.............................................      (115,000)
     Proceeds from stockholders.......................................................                     38,000
     Repayment of stockholder cash loans..............................................       (40,643)    (210,739)
     Issuance of common stock, net of issuance costs of $0 in 1996 and $35,000 in
      1995............................................................................        25,723      531,000
                                                                                         -----------    ---------
          Cash flows from financing activities........................................     2,048,475      628,461
                                                                                         -----------    ---------

                       See notes to Financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                              1996         1995
                                                                                            ---------    --------

Net increase (decrease) in cash..........................................................   $(174,559)   $206,462
Cash at beginning of period..............................................................     206,914         452
                                                                                            ---------    --------
Cash at end of period....................................................................   $  32,355    $206,914
                                                                                            ---------    --------
                                                                                            ---------    --------
Expenses paid in cash
     Interest............................................................................   $ 183,992    $      0
     Income taxes........................................................................      35,595     157,856
Noncash financing transactions
     Offset of debt contingent upon realization of investment asset......................                $ 50,000
     Acquisition of On Ice, Inc.
          Note payable, net of amount paid in 1995.......................................                 400,000
          Assumption of accounts payable.................................................                  79,975
          Stock (128,000 shares valued at $.16)..........................................                 128,000

                       See notes to Financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     Incorporation. The Company was incorporated in Utah on November 18, 1985. Its name was changed from Omni International Corporation ('Omni') on April 4, 1994, when it acquired Beachport Entertainment Corporation, a Texas corporation. This transaction was accounted for as a 'reverse merger' or purchase of Omni by Beachport. The Company became a multi-faceted entertainment company with acquisitions planned in the entertainment industry. The Company was in the development stage from inception until these early 1994 acquisitions.

     Reverse Stock Splits. The Company enacted a 1 for 5 reverse stock split on June 10, 1995. Total outstanding shares of 9,864,796 was reduced by 7,891,775 shares.

     Consolidation of wholly-owned subsidiaries include Enigma Interactive, Inc., and On Ice, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Earnings Per Share are computed based on a weighted number of shares outstanding during the year, including all outstanding stock options and warrants. The June, 1995 stock split is counted as having occurred at the beginning of 1995. Shares issued for cash, acquisitions and for services rendered are counted as of the issue dates. Outstanding options and warrants are included as if they were all exercised as of the first day of the year.

     Cash and Cash Equivalents includes cash in bank and marketable temporary financial instruments of a 3 month maturity or less.

     Depreciation of office equipment and touring group sets is using the straight line method over their estimated useful lives of 5 years. Video cassette rights are being amortized using the straight line method over their estimated significant revenue streams of 10 years. These revenue streams are expected to remain constant, consistent with the classic Holiday season appeal of the entertainment material.

     Foreign Operations consisted only of brief tours of England, France and Mexico during the 1995-1996 Holiday season. Foreign currency conversions were immaterial and foreign taxes are accounted for as described in Note 8.

     Estimates and assumptions by management that affect certain reported amounts and disclosures are required in the preparation of financial statements in conformity with generally accepted accounting principles. Accordingly, actual results could differ from those estimates.

     Concentration of Credit Risk. As the Company is in the entertainment business, substantially all accounts receivable are from ice show venues, television broadcasting companies and related sponsoring companies. As of December 31, 1996, no receivable was considered significant. In accordance with standard industry practices, no collateral or liens on revenues receivable exist.

NOTE 2 -- SOFTWARE

     The Company acquired Enigma Systems, Inc. in 1994. Enigma's sole significant asset was a beta version of the Popeye Sega 16-bit game cartridge. The Company invested $313,467 to complete a marketable version in 1994 and 1995 and capitalized $254,192 in these years. The Company wrote this investment down by $154,192 in 1996 to reflect management's revised estimate as of May 30, 1997 of its net realizable value. The Company has a tentative agreement with STT Video Partners, L.P. to market Popeye on the Sega Television Channel.

NOTE 3 -- TOURING GROUP SETS AND VIDEO CASSETTE RIGHTS

     On July 1, 1995, the Company acquired On Ice, Inc., a seasonal family-oriented ice skating entertainment production company. The Company paid $500,000 cash plus 800,000 shares of its common stock, then representing 27% of fully-diluted stock ownership in the Company, plus assumption of net trade payables of $79,975, in exchange for 100% of the outstanding stock of On Ice, Inc. The stock

                      BEACHPORT ENTERTAINMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

component of the purchase was valued at $.16 per share ($128,000), which is equal to the selling price per share of common stock at that time. $100,000 of the cash due was paid prior to year-end, and the balance was paid in February, 1996.

     The total purchase price was $707,975, and was allocated to assets acquired based on their fair values. These are amortized using the straight-line method over their estimated useful lives as follows:

                                                                    ACCUMULATED                  ESTIMATED
                                                     PURCHASE     DEPRECIATION OR    NET BOOK    VALUATION
                                                     VALUATION     AMORTIZATION       VALUE        LIFE
                                                     ---------    ---------------    --------    ---------

Touring Group Sets................................   $ 200,000       $ (80,000)      $120,000      5 years
Video Cassette Rights.............................     507,975         (91,175)       416,800     10 years
                                                     ---------
     Total........................................   $ 707,975
                                                     ---------
                                                     ---------

NOTE 4 -- ADVANCE TO ENTERTAINMENT SPECIALISTS, LTD., INC.

     On December 5, 1996, the Company signed an agreement with Entertainment Specialists, Ltd., Inc. ('ESL') whereby they paid $100,000 for the right to negotiate a purchase of ESL. As of May 30, 1997, the Company and ESL have tentatively agreed for the Company to purchase ESL for a total of $1,000,000 in cash and $1,000,000 in stock. ESL owns two show companies of Royal Lipizzaner Stallions and grossed $6 million in sales in 1996.

NOTE 5 -- FILM PRODUCTION COSTS

     In 1995, the Company signed an agreement with Capital Cities/ABC Video Publishing, Inc. ('ABCVP') whereby the Company, through a 50%-owned subsidiary, FTI, L.L.C., agreed to produce five TV video programs in a series titled 'Fairy Tales on Ice'. During 1995 and early 1996, ABCVP provided a total of $436,978 for two videos, and agreed to market the videos to network and/or cable TV. $70,000 was recognized by the Company as income in 1995 for creating and organizing the projects. An additional $155,888 in additional production costs has been capitalized. As of May 30, 1997 the two videos were mostly completed.

     In 1996, the parent company of ABCVP was acquired by Buena Vista International. This agreement was renegotiated whereby the Company will market the distribution rights and repay Buena Vista solely from the proceeds. The Company expects to receive in excess of $675,000, which is required to first repay Buena Vista and then recoup all capitalized costs.

     There are no current plans to produce the remaining three videos.

NOTE 6 -- TEMECULA NET PROFITS INTEREST

     An interest in a to-be-built southern California suburb entertainment facility was acquired in early 1994 in exchange for stock and the promise to obtain equity financing. The Company invested $147,000 in pre-construction planning costs, but defaulted on its obligation due to a lack of additional funding. The Company subsequently agreed to trade its interest in the project for its previously issued stock, plus (1) a promise to repay the $147,000 invested and (2) a 10% net profits interest in the project. In 1995, the Company netted $50,000 in related notes payable against the asset cost, because repayment of this obligation is contingent upon realization of project financing. The net capitalized cost is carried as an asset pending the outcome of long-term financing efforts for the project by that suburb. As of May 30, 1997, Temecula was proceeding with project financing.

                      BEACHPORT ENTERTAINMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- NOTES PAYABLE

Notes payable to sixteen different private entities, no collateral, interest at
  8%, due December 31, 1996.....................................................   $1,350,000
Notes payable to investment bankers on behalf of eight different private
  entities, no collateral, interest at 12%, due February 28, 1997...............      879,550
Notes payable to investment bankers, no collateral and no interest..............      212,000
                                                                                   ----------
     Total......................................................................   $2,441,550
                                                                                   ----------
                                                                                   ----------

     The Company is delinquent paying the above obligations, which were supposed to have been repaid from the proceeds of a larger equity offering. See Note 15 regarding a planned 1997 offering.

     Total 1996 interest of $1,092,357 includes debt financing costs of $940,006, including $92,955 in note discounts given, $175,500 in debt acquisition commissions paid in cash, and discounted stock and stock options given to investment bankers valued at $671,551, which represents the difference between the market value and the purchase or exercise price of 285,820 shares and 500,000 options.

NOTE 8 -- ACCRUED EXPENSES

Interest on notes payable.........................................................   $131,902
Wages and payroll taxes...........................................................     23,969
                                                                                     --------
     Total........................................................................   $155,871
                                                                                     --------
                                                                                     --------

NOTE 9 -- PAYABLE TO STOCKHOLDERS FOR CASH LOANS

Note payable to a corporation partially owned by a stockholder, due March 31,
  1995, with interest at 8%, with no collateral...................................   $200,000
Accrued interest..................................................................     41,568
Other.............................................................................        530
                                                                                     --------
     Total........................................................................   $242,098
                                                                                     --------
                                                                                     --------

NOTE 10 -- INCOME TAXES

     Income taxes are accounted for under Statement of Financial Accounting Standards (SFAS) No. 109 'Accounting for Income Taxes.' As of December 31, 1996, the Company had unused net operating loss carryforwards of approximately $4,700,000, which expire in 2010. Under Internal Revenue Code Section 382, use of these net operating losses is limited whenever Company stock ownership turnover, as defined, exceeds 50% in any 36-month period. During 1995, such a turnover occurred and the use of about $1 million of such losses is limited to approximately $370,000 per year.

NOTE 11 -- EXTRAORDINARY ITEM

     During late 1995, the Company negotiated debt forgiveness from various current and former employees, lawyers and investment bankers, totaling $328,625. No income taxes are related to this income, because it is entirely offset by prior period net operating losses.

NOTE 12 -- COMMON STOCK OPTIONS AND WARRANTS

     The Company has a qualified stock option plan for its employees. As of May 30, 1997, there has been no stock options granted to employees under this plan.

                      BEACHPORT ENTERTAINMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     As of May 30, 1997, the Company has issued a total of 5,197,160 options and warrants to various entities at exercise prices ranging from $.05 to $10.00 per share, and summarized as follows:

                                                              NUMBER        OPTION PRICE
                                                             OF SHARES    (RANGE PER SHARE)
                                                             ---------    -----------------

Outstanding at January 1, 1995............................     200,000     $ .05 -- $10.00
Granted...................................................     265,000     $ .10 -- $ 2.31
                                                             ---------
                                                             ---------
Outstanding at January 1, 1996............................     465,000
Granted...................................................   4,792,160     $0.25 -- $ 1.37
Canceled..................................................     (80,000)
                                                             ---------
Outstanding at December 31, 1996..........................   5,197,160     $0.05 -- $10.00
                                                             ---------
                                                             ---------
                                                                                                  (1)    (2)
                                                                                               -----    ---
Exercisable at December 31, 1996..........................   1,385,000     $0.05 -- $ 0.63     $0.31     41
                                                             3,342,160     $0.93 -- $ 2.50      1.23     48
                                                               110,000     $5.00 -- $10.00      7.27     36
                                                             ---------                         -----    ---
                                                             4,837,160                         $1.06     44
                                                             ---------                         -----    ---
                                                             ---------                         -----    ---

------------

(1) Weighted average exercise price as of December 31, 1996.

(2) Weighted average remaining exercise period in months as of December 31, 1996.

                            ------------------------
     During 1995, the Company issued 294,979 shares of stock to two officers and two employees as partial compensation for services rendered. These shares were valued at $.16, which approximates the prevailing price received for shares sold in 1995.

     No options or warrants were granted to employees during 1996.

     In accordance with the disclosure requirements of SFAS 123, stock compensation is valued for income statement expense purposes using the intrinsic value method, whereby the related expense is the excess of the current stock trading price over the option price. For the year ended December 31, 1996, fair value of the 1996 options granted using the Black-Scholes option pricing mathematical model exceeds the values recorded using the intrinsic value method by $5,700,000 or $.84 per share.

NOTE 13 -- CONTINGENT LIABILITIES

     A total of $486,978 in contingent liabilities exists, as discussed in two different notes above, and are dependent on the success of the two investment ventures. The Company is not obligated to repay these amounts if these ventures do not return cash flow. See Notes 5 and 6.

     The Company is involved as plaintiff in a lawsuit against a former investment banker for a contract dispute. As of May 30, 1997, the lawsuit was still in the discovery stage, and no outcome is being predicted by management.

     On January 22, 1996, the Company entered into an agreement with Ice Capades, Inc. ('Ice Capades'), a subsidiary of Del Wilber Associates, Inc., to manage ice skating events produced by Ice Capades. The Company sued Del Wilber Associates, Inc. for non-performance in late 1996. As of May 30, 1997, the lawsuit was still in the discovery stage, and no outcome is being predicted by management.

NOTE 14 -- SIGNIFICANT CUSTOMERS

     During 1996, the Company received $360,166 from Ice Capades, Inc. (see Note ) and $413,352 from Harrah's -- Atlantic City. During 1995, the Company earned
$373,210 from National Broadcasting

                      BEACHPORT ENTERTAINMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Company for 1995 sales of its 1994 'Nutcracker On Ice' videocassette, of which $211,722 was reported in 1996 as a bad debt. No other single source accounted for more than 10% of gross revenues during 1996 or 1995.

NOTE 15 -- 1997 STOCK AND DEBT ISSUANCE

     The Company is currently conducting two private securities offerings of debt with stock warrants and convertible preferred stock to raise up to $5,000,000 in additional financing from accredited investors for operating capital, debt repayment and additional entertainment-related acquisitions.

     The convertible preferred stock converts at 11,111 shares of common stock for each share of preferred. Convertible holders may convert at any time, and if the common stock is trading at less than $2.25 per share, the conversion rate is adjusted to 75% of the actual average trading price, with a floor of $.80. As of May 30, 1997 none of the convertible preferred stock has been tendered for conversion.

     For 1997 through May 30, the Company has borrowed $147,000, sold common stock for $500,000 and sold 14 shares of convertible preferred stock for $350,000. Related costs of $41,000 will be charged against paid in capital.

NOTE 16 -- LOSS ON DISCONTINUED OPERATIONS

     Due to a lack of funding in 1994, the Company negotiated dispositions of certain investments, with net losses on dispositions totaling $175,527, of which $9,000 was recognized in 1995.

NOTE 17 -- NET PROFITS INTEREST

     The employee responsible for software development has a 40% net profits interest in any income generated from sales of software after the Company's total investment is recouped. This total investment amount is currently in excess of $500,000.

                        INDEPENDENT ACCOUNTANT'S REPORT

                                                                    May 30, 1997

To the Board of Directors
BEACHPORT ENTERTAINMENT CORPORATION
Los Angeles, California

     We have reviewed the accompanying consolidated balance sheet of Beachport Entertainment Corporation as of March 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three-month periods ended March 31, 1997, and March 31, 1996. These financial statements are the responsibility of the Corporation's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

                                          MALONE & BAILEY, PLLC

                      BEACHPORT ENTERTAINMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997

                                              ASSETS
Current assets
     Cash..........................................................................................   $    87,171
     Other current assets..........................................................................        22,885
                                                                                                      -----------
          Total current assets.....................................................................       110,056
                                                                                                      -----------
Touring group sets, net of $90,000 depreciation....................................................       110,000
Video cassette rights, net of $117,225 amortization................................................       403,775
Advance to Russ Potts Productions, Inc.............................................................       350,000
Film production costs..............................................................................       167,539
Software...........................................................................................       100,000
Advance to Entertainment Specialists, Ltd., Inc....................................................       100,000
Temecula net profits interest......................................................................        96,820
Other -- net of $6,801 depreciation................................................................        12,526
                                                                                                      -----------
          Total assets.............................................................................   $ 1,450,716
                                                                                                      -----------
                                                                                                      -----------

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable.................................................................................   $ 2,556,550
     Accounts payable..............................................................................       716,609
     Accrued interest, wages and payroll taxes.....................................................       183,229
     Payable to stockholders.......................................................................       370,321
                                                                                                      -----------
          Total current liabilities................................................................     3,826,709
                                                                                                      -----------
Contingent liabilities
Stockholders' equity
     Convertible preferred stock, $1 par, 1,000,000 shares authorized, 8 shares issued and
      outstanding..................................................................................             8
     Common stock, $.002 par, 50,000,000 shares authorized, 7,852,820 shares issued and
      outstanding..................................................................................        15,706
     Paid-in capital...............................................................................     3,377,043
     Retained (deficit)............................................................................    (5,768,751)
                                                                                                      -----------
          Total stockholders' equity...............................................................    (2,375,994)
                                                                                                      -----------
          Total liabilities and stockholders' equity...............................................   $ 1,450,716
                                                                                                      -----------
                                                                                                      -----------

                       See notes to financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                                                            1997          1996
                                                                                         ----------    ----------

Revenues..............................................................................   $   87,617    $  235,019
Cost of performances
     Performer/agent fees.............................................................       23,219       195,641
     Other............................................................................      245,839        52,136
                                                                                         ----------    ----------
          Total cost of performances..................................................      269,058       247,777
                                                                                         ----------    ----------
          Gross margin................................................................     (181,441)      (12,758)
                                                                                         ----------    ----------
Operating expenses
     General and administrative.......................................................      398,047       353,366
     Depreciation and amortization....................................................       23,870        23,414
     Interest.........................................................................       60,135       420,461
                                                                                         ----------    ----------
          Total operating expenses....................................................      482,052       797,240
                                                                                         ----------    ----------
     (Loss) before taxes..............................................................     (663,493)     (809,998)
     Income tax benefit...............................................................                        452
                                                                                         ----------    ----------
          Net (loss)..................................................................   $ (663,493)   $ (809,546)
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Net (loss) per common share
     Primary..........................................................................    $(0.09)       $(0.12)
     Fully-diluted n/a (anti-dilutive)................................................
Weighted average shares outstanding...................................................    7,499,116     6,919,272
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                       See notes to financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996

                                            PREFERRED STOCK      COMMON STOCK
                                            ---------------   -------------------    PAID-IN      RETAINED
                                            SHARES   AMOUNT    SHARES     AMOUNT     CAPITAL      (DEFICIT)      TOTALS
                                            ------   ------   ---------   -------   ----------   -----------   -----------

Balances, December 31, 1995...............                    6,593,000   $13,186   $1,824,462   $(1,150,916)  $   686,732
Common stock issued for $25,724 cash, and
  valued at $1.25 per share or $357,275,
  net of offering costs of $25,000........                    $ 285,820       572      331,703                     332,275
Common stock issued for cash..............                        4,000         8          992                       1,000
Net (loss)................................                                                          (809,546)    ( 809,546)
                                                              ---------   -------   ----------   -----------   -----------
Balances, March 31, 1996..................                    6,882,820   $13,766   $2,157,157   $(1,960,462)  $   210,461
                                                              ---------   -------   ----------   -----------   -----------
                                                              ---------   -------   ----------   -----------   -----------
Balances, December 31, 1996...............                    7,022,820   $14,046   $2,788,211   $(5,105,258)  $(2,303,001)
Preferred stock issued for $200,000 cash,
  net of $15,000 per share offering
  costs...................................     8      $  8                             184,992                     185,000
Exercise of common stock warrants for
  cash....................................                       30,000        60        5,440                       5,500
Sale of common stock for $.50 cash........                      800,000     1,600      399,400                     400,000
Net (loss)................................                                                          (663,493)     (663,493)
                                               -
                                                     ------   ---------   -------   ----------   -----------   -----------
Balances, March 31, 1997..................     8      $  8    7,852,820   $15,706   $3,377,043   $(5,768,751)  $(2,375,994)
                                               -
                                               -
                                                     ------   ---------   -------   ----------   -----------   -----------
                                                     ------   ---------   -------   ----------   -----------   -----------

                       See notes to financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOW
              THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996

                                                                                             1997         1996
                                                                                           ---------    ---------

Cash flows from operating activities
     Net income (loss)..................................................................   $(663,492)   $(809,546)
     Non-cash items:
          Depreciation and amortization.................................................      23,870       23,414
          Debt issuance costs, representing stock issued to brokers at below-market
            prices......................................................................                  331,551
     Changes in
          Accounts receivable...........................................................       5,522      508,826
          Receivable from officer.......................................................                  (31,896)
          Other current assets..........................................................     (22,885)      66,311
          Accounts payable..............................................................     211,541     (408,423)
          Accrued expenses..............................................................      36,481       19,420
          Deferred income taxes.........................................................                  (36,047)
          Accounts payable to stockholders..............................................                   (2,495)
                                                                                           ---------    ---------
          Cash provided (used for) operating activities.................................    (408,963)    (338,885)
                                                                                           ---------    ---------
Cash flows from investing activities
     Advance to Russ Potts Productions, Inc.............................................    (350,000)
     Film production costs, net of non-recourse financing by joint venture partner of
      $366,978 and $300,000, respectively...............................................    ( 11,651)    ( 13,922)
     Decrease in other assets...........................................................         830        3,006
                                                                                           ---------    ---------
          Cash used for investing activities............................................    (360,821)     (10,916)
                                                                                           ---------    ---------
Cash flows from financing activities
     Proceeds from short-term debt
          From stockholders.............................................................     119,100
          From third parties............................................................     115,000      648,550
     Proceeds from stock sales, net of issuance costs of $15,000 and $25,000,
      respectively......................................................................     590,500        1,724
     Payment of purchase note for On Ice, Inc. acquisition..............................                 (400,000)
                                                                                           ---------    ---------
          Cash flows from financing activities..........................................     824,600      250,274
                                                                                           ---------    ---------
Net increase (decrease) in cash.........................................................      54,816      (99,527)
Cash at beginning of period.............................................................      32,355      206,914
                                                                                           ---------    ---------
Cash at end of period...................................................................   $  87,171    $ 107,387
                                                                                           ---------    ---------
                                                                                           ---------    ---------
Expenses paid in cash
     Interest...........................................................................   $       0    $       0
     Income taxes.......................................................................           0            0

                       See notes to financial statements.

                      BEACHPORT ENTERTAINMENT CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     Interim unaudited financial statements contain all adjustments necessary to present fairly the financial statements of the Company for the periods presented. The accompanying financial information should be read in conjunction with the Company's 1996 Annual Report on Securities and Exchange Commission Form 10-KSB. Footnote disclosures that substantially duplicate those in the Company's Annual Audited Report on Form 10-KSB, including significant accounting policies, have been omitted.

NOTE 2 -- ADVANCE TO RUSS POTTS PRODUCTION, INC.

     The Company advanced $350,000 in first quarter, 1997 to a prospective acquisition. Negotiations terminated in May, 1997 and the total advance is to be refunded in June, 1997.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of ENTERTAINMENT SPECIALISTS LTD., INC.

     We have audited the accompanying balance sheets of Entertainment Specialists Ltd., Inc.. (A Subchapter 'S' Corporation) as of December 31, 1996 and 1995, and the related statements of operations and shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entertainment Specialists Ltd., Inc. as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information schedules on Pages 10 and 11 is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

New York, New York
July 3, 1997, except for Note 9,
as to which the date is August 4, 1997

                      ENTERTAINMENT SPECIALISTS LTD., INC.
                         (A SUBCHAPTER 'S' CORPORATION)
                                 BALANCE SHEETS
                      DECEMBER 31, 1996 AND 1995 (AUDITED)
                    AND MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                                       DECEMBER 31,              MARCH 31,
                                                                   ---------------------    --------------------
                                                                     1996         1995        1997        1996
                                                                   ---------    --------    --------    --------

                             ASSETS
Current assets
     Cash.......................................................   $   2,114    $ 17,899    $  3,765    $ 56,764
     Accounts receivable........................................      31,453      15,528     144,826     134,184
     Inventories -- concessions.................................      16,958       9,067       8,000       5,500
     Due from employees.........................................       2,576       1,899      14,129      31,684
     Prepaid expenses...........................................     134,252      54,064     267,669      64,683
                                                                   ---------    --------    --------    --------
          Total current assets..................................     187,353      98,457     438,389     292,815
Property and equipment, net.....................................     273,502     231,768     263,302     244,396
Other assets
     Security deposits..........................................      10,208       8,280      12,591       9,932
                                                                   ---------    --------    --------    --------
          Total assets..........................................   $ 471,063    $338,505    $714,282    $547,143
                                                                   ---------    --------    --------    --------
                                                                   ---------    --------    --------    --------
              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Bank overdrafts............................................   $  35,507    $ 37,858    $ 35,863    $ 79,307
     Accounts payable and accrued expenses......................     279,603     176,297     202,501     123,644
     Loan payable -- pension plan...............................      74,329       --         72,329       --
     Payroll taxes payable......................................      79,351      10,178     139,278      13,866
     Notes payable -- current...................................      47,600       --         48,000       --
                                                                   ---------    --------    --------    --------
          Total current liabilities.............................     516,390     224,333     497,971     216,817
                                                                   ---------    --------    --------    --------
Other liabilities
     Due to officer.............................................      18,381       --          --          --
                                                                   ---------    --------    --------    --------
          Total liabilities.....................................     534,771     224,333     497,971       --
                                                                   ---------    --------    --------    --------
Sharholders' equity
     Common stock; $1.00 par value, 500 shares authorized;
       issued and outstanding...................................         500         500         500         500
     Additional paid in capital.................................     100,000       --        100,000       --
     Retained earnings..........................................    (164,208)    113,672     115,811     329,826
                                                                   ---------    --------    --------    --------
          Total shareholders' equity (deficit)..................     (63,708)    114,172     216,311     330,326
                                                                   ---------    --------    --------    --------
               Total liabilities and shareholders' equity.......   $ 471,063    $338,505    $714,282    $547,143
                                                                   ---------    --------    --------    --------
                                                                   ---------    --------    --------    --------

                See accompanying notes to financial statements.

                      ENTERTAINMENT SPECIALISTS LTD., INC.
                         (A SUBCHAPTER 'S' CORPORATION)

            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
            FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (AUDITED)
       AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                                  YEARS ENDED              THREE MONTHS ENDED
                                                                  DECEMBER 31,                 MARCH 31,
                                                            ------------------------    ------------------------
                                                               1996          1995          1997          1996
                                                            ----------    ----------    ----------    ----------

Revenues
     Show revenues.......................................   $5,058,397    $7,631,792    $2,153,445    $1,983,279
     Concession revenues.................................      837,621     1,008,083       328,550       327,132
                                                            ----------    ----------    ----------    ----------
          Total revenues.................................    5,896,018     8,639,875     2,481,995     2,310,411
                                                            ----------    ----------    ----------    ----------
Direct costs
     Show expenses.......................................      640,359     1,454,234       295,693       314,957
     Arena rental and expense............................      790,415       987,462       431,375       341,543
     Payroll and fringes.................................    1,126,235       863,766       280,912       272,754
     Horse maintenance and supplies......................      203,469       430,819        86,337        51,106
     Travel and lodging..................................      254,259       421,417        70,486        51,090
     Concession expenses.................................       67,982       113,654        53,532        44,323
     Auto and truck expenses.............................       86,661        77,017        23,717        24,629
     Printing programs...................................       32,693        43,239        --            --
     Wardrobe and maintenance............................       14,340        20,996         9,367         6,754
                                                            ----------    ----------    ----------    ----------
          Total direct costs.............................    3,216,413     4,412,604     1,251,419     1,107,156
                                                            ----------    ----------    ----------    ----------
          Gross Profit...................................    2,679,605     4,227,271     1,230,576     1,203,255
                                                            ----------    ----------    ----------    ----------
Operating expenses
     Advertising and promotion...........................    1,521,365     1,925,852       550,688       514,035
     Oviedo barn expenses................................      518,140       562,935       100,221       203,275
     General and administrative expenses.................      843,185     1,155,072       237,738       225,524
                                                            ----------    ----------    ----------    ----------
          Total operating expenses.......................    2,882,690     3,643,859       888,647       942,834
                                                            ----------    ----------    ----------    ----------
          Total operating income.........................     (203,085)      583,412       341,929       260,421
                                                            ----------    ----------    ----------    ----------
Other income (expense)
     Interest earned.....................................        1,525        19,365            44           756
     Penalties...........................................      (12,428)      (26,406)      (11,868)       --
     Foreign taxes paid..................................       --           (31,883)       --            --
     Loss on sale of assets..............................      (12,892)       (6,182)       --            --
                                                            ----------    ----------    ----------    ----------
          Total..........................................      (23,795)      (45,106)      (11,824)          756
                                                            ----------    ----------    ----------    ----------
Net income...............................................     (226,880)      538,306       330,105       261,177
Retained earnings -- beginning of period.................      113,672        30,451      (164,208)      113,672
                                                            ----------    ----------    ----------    ----------
                                                              (113,208)      568,757       165,897       374,849
Distributions to shareholders............................      (50,000)     (455,085)      (65,086)      (45,023)
                                                            ----------    ----------    ----------    ----------
Retained earnings -- end of period.......................   $ (163,208)   $  113,672    $  100,811    $  329,826
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------

                See accompanying notes to financial statements.

                      ENTERTAINMENT SPECIALISTS LTD., INC.
                         (A SUBCHAPTER 'S' CORPORATION)
                            STATEMENT OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (AUDITED)
       AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                                     YEARS ENDED            THREE MONTHS ENDED
                                                                     DECEMBER 31,               MARCH 31,
                                                                ----------------------    ----------------------
                                                                  1996         1995         1997         1996
                                                                ---------    ---------    ---------    ---------

Cash flows from operating activities:
     Net income (loss).......................................   $(227,880)   $ 538,306    $ 345,105    $ 261,177
     Adjustments to reconcile net income (loss) to net cash
       provided by operating activities......................
     Depreciation............................................      37,427       53,303       10,200        9,200
     Increase (Decrease) in accounts payable.................     103,306       (9,823)     (77,102)     (52,653)
     Increase (Decrease) in payroll taxes payable............      69,173     (111,955)      59,927        3,688
     Decrease in investments.................................      --           26,005       --           --
     (Increase) Decrease in prepaid expenses.................     (80,188)      49,569     (133,417)     (10,619)
     (Increase) Decrease in accounts receivable..............     (15,925)       3,757     (113,373)    (118,656)
     (Increase) Decrease in due from employees...............        (677)       1,168      (11,553)     (29,785)
     (Increase) Decrease in inventories......................      (7,891)      (4,342)       8,958        3,567
     (Increase) in security deposits.........................      (1,928)      (1,738)      (2,383)      (1,652)
                                                                ---------    ---------    ---------    ---------
Net cash provided by operating activities....................    (124,583)     544,250       86,362       64,267
                                                                ---------    ---------    ---------    ---------
Cash flows from investing activities:
     Purchase of property and equipment; net of
       retirements...........................................     (79,161)      (9,341)      --          (21,828)
                                                                ---------    ---------    ---------    ---------
Cash flows from financing activities:
     Additional paid in capital..............................     100,000       --           --           --
     Distribution to shareholders............................     (50,000)     (455085)     (65,086)     (45,023)
     Increase (Decrease) in bank overdrafts..................      (2,351)     (33,158)         356       41,449
     Increase (Decrease) in notes payable....................      47,600      (17,870)         400       --
     Increase (Decrease) in due to officer...................      18,381      (10,897)     (18,381)      --
                                                                ---------    ---------    ---------    ---------
Net cash provided by financing activities....................     113,630     (517,010)     (82,711)      (3,574)
                                                                ---------    ---------    ---------    ---------
Net increase (decrease) in cash..............................     (90,114)      17,899        3,651       38,865
Cash at beginning of period..................................      17,899       --            2,114       17,899
                                                                ---------    ---------    ---------    ---------
Cash at end of period........................................   $ (72,215)   $  17,899    $   5,765    $  56,764
                                                                ---------    ---------    ---------    ---------
                                                                ---------    ---------    ---------    ---------
Supplemental disclosure of interest paid.....................   $  13,955    $   4,468    $   2,239    $  --
                                                                ---------    ---------    ---------    ---------
                                                                ---------    ---------    ---------    ---------

                See accompanying notes to financial statements.

                      ENTERTAINMENT SPECIALISTS LTD., INC.
                         (A SUBCHAPTER 'S' CORPORATION)
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. GENERAL

     Entertainment Specialists Ltd., Inc. (Company) is a corporation that was organized under the laws of the state of Florida on March 2, 1988.

     The Company is wholly-owned by two shareholders who are both executive officers of the Company and are ultimately responsible for both the management and the results of operations.

     The Company is in the entertainment industry earning its revenues by producing and performing live shows presenting 'Royal Lipizzaner Stallions' throughout the world. This family-arena attraction features horses and riders from Europe that emulate the Spanish riding school of Vienna in its presentation of Lipizzans, thus providing a traditional as well as entertaining performance.

     The Company also earns revenues from concessions at the shows selling programs, hats, tote bags, jewelry and other accessories as souvenirs of the show.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

METHOD OF ACCOUNTING

     Assets, liabilities, revenues and expenses are recognized on the accrual method of accounting for financial statement presentation and for federal income tax purposes.

ACCOUNTS RECEIVABLE

     The accounts receivable represent revenues due from the shows and concession sales. The Company does not provide for any allowance for uncollectible accounts.

REVENUE RECOGNITION

     Revenues and the related expenses are recognized at the time the shows are performed. Concession revenues and the related costs are recognized when the goods are sold.

BANK OVERDRAFT

     The bank overdraft represents the amount of checks outstanding in excess of cash in bank.

LINE OF CREDIT

     The notes payable -- current represents a revolving line of credit up to $50,000 secured by a demand note to Barnett Bank at the bank prime rate plus 2.5%. Interest on the amounts borrowed is charged against the checking account monthly.

INCOME TAXES

     The Company has elected to be taxed under the provisions of subchapter S ('S' Corporation) of the Internal Revenue Code. Under these provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the shareholders are liable for the individual Federal income tax on the Company's taxable income. Therefore, no provision for income taxes has been provided in the income statement.

                      ENTERTAINMENT SPECIALISTS LTD., INC.
                         (A SUBCHAPTER 'S' CORPORATION)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995

FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of December 31, 1996 and 1995, the carrying amount of cash, accounts receivable, bank overdrafts, accounts payable, accrued expenses, loans and notes payable approximates fair value due to the short maturity of these instruments.

CONCENTRATION OF CREDIT RISK

     The accounts receivable are all short term and the Company has no significant off-balance sheet concentration of credit risk.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The unaudited interim financial statements as of March 31, 1997 and 1996 and for the three months ended March 31, 1997 and 1996 have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of such periods. The operating results for the three months ended March 31, 1997 are not necessarily indicative of the operating results to be expected for the full fiscal year or for any future period.

PROPERTY AND EQUIPMENT

     The Company's property and equipment includes the building in Oviedo, Florida, twenty-nine (29) horses, transportation equipment, leasehold improvements and office equipment. Expenditures for maintenance and repairs are charged to expense and major additions to fixed assets are capitalized.

DEPRECIATION

     The Company depreciates its fixed assets over their estimated useful lives using accelerated methods (MACRS) for financial statement presentation and for federal income tax purposes.

INVENTORIES

     Inventories consist of concessions goods (clothing and accessories, jewelry, programs, tapes -- all of which are souvenir products) held for resale at shows and are valued at cost or market, whichever is lower. Cost was determined by using the first-in, first-out method.

                      ENTERTAINMENT SPECIALISTS LTD., INC.
                         (A SUBCHAPTER 'S' CORPORATION)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995

3. PROPERTY AND EQUIPMENT

     The Company owns property and equipment which is classified as follows:

                                                              DECEMBER 31,             MARCH 31,
                                                          --------------------    --------------------
                                                            1996        1995        1997        1996
                                                          --------    --------    --------    --------

Barn -- Oviedo, Fl.....................................   $207,335    $207,335    $207,335    $207,335
Horses.................................................    174,501     174,501     174,501     174,501
Leasehold improvements.................................     61,407       --         61,407       --
Machinery and equipment................................     52,482      57,203      52,482      57,203
Transportation equipment...............................     19,794      19,794      19,794      40,273
Furnishings                                                  --          --          --          1,349
                                                          --------    --------    --------    --------
                                                           515,519     458,833     515,519     480,661
Less accumulated depreciation..........................    242,017     227,065     252,217     236,265
                                                          --------    --------    --------    --------
                                                          $273,502    $231,768    $263,302    $244,396
                                                          --------    --------    --------    --------
                                                          --------    --------    --------    --------

4. PREPAID EXPENSES

     Prepaid expenses consist of the following:

                                                               DECEMBER 31,             MARCH 31,
                                                            -------------------    -------------------
                                                              1996       1995        1997       1996
                                                            --------    -------    --------    -------

Prepaid advertising costs................................   $ 76,417    $ --       $109,825    $15,182
Arena deposits...........................................     15,831     14,260      13,921     13,758
Prepaid production expenses..............................      3,597      --         78,921      --
Prepaid lease expense....................................      8,000      4,061       8,000      --
Prepaid concession stock.................................      --         --         26,595      --
Prepaid insurance........................................     30,407     35,743      30,407     35,743
                                                            --------    -------    --------    -------
                                                            $134,252    $54,064    $267,670    $64,683
                                                            --------    -------    --------    -------
                                                            --------    -------    --------    -------

5. RELATED PARTY TRANSACTIONS

LEASE OBLIGATIONS

     The Company incurred lease obligations with the shareholders during 1996 and 1995 as follows:

                                                                              DECEMBER 31,
                                                                           ------------------
                                                                            1996       1995
                                                                           -------    -------

Horses..................................................................   $16,500    $19,200
Barn....................................................................    12,000     15,800
Office..................................................................     8,000      --
Pasture.................................................................     6,000      --
Farm equipment..........................................................     5,000      --
Transportation equipment................................................     --         1,000
                                                                           -------    -------
                                                                           $47,500    $36,000
                                                                           -------    -------
                                                                           -------    -------

     On January 1, 1997, the Company entered into a two (2) year lease agreement with a monthly rental of $7,000.00 which covers the following properties:

        1. Horses -- (11 Lipizzan/9 Andulusian/1 Arabian)

                      ENTERTAINMENT SPECIALISTS LTD., INC.
                         (A SUBCHAPTER 'S' CORPORATION)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1996 AND 1995

        2. Property:

           Barn extension -- Oviedo, Fl.

           Office and warehouse -- Oviedo, Fl.

           Pasture property -- 1430 Van Ardsdale Street, Oviedo, Fl.

        3. John Deere Tractor.

6. NOTES PAYABLE -- CURRENT

     The Company has a revolving line of credit secured by a promissory demand note with an interest rate of 2.5% over the bank prime rate dated August 29, 1996 with a credit limit of $50,000.00. At December 31, 1996 there was a balance due of $47,600.00. The note calls for the payment monthly of all accrued interest on the outstanding debt.

7. LOAN PAYABLE -- PENSION PLAN

     The Company borrowed $74,328.00 on December 4, 1996 from Entertainment Specialists Ltd., Inc. Employee Profit Sharing Plan. The loan is secured by a demand note with a 8% annual interest rate.

8. PENSION PLAN

     In 1993, the Company instituted a defined contribution 'Profit Sharing Plan' and 401k deferred compensation plan for the benefit of all its employees. The Company contributions to these plans for 1996 and 1995 were $34,740.00 and $65,512.00, respectively.

9. SUBSEQUENT EVENT

     On June 13, 1997, the Company entered into a merger agreement with Beachport Entertainment Corporation (BEC) whereby BEC will acquire all of the issued and outstanding shares of the Company for a specified amount of cash, a number of shares of the common stock of BEC determined by a formula that takes into consideration the average closing price of BEC's common stock for the 60 day period immediately prior to closing or $3.00, whichever is lower, with additional shares issuable over the next three years based upon an earnings formula and the yearly average of BEC's common stock, as defined. The two principals of the Company have entered into a three (3) year employment agreement with BEC. The Company closed on its merger agreement on July 1, 1997, and as of that date no longer qualified as a Subchapter 'S' Corporation. The merger was effective on August 4, 1997 upon meeting the filing requirements of the states of Florida and Nevada.

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

     The following pro forma balance sheet has been derived from the balance sheets of the Company ('BEC') at March 31, 1997 and adjusts such information to give effect to (1) the acquisition of Entertainment Specialists, Ltd. ('ESL'),
(2) the completion of debt financing in July, 1997, and (3) the settlement of major litigation in June, 1997, as if such events had occurred at March 31, 1997. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the acquisition, debt financing, and lawsuit settlement had all been consummated at March 31, 1997. The pro forma balance sheet should be read in conjunction with the notes thereto and the financial statements of the Company and of ESL contained elsewhere in this registration statement.

                                                                            ESL
                                                                       (AT HISTORICAL
                                                            BEC            COST)           ADJUSTMENTS    PRO FORMA
                                                        -----------    --------------      -----------    ----------

                       ASSETS
Current Assets
     Cash and cash equivalents.......................   $    87,171       $  3,765(1)      $  (631,460)
                                                                                  (2)        2,343,000
                                                                                  (3)        1,300,297    $3,102,773
     Accounts receivable, net........................                      144,826                           144,826
     Other...........................................        22,885        289,798(3)           36,486       349,169
                                                        -----------    --------------      -----------    ----------
          Total current assets.......................       110,056        438,389           3,048,323     3,596,768
Horses...............................................                      100,000(1)          385,250       485,250
Other property and equipment, net....................       110,000        163,302                           273,302
Video cassette rights, net...........................       403,775                                          403,775
Software and film production costs...................       267,539                                          267,539
Goodwill.............................................                             (1)        1,129,899     1,129,899
Advances to acquisition targets......................       450,000               (1)         (100,000)      350,000
Other assets.........................................       109,346         12,591(3)           39,375       161,312
                                                        -----------    --------------      -----------    ----------
                                                        $ 1,450,716       $714,282         $ 4,502,847    $6,667,845
                                                        -----------    --------------      -----------    ----------
                                                        -----------    --------------      -----------    ----------
                   LIABILITIES AND
                STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable................................   $   716,610       $238,364                        $  954,974
     Notes payable...................................     2,556,550        120,329(2)      $ 2,945,500     5,622,379
     Payable to stockholders.........................       370,321                                          370,321
     Accrued expenses................................       183,229        139,278                           322,507
                                                        -----------    --------------      -----------    ----------
          Total current liabilities..................     3,826,710        497,971           2,945,500     7,270,181
                                                        -----------    --------------      -----------    ----------
Stockholders' equity
     Convertible preferred stock, $1 par, 1,000,000
       shares authorized, 8 shares issued and
       outstanding...................................             8                                                8
     Common stock, $.002 par, 50,000,000 shares
       authorized, 9,048,526 shares issued and                                    (1)            1,418
       outstanding...................................        15,706               (3)              973        18,097
     Common stock, $1 par, 500 shares authorized,
       issued and outstanding........................                          500(1)              500        --
     Additional paid-in capital......................     3,377,043        100,000(1)          998,582
                                                                                  (1)         (100,000)
                                                                                  (2)          563,406
                                                                                  (3)          971,999     5,911,030
Retained earnings (deficit)..........................    (5,768,751)       115,811(1)          115,811
                                                                                  (x)         (762,720)   (6,531,471)
                                                        -----------    --------------      -----------    ----------
          Total stockholders' equity.................    (2,375,994)       216,311           1,557,347      (602,336)
                                                        -----------    --------------      -----------    ----------
                                                        $ 1,450,716       $714,282         $ 4,502,847    $6,667,845
                                                        -----------    --------------      -----------    ----------
                                                        -----------    --------------      -----------    ----------

                            PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

     The following unaudited pro forma statements of income have been derived from the statements of income of the Company for the fiscal year ended December 31, 1996 and the three months ended March 31, 1997 and adjusts such information to give effect to (1) the acquisition of Entertainment Specialists, Ltd. ('ESL'), (2) the completion of debt financing in July, 1997, and (3) the settlement of major litigation in June, 1997, as if such events had occurred at March 31, 1997. The pro forma statements of income are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted if the acquisition, financing, and lawsuit settlement had all been consummated at March 31, 1997. The Pro Forma Consolidated Statements of Income should be read in conjunction with the notes thereto and the financial statements of the Company and of ESL contained elsewhere in this registration statement.

FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                                                            ESL
                                                                       (AT HISTORICAL
                                                            BEC            COST)          ADJUSTMENTS     PRO FORMA
                                                         ----------    --------------     -----------    -----------
Net sales.............................................   $   87,617      $2,481,995                      $ 2,569,612
Operating costs and expenses
     Cost of sales....................................      269,058       1,351,640                        1,620,698
     Selling, general and administrative expenses.....      421,917         853,512                        1,275,429
                                                         ----------    --------------                    -----------
       Operating income...............................     (603,358)        276,843                         (326,515)
Interest expense......................................       60,135                (2)    $(1,222,197)     1,282,332
Gain on lawsuit settlement............................                             (3)        403,186       (403,186)
Other.................................................                       11,824                           11,824
                                                         ----------    --------------     -----------    -----------
     Income (loss) before income tax..................     (663,493)        265,019          (819,011)    (1,217,485)
Provision for taxes...................................
                                                         ----------    --------------     -----------    -----------
          Net income (loss)...........................   $ (663,493)     $  265,019(x)       (819,011)    (1,217,485)
                                                         ----------    --------------     -----------    -----------
                                                         ----------    --------------     -----------    -----------
(Loss) per share of common stock......................      $(0.09)                                          $(0.14)
Weighted average number of common shares
  outstanding.........................................    7,499,116                                        8,694,822

FOR THE YEAR ENDED DECEMBER 31, 1996 BEC ESL

                                                               BEC           ESL
                                                             ACTUAL         ACTUAL      ADJUSTMENTS     PRO FORMA
                                                           -----------    ----------    -----------    -----------
Net sales...............................................   $ 1,080,656    $5,896,018                   $ 6,976,674
Operating costs and expenses
     Cost of sales......................................     1,165,874     3,734,553                     4,900,427
     Selling, general and administrative expenses.......     2,777,219     2,414,550                     5,191,769
                                                           -----------    ----------                   -----------
       Operating income.................................    (2,862,437)     (253,085)                   (3,115,522)
Interest expense........................................     1,092,357                                   1,092,357
Gain on lawsuit settlement..............................
Other...................................................                      23,795                        23,795
                                                           -----------    ----------                   -----------
     Income (loss) before income tax....................    (3,954,794)     (216,880)                   (4,231,674)
Income tax benefit......................................           452                                         452
          Net (loss)....................................   $(3,954,342)   $ (276,880)                  $(4,231,222)
                                                           -----------    ----------                   -----------
                                                           -----------    ----------                   -----------
(Loss) per share of common stock........................       $(0.58)                                     $(0.51)
Weighted average number of common shares outstanding....     6,807,910                                   8,003,616

------------

(1) To record purchase of Entertainment Specialists Ltd., Inc.

(2) To record debt financing

(3) To record J.B. Oxford settlement

              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                          AND CONDENSED BALANCE SHEET

(1) Adjustment to reflect acquisition of Entertainment Specialists, Ltd. ('ESL'), dated June 13, 1997. ESL was purchased for $731,460 plus 709,220 common shares of the Company, valued at current market price of $1.41 per share. In addition, additional Company stock is payable to the selling shareholders of ESL contingent on a comparison of ESL separate earnings before income taxes ('EBIT') during the next 3 years with consolidated Company EBIT for the third year alone. If ESL's EBIT equals Company EBIT (excluding ESL), then additional Company stock equal to 12.25% of then-toal outstanding shares is due. This percentage rises rapidly if ESL makes money and other Company operations fail to make money. A change of control would occur if the Company (excluding ESL) loses more than half as much as ESL makes, under this formula.

    No stock is due ESL's owners during the next two years unless ESL's separate EBIT exceeds $1 million per year.

    The acquisition was recorded using the purchase method, whereby, excepting the 29 Lipizzaner and other horses acquired with a fair market value of $485,250, fair market value approximated cost for all other assets and liabilities acquired. Goodwill was recorded for the difference between the purchase price of $1,731,460 and fair value of net assets purchased of $601,561, or $1,129,899.

(2) In June, 1997, the Company completed a short-term debt placement with a face value of $4,448,500, note discounts of $435,291 all accounted for as interest expense for net cash proceeds of $3,789,709. Of this amount, $1,002,765 was used to retire certain other Company notes payable, leaving net cash available for Company use of $2,786,944.

    These notes carry an interest rate of 12%, mature December, 1997 and are renewable for 2 three-month extensions at the option of the Company.

    In connection with this debt issuance, the Company issued one warrant to purchase one share of Company common stock at $1.375 per share for each $4.82 in notes payable, or 819,500 warrants issued to debtholders, plus 81,950 warrants issued to the placement agents. With Company stock selling at an average market price of $2 per share, these 901,450 warrants are valued at $.625 each, or $563,406, accounted for as interest expense and a related increase in paid in capital. In addition, these warrants will change in both total quantity issued (by increasing) and exercise price (by decreasing) if the Company fails to achieve net income of $4 million during the 12 months ended June 30, 1998. These warrants are exercisable anytime during the next 5 years.

(3) On June 24, 1997, the Company agreed to an out-of-court settlement of its two-year-old litigation against its former investment banker, J.B. Oxford Holdings, Inc. ('Oxford'). The Company realized a net gain of $403,186, after contingent legal fees, plus additional cash and other assets of $972,972 from the sale of 486,486 shares of Company common stock to Oxford valued at the current Company stock market price of $2 per share.

_________________________________               ________________________________

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Prospectus Summary............................      3
Risk Factors..................................      7
Use of Proceeds...............................     11
Dividend Policy...............................     11
Capitalization................................     12
Selected Financial Data.......................     13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................     14
Business......................................     17
Management....................................     24
Principal Shareholders........................     30
Selling Securityholders.......................     31
Certain Transactions..........................     35
Plan of Distribution..........................     36
Description of Securities.....................     36
Market Price of Common Stock..................     37
Shares Eligible for Future Sale...............     37
Legal Matters.................................     38
Experts.......................................     38
Additional Information........................     38
Index to Financial Statements.................    F-1

_________________________________               ___
 _________________________________               ___

                            BEACHPORT ENTERTAINMENT
                                  CORPORATION

------------------------
8,997,507 SHARES
COMMON STOCK
PROSPECTUS
              , 1997
------------------------

_________________________________               ________________________________

                                    PART II

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Utah Revised Business Corporation Act, in general, allows corporations to indemnify their directors and officers against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with suits or proceedings, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believes that person's conduct was unlawful. Under current law, no indemnification may be made if in connection with a proceeding or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation or that person derived an improper personal benefit.

     The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Utah Law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be borne by the Company (also referred to herein as the Registrant) in connection with the issuance and distribution of the Shares pursuant to the Offering.

SEC registration fee..............................................................   $  5,400
Legal fees and expenses...........................................................    100,000
Accounting fees...................................................................     35,000
Blue Sky fees and expenses........................................................      *
Printing and engraving expenses...................................................      *
Miscellaneous.....................................................................      *
                                                                                     --------
     Total fees and expenses......................................................   $  *
                                                                                     --------
                                                                                     --------

------------

*  To be completed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the 'Securities Act'). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by the Company for the issuance of these shares.

     The following securities were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering:

          On November 15, 1994, the Company issued an option to Danny Katz, for services rendered, to purchase 80,000 shares of common stock at $.10 per share.

          In July 1995, the Company issued 800,000 shares of common stock to Barry Mendelson in partial consideration for the purchase of On Ice, Inc.

          On August 1, 1995, the Company issued an option to Duane S. Jenssen and Jeff D. Jenssen, for services rendered, to purchase 10,000 shares of common stock at $.25 per share.

          On August 7, 1995, the Company issued an option to Jaffoni & Collins, for services rendered, to purchase 75,000 shares of common sStock at $.625 per share.

          On August 25, 1995, the Company issued an option to Wayne Seybold, for services rendered, to purchase 50,000 shares of common stock at varying prices, as follows: 20,000 at $.10 per share; 15,000 at $1.00 per share and 15,000 at $2.00 per share.

          On October 1, 1995, the Company issued an option to Mark Adleman, for services rendered, to purchase 5,000 shares of common stock at $2.31 per share.

          On October 1, 1995, the Company issued an option to Eric Wasserman, for services rendered, to purchase 25,000 shares of common stock at $2.31 per share.

          On October 1, 1995, the Company issued an option to Benton Levy, for professional services rendered, to purchase 50,000 shares of common stock at $2.31 per share.

          On October 1, 1995, the Company issued an option to Kenneth Freundlich, for professional services rendered, to purchase 50,000 shares of common stock at $2.31 per share.

          On August 15, 1996, the Company issued an option to Jeremiah J. Harris in consideration of his agreeing to serve as a member of the Company's Board of Directors, to purchase 12,000 shares of common stock at $2.50 per share.

          On October 9, 1996, the Company issued warrants to Swan Alley Nominees, Ltd., on behalf of its clients, to purchase 155,160 shares of common stock at $1.25 per share in consideration of extending the due dates of certain loans to the Company from July, August, and September 1996 to April 30, 1997.

          On October 9, 1996, the Company issued warrants to 155964 Canada Inc., to purchase 10,000 shares of common stock at $1.25 per share in consideration of extending the due date of its loan to the Company from August 1996 to April 30, 1997.

          On October 9, 1996, the Company issued warrants to Astaire & Partners Ltd., to purchase 25,000 shares of common stock at $1.25 per share in consideration of their negotiating the terms of certain loan extension agreements with their clients.

          On October 10, 1996, the Company issued an option to Tom Wiley, for professional services rendered, to purchase 10,000 shares of common stock at $1.50 per share.

          On October 11, 1996, the Company issued an option to Linda Azarone, the Company's Chief Operating Officer, to purchase 50,000 shares of common stock at $1.75 per share for services rendered.

          On October 16, 1996 the Company issued an option to David C. Teuma to purchase 10,000 shares of common stock at $1.25 per share for services rendered.

          On December 27, 1996, the Company issued to Robert Wussler, a Director of the Company, an option to purchase 500,000 shares of common stock of which 200,000 options are exercisable at $.50 per share, 150,000 options are exercisable at the lowest closing bid price for the year ended December 31, 1997 or three years from any other date he selects to exercise his options in 1997 and 150,000 options are exercisable at the lowest closing bid price for the year ended December 31, 1998 or three years from any other date he selects to exercise his options in 1998, in connection for his agreeing to become a member of the Board of Directors of the Company.

          On December 30, 1996 the Company issued to Gerald A. Adler an option to purchase 200,000 shares of common stock at $.93 per share for services rendered.

          On December 30, 1991, the Company issued to Wasserstein Perella Securities, Inc. an option to purchase 600,000 shares of common stock at $.25 per share for services rendered.

          On December 30, 1996, the Company issued option to purchase 40,000 shares of common stock at $.93 per share to Roy Lerman for services rendered.

          On December 30, 1996 the Company issued to Peter Jenssen, options to purchase 500,000 shares of common stock at $.25 per share for services rendered.

          On January 17, 1997 the Company issued options to purchase 10,000 shares of common stock at $.93 per share each to Jeremiah Harris, Ronald Wilson and Walter J. Richards, for services rendered at members of the Company's Board of Directors.

          On February 28, 1997, the Company issued options to Gary De Luca to purchase 500,000 shares of common stock at $.25 per share for services rendered.

          On March 1, 1997 the Company issued to Laidlaw Securities, Inc. an option to purchase 67,500 shares of common stock at $1.50 per share for services rendered.

          On March 15, 1997 the Company issued to Greg Kroning an option to purchase 100,000 shares of common stock at $1.75 per share for services rendered.

          On March 26, 1997, the Company issued an option to Eric Wasserman, for services rendered to purchase 25,000 shares of common stock at $.93 per share.

          On May 1, 1997 the Company issued to Gerald Agranoff an option to purchase 11,000 shares of common stock at $1.375 per share for services rendered.

          On June 4, 1997 the Company issued an option to Ricahrd Love to purchase 100,000 shares of common stock at $1.00 per share for legal services rendered.

          On July 1, 1997 the Company issued 336,879 shares of common stock to Gary Lashinsky, 336,880 shares of common stock to Elizabeth Lashinsky and 35,461 shares of common stock to Gary and Elizabeth Lashinsky, as joint tenants, all in connection with the merger of ESL into RSL, a wholly owned subsidiary of the Company.

          On August 8, 1997 the Company issued to DMN Capital Investment, Inc. 55,000 shares of common stock in partial settlement of loans previously made to the Company.

          The following shares of common stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act.

          On September 30, 1996, the Company completed an offering of an aggregate of $725,000 of its 8% non-negotiable promissory notes to 14 'accredited investors', as that term is defined by Rule 501 of Regulation D, which notes were due on December 31, 1996. The offering was made pursuant to Rule 506 of the Regulation D. In consideration of extending the due dates on such notes, the Company issued to its lenders, warrants to purchase 125,000 shares of common stock at $1.20 per share.

          In June 1997, the Company completed a private placement to 'accredited investors' of 37.25 Units to 79 of its 12% Senior Secured Original Issue Discount Promissory Notes ('Senior Notes') in the face amount of $106,000 per Unit and warrants to purchase 22,000 shares of common stock per week and 10.03 Units of 12% Junior Original Issue Discount Promissory Notes ('Junior Notes') in the face amount of $106,000 per Unit and Warrants to purchase 22,000 shares of Common Stock per Unit. The aggregate dollar amount of Senior Notes and Junior Notes sold in the offering was $3,725,000 and $1,002,765 respectively. The offering was made pursuant to Rule 506 of Regulation D.

          The following shares of common stock were issued by the Company without registration under the Securities Act in accordance with Rule 504 of Regulation D of the Securities Act.

          1. In December 1995, the Company completed a private placement issuing 3,600,000 shares of Common Stock for $552,000 as follows:

                                                               NUMBER OF    PURCHASE
                            NAME                                SHARES       PRICE
------------------------------------------------------------   ---------    --------
Gerald A. Adler.............................................    150,000     $ 24,000
Alex Segall Family Trust....................................     75,000       12,000
DMN Capital Investment, Inc.................................    450,000       72,000
Dover Securities, Ltd.......................................    600,000       96,000
Thomas Ebert................................................    225,000       36,000
Christian Geiger............................................    225,000       36,000
Isabella Hauser.............................................    225,000       36,000
Klaus P. Keuncecke..........................................    225,000       36,000
Margaux S.A. Inc............................................    300,000       48,000
Paris Group, Ltd............................................    150,000       24,000
James Pristsiolas...........................................    150,000       24,000
Milfred Rau/Angelika Konig..................................     75,000       12,000

                                                  (table continued on next page)

(table continued from previous page)

                                                               NUMBER OF    PURCHASE
                            NAME                                SHARES       PRICE
------------------------------------------------------------   ---------    --------
Norbert Schulz..............................................    225,000       36,000
Victor Squitieri............................................     75,000       12,000
Jurgen Vanselow.............................................    225,000       36,000
Joery Widenhoff.............................................     75,000       12,000
Candice Pokross.............................................     75,000       12,000

          The following securities were issued by the Company without registration under the Securities Act pursuant to Regulation S.

          In January 1996, the Company issued a $125,000 12% promissory note and 50,000 shares of common stock to 3 purchasers, all of whom are non-U.S. persons, for an aggregate of U.S. $130,000.

          In February 1996, the Company issued 12% promissory notes aggregating $589,550 and 235,820 shares of common stock to 28 purchasers, all of whom are non-U.S. persons, for an aggregate of U.S. $613,132.

          In June 1996, the Company issued 12% promissory notes aggregating $215,000 and warrants to purchase 215,000 shares of common stock at an exercise price of $3.25 per share to 5 purchasers, all of whom are non-U.S. persons, for an aggregate of $215,000.

ITEM 27. EXHIBITS

    3.1  -- Articles of Incorporation of Mace, Inc.
    3.2  -- Article of Amendment to the Articles of Incorporation of Mace, Inc.
    3.3  -- Articles of Amendment to the Articles of Incorporation of Mace, Inc.
    3.4  -- Articles of Amendment to the Articles of Incorporation of Action Covers, Inc.
    3.5  -- Articles of Amendment to the Articles Incorporation of Omni International Corporation.
    3.6  -- Articles of Amendment to the Articles of Incorporation of Omni International Corporation.
    3.7  -- Articles of Amendment to the Articles of Incorporation of Beachport Entertainment Corporation.
   *3.8  -- By-laws.
    5.1  -- Opinion and consent of Bondy & Schloss LLP.
   10.1  -- Option Agreement, dated June 30, 1995, by and between Beachport Entertainment, Corporation, Barry
           Mendelson and On Ice.
   10.2  -- Option Exercise Agreement, dated July 28, 1995, by and between Beachport Entertainment Corporation, Barry
           Mendelson and On Ice.
   10.3  -- Agreement, dated January 18, 1995, by and between On Ice and NBC Sports Ventures, Inc.
   10.4  -- License Agreement, dated February 16, 1995, by and between NBC Sports, On Ice and the CBS/Fox Company.
   10.5  -- Agreement, dated March 28, 1995, by and between D&F Consulting, Ltd. and On Ice.
   10.6  -- Agreement, dated May 31, 1995, by and between NBC Sports and D&F Consulting Ltd.
   10.7  -- Agreement, dated September 15, 1995, by and between On Ice and P.S./StarGames.
   10.8  -- Agreement, dated November 10, 1995, by and between Capital Cities/ABC Video Publishing, Inc. and FTI,
           Inc.
   10.9  -- Agreement, dated November 15, 1995, by and between PS/StarGames On Ice and Nak, Inc.
  10.10  -- Agreement, dated January 19, 1996, by and between On Ice and Bresner Management.
  10.11  -- Agreement dated February 1996 among FTI, Inc., David Zippel and Marvin Hamlisch, Inc.
  10.12  -- Renewal of Agreement, dated March 28, 1996, made by D&F Consulting, Ltd.
  10.13  -- Agreement, dated April 3, 1996, by and between TLC Entertainment and Beachport Entertainment Digital
           Group.
  10.14  -- Agreement, dated April 24, 1996, by and between FTI, Inc. and Gorfine & Schwartz Agency.

  10.15  -- Employment, Non-Competition and Confidentiality Agreement dated as of June 30, 1996 by and between
           Beachport Entertainment Corporation and Barry Mendelson.
  10.16  -- Employment, Non-Competition and Confidentiality Agreement dated October, 1996 by and between Beachport
           Entertainment Corporation and Sidney Shlenker.
  10.17  -- Employment, Non-Competition and Confidentiality Agreement dated October, 1996 by and between Beachport
           Entertainment Corporation and Robert L. Barland.
  10.18  -- Employment, Non-Competition and Confidentiality Agreement dated as of July 1, 1997 by and between
           Beachport Entertainment Corporation and Elizabeth Lashinsky.
  10.19  -- Employment, Non-Competition and Confidentiality Agreement by and between Beachport Entertainment
           Corporation and Gary Lashinsky.
  10.20  -- Agreement between Magic Promotions, Inc. and On Ice, Inc. dated November 10, 1994.
 *10.23  -- Option plan of Beachport Entertainment Corporation.
  10.21  -- Settlement Agreement between On Ice, Inc. and Magicworks Entertainment Incorporated dated June 12, 1997.
  10.22  -- Merger Agreement and Plan or Reorganization dated June 13, 1997 by and among Beachport Entertainment
           Corporation and The Royal Lipizzaner Stallions, Inc. and Entertainment Specialists, Ltd. and Gary and
           Elizabeth Lashinsky.
   23.1  -- Consents of Malone & Bailey, PLLC.
   23.2  -- Consents of Van Buren and Hauke LLC.
   23.3  -- Consent of Bondy & Schloss (included in Exhibit 5.1).
   24.1  -- Power of Attorney (See page II-7).

------------

*  To be filed by amendment

ITEM 28. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) For the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) Registrant will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 'Act') may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registration the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The Registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 12 day of August, 1997.

                                           BEACHPORT ENTERTAINMENT CORPORATION
                                          By:         /S/ BARRY MENDELSON
                                             ...................................
                                                 BARRY MENDELSON, PRESIDENT

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ BARRY MENDELSON              President, Chief Executive Officer Director      August 12, 1997
 .........................................
            (BARRY MENDELSON)

           /s/ SIDNEY SHLENKER              Chairman of the Board                            August 12, 1997
 .........................................
            (SIDNEY SHLENKER)

          /s/ ROBERT L. BARLAND             Vice President, Secretary, Treasurer, Chief      August 12, 1997
 .........................................    Financial Officer, Chief Accounting
           (ROBERT L. BARLAND)                Officer

            /s/ LINDA AZARONE               Chief Operating Officer                          August 12, 1997
 .........................................
             (LINDA AZARONE)

          /s/ WALTER J. RICHARDS            Director                                         August 12, 1997
 .........................................
           (WALTER J. RICHARDS)

            /s/ RONALD WILSON               Director                                         August 12, 1997
 .........................................
             (RONALD WILSON)

          /s/ JEREMIAH J. HARRIS            Director                                         August 12, 1997
 .........................................
           (JEREMIAH J. HARRIS)

            /s/ ROBERT WUSSLER              Director                                         August 12, 1997
 .........................................
             (ROBERT WUSSLER)

           /s/ RICHARD L. TUCH              Director                                         August 12, 1997
 .........................................
            (RICHARD L. TUCH)

            /s/ GARY LASHINSKY              Director                                         August 12, 1997
 .........................................
             (GARY LASHINSKY)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Sidney Shlenker and Barry Mendelson, or either of them, as such person's true and lawful attorneys-in-fact and agents, will full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ BARRY MENDELSON              President, Chief Executive Officer Director      August 12, 1997
 .........................................
            (BARRY MENDELSON)

           /s/ SIDNEY SHLENKER              Chairman of the Board                            August 12, 1997
 .........................................
            (SIDNEY SHLENKER)

          /s/ ROBERT L. BARLAND             Vice President, Secretary, Treasurer, Chief      August 12, 1997
 .........................................    Financial Officer, Chief Accounting
           (ROBERT L. BARLAND)                Officer

            /s/ LINDA AZARONE               Chief Operating Officer                          August 12, 1997
 .........................................
             (LINDA AZARONE)

          /s/ WALTER J. RICHARDS            Director                                         August 12, 1997
 .........................................
           (WALTER J. RICHARDS)

            /s/ RONALD WILSON               Director                                         August 12, 1997
 .........................................
             (RONALD WILSON)

          /s/ JEREMIAH J. HARRIS            Director                                         August 12, 1997
 .........................................
           (JEREMIAH J. HARRIS)

            /s/ ROBERT WUSSLER              Director                                         August 12, 1997
 .........................................
             (ROBERT WUSSLER)

           /s/ RICHARD L. TUCH              Director                                         August 12, 1997
 .........................................
            (RICHARD L. TUCH)

            /s/ GARY LASHINSKY              Director                                         August 12, 1997
 .........................................
             (GARY LASHINSKY)

                                 EXHIBIT INDEX

                                                                                                   LOCATION OF EXHIBIT
EXHIBIT                                                                                               IN SEQUENTIAL
NUMBER                                   DESCRIPTION OF DOCUMENT                                    NUMBERING SYSTEM
-------  ---------------------------------------------------------------------------------------   -------------------

    3.1  -- Articles of Incorporation of Mace, Inc..............................................
    3.2  -- Article of Amendment to the Articles of Incororation of Mace, Inc...................
    3.3  -- Articles of Amendment to the Articles of Incorporation of Mace, Inc.................
    3.4  -- Articles of Amendment to the Articles of Incorporation of Action Covers, Inc........
    3.5  -- Articles of Amendment to the Articles Incorporation of Omni International
           Corporation..........................................................................
    3.6  -- Articles of Amendment to the Articles of Incorporation of Omni International
           Corporation..........................................................................
    3.7  -- Articles of Amendment to the Articles of Incorporation of Beachport Entertainment
           Corporation..........................................................................
   *3.8  -- By-laws.............................................................................
    5.1  -- Opinion and consent of Bondy & Schloss LLP..........................................
   10.1  -- Option Agreement, dated June 30, 1995, by and between Beachport Entertainment,
           Corporation, Barry Mendelson and On Ice..............................................
   10.2  -- Option Exercise Agreement, dated July 28, 1995, by and between Beachport
           Entertainment Corporation, Barry Mendelson and On Ice................................
   10.3  -- Agreement, dated January 18, 1995, by and between On Ice and NBC Sports Ventures,
           Inc..................................................................................
   10.4  -- License Agreement, dated February 16, 1995, by and between NBC Sports, On Ice and the CBS/Fox Company..................................................................
   10.5  -- Agreement, dated March 28, 1995, by and between D&F Consulting, Ltd. and On Ice.....
   10.6  -- Agreement, dated May 31, 1995, by and between NBC Sports and D&F Consulting Ltd.....
   10.7  -- Agreement, dated September 15, 1995, by and between On Ice and P.S./StarGames.......
   10.8  -- Agreement, dated November 10, 1995, by and between Capital Cities/ABC Video
           Publishing, Inc. and FTI, Inc........................................................
   10.9  -- Agreement, dated November 15, 1995, by and between PS/StarGames On Ice and Nak,
           Inc..................................................................................
  10.10  -- Agreement, dated January 19, 1996, by and between On Ice and Bresner Management.....
  10.11  -- Agreement dated February 1996 among FTI, Inc., David Zippel and Marvin Hamlisch,
           Inc..................................................................................
  10.12  -- Renewal of Agreement, dated March 28, 1996, made by D&F Consulting, Ltd.............
  10.13  -- Agreement, dated April 3, 1996, by and between TLC Entertainment and Beachport
           Entertainment Digital Group..........................................................
  10.14  -- Agreement, dated April 24, 1996, by and between FTI, Inc. and Gorfine & Schwartz
           Agency...............................................................................
  10.15  -- Employment, Non-Competition and Confidentiality Agreement dated as of June 30, 1996 by and between Beachport Entertainment Corporation and Barry Mendelson...............
  10.16  -- Employment, Non-Competition and Confidentiality Agreement dated October, 1996 by and between Beachport Entertainment Corporation and Sidney Shlenker......................
  10.17  -- Employment, Non-Competition and Confidentiality Agreement dated October, 1996 by and between Beachport Entertainment Corporation and Robert L. Barland....................
  10.18  -- Employment, Non-Competition and Confidentiality Agreement dated as of July 1, 1997 by and between Beachport Entertainment Corporation and Elizabeth Lashinsky...........
  10.19  -- Employment, Non-Competition and Confidentiality Agreement by and between Beachport
           Entertainment Corporation and Gary Lashinsky.........................................

                                                                                                   LOCATION OF EXHIBIT
EXHIBIT                                                                                               IN SEQUENTIAL
NUMBER                                   DESCRIPTION OF DOCUMENT                                    NUMBERING SYSTEM
-------  ---------------------------------------------------------------------------------------   -------------------
  10.20  -- Agreement between Magic Promotions, Inc. and On Ice, Inc. dated November 10,
           1994.................................................................................
 *10.21  -- Option plan of Beachport Entertainment Corporation..................................
  10.21  -- Settlement Agreement between On Ice, Inc. and Magicworks Entertainment Incorporated
           dated June 12, 1997..................................................................
  10.22  -- Merger Agreement and Plan or Reorganization dated June 13, 1997 by and among
           Beachport Entertainment Corporation and The Royal Lipizzaner Stallions, Inc. and
           Entertainment Specialists, Ltd. and Gary and Elizabeth Lashinsky.....................
   23.1  -- Consents of Malone & Bailey, PLLC...................................................
   23.2  -- Consents of Van Buren and Hauke LLC.................................................
   23.3  -- Consent of Bondy & Schloss (included in Exhibit 5.1)................................
   24.1  -- Power of Attorney (See page II-7)...................................................

------------

*Filed by amendment.